Financial Statements

Years ended December 31, 2018 and 2017

FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017

Index

1.	Independent Auditors’ Report	3
2.	Statements of Financial Position	10
3.	Statements of Income (Loss)	12
4.	Statements of Comprehensive Income (Loss)	13
5.	Statements of Changes in Shareholders’ Equity	14
6.	Statements of Cash Flows	15
7.	Statements of Added Value	16
8.	Management Report	17
9.	Explanatory Notes to the Financial Statements	45
10.	Opinion of the Fiscal Council	171
11.	Opinion of the Audit Committee	172
12.	Opinion of the Executive Board	175

Independent Auditor’s Report on the Individual and Consolidated Financial Statements

(A free translation of the original report in Portuguese, as filed with the Brazilian Securities Commission (CVM), containing individual and consolidated financial statements prepared in accordance with accounting practices adopted in Brazil and in accordance with International Financial Reporting Standards (IFRS) issued by International Accounting Standards Board – IASB)

To the Shareholders of BRF S.A.

Itajaí - SC

Opinion

We have audited the individual and consolidated financial statements of BRF S.A. (“the Company”), respectively referred to as Parent company and Consolidated, which comprise the statement of financial position as of December 31, 2018 and the statements of income (loss), comprehensive income (loss), changes in equity and cash flows for the year then ended, and the explanatory notes comprising the significant accounting policies and other explanatory information.

In our opinion, the accompanying financial statements present fairly, in all material respects, the individual and consolidated financial position of BRF S.A. as of December 31, 2018, and of its individual and consolidated financial performance and its individual and consolidated cash flows for the year then ended, in accordance with accounting practices adopted in Brazil and with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

Basis for opinion

We conducted our audit in accordance with the Brazilian and International Standards on Auditing. Our responsibilities under those standards are further described in the “Auditors’ responsibilities for the audit of the individual and consolidated financial statements” section of our report. We are independent of the Company and its subsidiaries in accordance with the relevant ethical requirements included in the Accounting Professional Code of Ethics (“Código de Ética Profissional do Contador”) and in the professional standards issued by Brazilian Federal Accounting Council (“Conselho Federal de Contabilidade”), and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Emphasis of matter

We draw attention to explanatory notes 1.2 and 1.3 to the financial statements, which describe the investigations involving the Company in the context of the Brazilian Federal Police operations named “Carne Fraca” and “Trapaça”, as well as their current and potential developments, such as the Responsibility Administrative Process (“PAR - Processo Administrativo de Responsabilização”) issued by the Brazilian Office of the Comptroller General (“CGU - Controladoria Geral da União”) in light of Law 12,846/2013 (“Anti-corruption Law”) and the class action in the United States of America. In the current stage of the investigations and actions, it is not possible to determine the potential financial and non-financial impacts on the Company resulting from them and of their potential developments and, consequently, to record additional potential losses which could have a material adverse effect on the Company´s financial position, results of operations and cash flows in the future. Our opinion is unmodified in respect of this matter.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the individual and consolidated financial statements of the current period. These matters were addressed in the context of our audit of the individual and consolidated financial statements as a whole, and in forming our opinion thereon and therefore, we do not provide a separate opinion on these matters.

Impairment test of goodwill originated from business combinations and other non-financial assets - Notes 3.12, 3.14, 12 and 18 to the individual and consolidated financial statements

The Company has goodwill on expected future profitability that is allocated to the cash generating units and that must be tested annually to verify the need of impairment. The determination of the recoverable amount of the Company's cash generating units of the continued operations involves significant judgments in establishing the assumptions used in the projections of cash flows, such as growth and discount rates, which may result in a material impact on the individual and consolidated financial statements. Additionally, the Company is in the process of sale of its operations in Argentina, Europe and Thailand, and, with the discontinuance of these operations and the measurement of the recoverable amount of these assets at fair value less costs to sell, a relevant loss was recorded in the year. For these reasons, we considered this matter as significant in our audit.

How the matter was addressed in our audit

We evaluated the design, implementation and effectiveness of key internal controls related to the preparation and review of the analysis of the cash generating units´ recoverable amount for the continuing operations and the fair value less costs to sell for the discontinued operations. With the assistance of our specialists in corporate finance, we evaluated the methodology and the assumptions used in the preparation of the cash flow projections, including growth and discount rates. We compared the projections with the five-year strategic plan of the Company approved by the Board of Directors, and evaluated the sensitivity of results considering possible changes in the key assumptions. We compared the recoverable amount calculated based on the discounted cash flows with the carrying amounts, per cash generating unit, and we evaluated the Company's disclosures, mainly those related to the assumptions used in calculating the recoverable amount of goodwill. We read the signed contracts related to the sales of the assets in Argentina, Europe and Thailand and recalculated the impairment loss of these assets based on these documents and compared with the position calculated by the Company. We also evaluated the disclosures related to the recoverable amounts of the goodwill originated in business combinations and other non-financial assets on the individual and consolidated financial statements.

Adjustments that would affect the measurement and disclosure of the recoverable amounts of the assets related to the discontinued operations were identified, which were not recorded by Management as these were considered immaterial. Based on the results of the procedures summarized above, we consider acceptable the conclusion reached by the Company that no impairment loss recognized for the continuing operations and that is also acceptable the impairment loss recognized for the other assets related to the discontinued operations, as well as the related disclosures, in the context of the individual and consolidated financial statements taken as a whole.

Realization of deferred income taxes and social contribution assets - Notes 3.15 and 13 to the individual and consolidated financial statements

The deferred income tax and social contribution assets from tax losses carry forward and negative basis of social contribution are recorded to the extent that the Company considers that is probable the generation of future taxable income against which these credits will be compensated. The estimate of generation of future taxable income requires judgment over the assumptions used and the interpretation of tax laws. The amount of deferred tax assets recognized may vary significantly if different assumptions are applied to the projection of future taxable income, which may impact the individual and consolidated financial statements. For these reasons, we consider this matter significant in our audit.

How the matter was addressed in our audit

We evaluated the design, implementation and effectiveness of the key internal controls related to the preparation and review of the business plan, budget, technical studies and analysis of projections of future taxable income made available by the Company. With the assistance of our corporate finance specialists, we evaluated the main assumptions and the methodology used in the preparation of the future taxable income projections, especially those related to expectations of sales prices of the products, commodity costs, operating and administrative expenses and the consistency of these assumptions with the five-year strategic plan approved by the Board of Directors. We also evaluated the sensitivity of results considering reasonably possible changes in the key assumptions. In addition, with the assistance of our tax specialists, we considered the application of the tax laws and tax deductions. At the date of the financial statements, we analysed the evidences that indicate the probability of recovery of deferred tax assets, as well as those that justify the estimated periods for the Company to use them. We evaluated whether the Company's projections indicated sufficient future taxable income to allow the realization of tax losses carry forwards and negative basis of social contribution recognized as deferred tax assets. We also evaluated the adequacy of the disclosures made in the individual and consolidated financial statements, mainly those related to the expected realization of deferred tax assets.

Based on the results of the procedures summarized above, we consider acceptable the amount of the deferred tax assets and the respective disclosures, in the context of the individual and consolidated financial statements taken as a whole.

Measurement of tax contingencies - Notes 3.17 and 26 to the individual and consolidated financial statements.

The measurement and disclosure of contingencies require that the Company applied significant judgements in the determination of the likelihood of loss of administrative and legal proceedings arising from tax contingencies and the amounts involved. Eventual changes in the assumptions on the likelihood of loss of these contingencies may cause a relevant effect on the individual and consolidated financial statements. Due to these aspects and the relevance of the amounts involved, we consider this matter as significant in our audit.

How the matter was addressed in our audit

We evaluated the design, implementation and effectiveness of the key internal controls related to the determination of the likelihood of loss of tax contingencies. We evaluated, with the involvement of our legal and tax specialists, the analysis prepared by the Company's of the likelihood of loss of the main tax contingencies. We obtained confirmations on the tax contingencies from the Company's external lawyers. We also evaluated the Company's disclosures in relation to the nature and amounts involved of the tax contingencies.

Based on the results of the procedures summarized above, we considered acceptable the provisions recorded as well as the disclosures of contingent liabilities, in the context of the individual and consolidated financial statements taken as a whole.

Revenue recognition and trade discounts - Note 3.28 to the individual and consolidated financial statements

Revenue from the sale of goods is recognised when the Company and its subsidiaries satisfy the performance obligation by transferring the goods to the customer. The determination of the amount of the revenue recognised involves careful analysis of the trade discounts given to customers, which may have a variety of commercial conditions such as trade discounts, incentives and rebates in both domestic and foreign markets. Due to the high volume of transactions, the relevance of the amounts involved and the level of judgement that may impact the moment and the amount recognised as revenues deduction from sales of goods in the individual and consolidated financial statements, we consider this matter as significant in our audit.

How the matter was addressed in our audit

We considered the Company and its subsidiaries’ revenue recognition policy, including the determination of trade discounts. We evaluated the design, implementation and effectiveness of the key internal controls related to revenue recognition. We evaluated, for a sample, if revenues and trade discounts were recognized in accordance with supporting documentation, amount and period. For a sample of trade discounts, we inspected the signed contracts with the customers of the Company, we recalculated the amount of the recorded trade discount and compared with the amount calculated and recorded by the Company. We obtained external information from the Company’s customers over the outstanding amount of trade discounts, incentives and rebates at year-end and compared with the positions of discounts, incentives and rebates recorded by the Company at year-end. We also evaluated the adequacy of the Company and its subsidiaries' disclosures, in relation to the accounting policies adopted for revenue recognition.

Our tests revealed deficiencies in the design and effectiveness of internal controls related to the recognition of certain punctual trade discounts. As a result, we extended our substantive procedures beyond those originally planned to obtain sufficient and adequate audit evidence regarding the recognition of these transactions. Adjustments that would affect the measurement and disclosure of the amounts of revenues from sales of goods were identified, which were not recorded by Management as these were considered immaterial. Based on the results of the procedures summarized above, we consider acceptable the recognition of revenue and trade discounts recorded by the Company as well as the related disclosures, in the context of the individual and consolidated financial statements taken as a whole.

Other matters – Statements of value added

The individual and consolidated statements of value added (DVA) for the year ended December 31, 2018, prepared under the responsibility of the Company’s management, and presented herein as supplementary information for IFRS purposes, have been subject to audit procedures performed with the audit of the Company's financial statements. In order to form our opinion, we assessed whether those statements are reconciled with the financial statements and accounting records, as applicable, and whether their format and contents are in accordance with criteria determined in the Technical Pronouncement 09 (CPC 09) - Statement of Value Added. In our opinion, the statements of value added have been fairly prepared, in all material respects, in accordance with the criteria determined by the aforementioned Technical Pronouncement, and are consistent with the overall individual and consolidated financial statements.

Other Information

Management is responsible for the other information comprising the management report.

Our opinion on the individual and consolidated financial statements does not cover the management report and we do not express any form of assurance conclusion thereon.

In connection with our audit of the individual and consolidated financial statements, our responsibility is to read the management report and, in doing so, consider whether the management report is materially inconsistent with the individual and consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement on the management report, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Individual and Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the individual and consolidated financial statements in accordance with accounting practices adopted in Brazil and International Financial Reporting Standards (IFRS), issued by the International Accounting Standards Board (IASB), and for such internal control as management determines is necessary to enable the preparation of individual and consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the individual and consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Individual and Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the individual and consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Brazilian and International Standards on Auditing will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these individual and consolidated financial statements.

As part of an audit in accordance with Brazilian and International Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the individual and consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the individual and consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the individual and consolidated financial statements, including the disclosures, and whether the individual and consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the group to express an opinion on the individual and consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit.  We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the individual and consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditors’ report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

São Paulo, February 25, 2019

KPMG Auditores Independentes

CRC 2SP014428/O-6

(original signed in Portuguese)

Guilherme Roslindo Nunes

Contador CRC 1SP195631/O-1

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENT OF FINANCIAL POSITION

		Parent company		Consolidated
ASSETS	Note	12.31.18	12.31.17	12.31.18	12.31.17
CURRENT ASSETS
Cash and cash equivalents	6	3,826,698	3,584,701	4,869,562	6,010,829
Marketable securities	7	303,613	166,322	507,035	228,430
Trade accounts receivable, net	8	5,280,864	7,325,588	2,604,928	3,919,022
Notes receivable	8	110,281	107,434	115,113	113,127
Interest on shareholders' equity receivable	30	1,178	7,352	7,304	6,187
Inventories	9	2,916,873	2,817,784	3,877,294	4,948,168
Biological assets	10	1,459,804	1,261,556	1,513,133	1,510,480
Recoverable taxes	11	340,116	468,715	560,389	728,918
Income and social contribution tax recoverable	11	410,340	373,319	506,483	499,341
Derivative financial instruments	22	177,344	49,132	182,339	90,536
Restricted cash	15	256,284	108,795	277,321	127,821
Other current assets		533,477	1,064,851	683,694	961,093
		15,616,872	17,335,549	15,704,595	19,143,952

Assets held for sale	12	371,187	35,452	3,326,305	41,571
Total current assets		15,988,059	17,371,001	19,030,900	19,185,523

NON-CURRENT ASSETS
Marketable securities	7	178,264	359,318	290,625	568,805
Trade accounts receivable, net	8	7,964	5,944	7,963	6,260
Notes receivable	8	88,959	115,805	88,959	116,394
Recoverable taxes	11	3,140,000	2,226,146	3,142,547	2,418,155
Income and social contribution tax recoverable	11	6,809	6,809	7,246	20,010
Deferred income and social contribution taxes	13	1,517,576	883,953	1,519,652	1,369,366
Judicial deposits	14	669,098	676,732	669,098	688,940
Biological assets	10	999,396	773,560	1,061,314	903,654
Restricted cash	15	584,300	407,803	584,300	407,803
Other non-current assets		72,116	67,118	177,372	87,157
Investments in subsidiaries and join ventures	16	4,043,558	4,960,752	86,005	68,195
Property, plant and equipment, net	17	9,831,173	9,189,492	10,696,998	12,190,583
Intangible assets	18	3,153,713	2,939,316	5,019,398	7,197,636
Total non-current assets		24,292,926	22,612,748	23,351,477	26,042,958

TOTAL ASSETS		40,280,985	39,983,749	42,382,377	45,228,481

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENT OF FINANCIAL POSITION

		Parent company		Consolidated
LIABILITIES	Note	12.31.18	12.31.17	12.31.18	12.31.17
CURRENT LIABILITIES
Short-term debt	19	3,689,173	4,038,367	4,547,389	5,031,351
Trade accounts payable	20	4,844,981	4,635,382	5,552,434	6,445,486
Supply chain finance	21	885,783	648,914	885,783	715,189
Payroll and related charges		527,187	469,913	555,016	635,097
Tax payable		262,055	228,962	402,971	426,028
Interest on shareholders' equity		1,018	1,723	6,247	1,916
Employee and management profit sharing		54,350	95,900	63,653	95,900
Derivative financial instruments	22	224,331	282,619	235,035	299,491
Provision for tax, civil and labor risks	26	491,756	516,597	495,584	536,089
Pension and other post-employment plans	25	91,010	76,610	94,728	85,185
Advances from related parties	30	3,416,713	3,051,892	-	5
Other current liabilities		368,832	344,146	518,271	602,640
		14,857,189	14,391,025	13,357,111	14,874,377

Liabilities directly associated with the assets held for sale	12	13	-	1,131,529	-
Total current liabilities		14,857,202	14,391,025	14,488,640	14,874,377

NON-CURRENT LIABILITIES
Long-term debt	19	15,354,273	9,508,371	17,618,055	15,413,027
Trade accounts payable	20	179,844	195,843	179,844	196,771
Tax payable		162,240	169,108	162,239	171,225
Provision for tax, civil and labor risks	26	854,329	998,743	854,667	1,237,116
Deferred income and social contribution taxes	13	-	-	65,774	155,303
Liabilities with related parties	30	7,067	68,504	-	-
Advances from related parties	30	1,162,440	2,566,061	-	-
Employee benefits plans	25	313,355	271,269	373,423	343,100
Other non-current liabilities		425,608	614,614	1,107,958	1,124,780
Total non-current liabilities		18,459,156	14,392,513	20,361,960	18,641,322

EQUITY	27
Capital		12,460,471	12,460,471	12,460,471	12,460,471
Capital reserves		115,354	115,097	115,354	115,097
Income reserves		-	101,367	-	101,367
Loss accumulated		(4,279,003)	-	(4,279,003)	-
Treasury shares		(56,676)	(71,483)	(56,676)	(71,483)
Accumulated other comprehensive loss		(1,275,519)	(1,405,241)	(1,275,519)	(1,405,241)
Equity attributable to interest of controlling shareholders		6,964,627	11,200,211	6,964,627	11,200,211
Equity attributable to non-controlling interest		-	-	567,150	512,571
Total equity		6,964,627	11,200,211	7,531,777	11,712,782

TOTAL LIABILITIES AND EQUITY		40,280,985	39,983,749	42,382,377	45,228,481

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF INCOME (LOSS)

		Parent company		Consolidated
	Note	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17
CONTINUED OPERATIONS
NET SALES	31	24,459,546	25,539,142	30,188,421	28,314,160
Cost of sales	35	(21,606,445)	(20,974,396)	(25,320,753)	(22,601,215)
GROSS PROFIT		2,853,101	4,564,746	4,867,668	5,712,945
OPERATING INCOME (EXPENSES)
Selling expenses	35	(3,281,469)	(3,131,640)	(4,513,594)	(4,208,683)
General and administrative expenses	35	(301,790)	(236,027)	(551,165)	(462,523)
Impairment loss on trade and other receivables	35	(25,327)	(45,948)	(46,269)	(67,471)
Other operating expenses, net	33	51,410	(292,605)	19,311	(333,467)
Income from associates and joint ventures	16	69,309	(315,042)	17,715	22,383
INCOME BEFORE FINANCIAL RESULTS AND INCOME TAXES		(634,766)	543,484	(206,334)	663,184
Financial expenses	34	(3,073,656)	(2,772,330)	(3,891,106)	(3,445,449)
Financial income	34	911,697	950,650	1,649,632	1,563,691
LOSS BEFORE TAXES FROM CONTINUED OPERATIONS		(2,796,725)	(1,278,196)	(2,447,808)	(1,218,574)
Current income taxes	13	-	86,396	(6,842)	41,227
Deferred income taxes	13	681,757	207,555	340,144	210,582
LOSS FROM CONTINUED OPERATIONS		(2,114,968)	(984,245)	(2,114,506)	(966,765)
DISCONTINUED OPERATIONS

LOSS FROM DISCONTINUED OPERATIONS	12	(2,333,093)	(141,327)	(2,351,740)	(132,089)
LOSS FOR THE YEAR		(4,448,061)	(1,125,572)	(4,466,246)	(1,098,854)

Net Loss From Continued Operation Attributable to
Controlling shareholders		(2,114,968)	(984,245)	(2,114,968)	(984,245)
Non-controlling interest		-	-	462	17,480
		(2,114,968)	(984,245)	(2,114,506)	(966,765)

Net Loss From Discontinued Operation Attributable to
Controlling shareholders		(2,333,093)	(141,327)	(2,333,093)	(141,327)
Non-controlling interest		-	-	(18,647)	9,238
		(2,333,093)	(141,327)	(2,351,740)	(132,089)

LOSSES PER SHARE FROM CONTINUED OPERATIONS
Weighted average shares outstanding - basic				811,294,251	803,559,763
Losses per share - basic	28			(2.60691)	(1.22486)
Weighted average shares outstanding - diluted				811,294,251	803,559,763
Losses per share - diluted	28			(2.60691)	(1.22486)

LOSSES PER SHARE FROM DISCONTINUED OPERATIONS
Weighted average shares outstanding - basic				811,294,251	803,559,763
Losses per share - basic	28			(2.87577)	(0.17588)
Weighted average shares outstanding - diluted				811,294,251	803,559,763
Losses per share - diluted	28			(2.87577)	(0.17588)

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

		Parent company		Consolidated
	Note	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17
Loss for the year		(4,448,061)	(1,125,572)	(4,466,246)	(1,098,854)
Other comprehensive income (loss)
Gain (loss) on foreign currency translation adjustments		14,144	(73,124)	84,361	33,354
Losses on marketable securities at FVTOCI	7	(126,951)	(41,732)	(126,951)	(41,732)
Taxes on unrealized losses on marketable securities at FVTOCI	7	20,783	11,472	20,783	11,472
Unrealized gains (losses) on cash flow hedge	4	264,311	(49)	264,311	(49)
Taxes on unrealized gain (loss) on cash flow hegde	4	(88,324)	3,758	(88,324)	3,758
Net other comprehensive income, to be reclassified to the statement of income in subsequent periods		83,963	(99,675)	154,180	6,803
Actuarial gains on pension and post-employment plans	25	1,474	1,533	1,474	1,533
Taxes on realized gains on pension and post-employment plans	25	(1,147)	(19)	(1,147)	(19)
Net other comprehensive income (loss), with no impact into subsequent statement of income		327	1,514	327	1,514
Total comprehensive income (loss), net		(4,363,771)	(1,223,733)	(4,311,739)	(1,090,537)
Attributable to
Controlling shareholders		(4,363,771)	(1,223,733)	(4,363,771)	(1,223,733)
Non-controlling interest		-	-	52,032	133,196
		(4,363,771)	(1,223,733)	(4,311,739)	(1,090,537)

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF CHANGES IN EQUITY

	Attributed to of controlling shareholders
		Capital reserves		Income reserves			Other comprehensive income (loss)
	Paid-in capital	Capital reserve	Treasury shares	Legal reserve	Reserve for capital increases	Reserve for tax incentives	Acumulated foreign currency translation adjustments	Marketable securities at FVTOCI	Gain (losses) on cash flow hedge	Actuarial losses	Retained earnings (losses)	Total equity	Non-controlling interest	Total shareholders' equity (consolidated)
BALANCES AT DECEMBER 31, 2016	12,460,471	41,006	(721,856)	540,177	170,756	639,742	(693,835)	(25,998)	(575,861)	5,376	-	11,839,978	379,375	12,219,353
Comprehensive income (loss) (1)
Loss on foreign currency translation adjustments	-	-	-	-	-	-	(73,124)	-	-	-	-	(73,124)	106,478	33,354
Unrealized loss in marketable securities at FVTOCI	-	-	-	-	-	-	-	(30,260)	-	-	-	(30,260)	-	(30,260)
Unrealized gains in cash flow hedge	-	-	-	-	-	-	-	-	3,709	-	-	3,709	-	3,709
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	(15,248)	16,762	1,514	-	1,514
Loss for the year	-	-	-	-	-	-	-	-	-	-	(1,125,572)	(1,125,572)	26,718	(1,098,854)
SUB-TOTAL COMPREHENSIVE INCOME (LOSS)							(73,124)	(30,260)	3,709	(15,248)	(1,108,810)	(1,223,733)	133,196	(1,090,537)
Appropriation of income (loss)
Loss absorbing with legal reserve	-	-	-	(438,810)	-	-	-	-	-	-	438,810	-	-	-
Loss absorbing with future capital increase	-	-	-	-	(30,258)	-	-	-	-	-	30,258	-	-	-
Loss absorbing with reserve for tax incentives	-	-	-	-	-	(639,742)	-	-	-	-	639,742	-	-	-
Share-based payments	-	25,621	-	-	-	-	-	-	-	-	-	25,621	-	25,621
Acquisition of non-controlling interest	-	48,470	-	-	-	-	-	-	-	-	-	48,470	-	48,470
Treasury shares sold	-	-	650,373	-	-	-	-	-	-	-	-	650,373	-	650,373
Losses in treasury shares sold	-	-	-	-	(140,498)	-	-	-	-	-	-	(140,498)	-	(140,498)
BALANCES AT DECEMBER 31, 2017	12,460,471	115,097	(71,483)	101,367	-	-	(766,959)	(56,258)	(572,152)	(9,872)	-	11,200,211	512,571	11,712,782
Adoption of IFRS 9	-	-	-	-	-	-	-	-	-	-	(17,087)	(17,087)	2,547	(14,540)
Restatement by hyperinflation	-	-	-	-	-	-	-	-	-	-	130,210	130,210	-	130,210
Comprehensive income (loss) (1)
Gains on foreign currency translation adjustments	-	-	-	-	-	-	14,144	-	-	-	-	14,144	70,217	84,361
Unrealized losses on marketable securities at FVTOCI	-	-	-	-	-	-	-	(42,193)	-	-	-	(42,193)	-	(42,193)
Unrealized gains in cash flow hedge	-	-	-	-	-	-	-	-	175,987	-	-	175,987	-	175,987
Actuarial gains (losses) on pension and post-employment plans	-	-	-	-	-	-	-	-	-	(18,216)	18,543	327	-	327
Realized loss in marketable securities at FVTOCI	-	-	-	-	-	-	-	-	-	-	(63,975)	(63,975)		(63,975)
Loss for the year	-	-	-	-	-	-	-	-	-	-	(4,448,061)	(4,448,061)	(18,185)	(4,466,246)
SUB-TOTAL COMPREHENSIVE INCOME (LOSS)							14,144	(42,193)	175,987	(18,216)	(4,493,493)	(4,363,771)	52,032	(4,311,739)
Appropriation of income (loss)
Loss absorbing with legal reserve	-	-	-	(101,367)	-	-	-	-	-	-	101,367	-	-	-
Share-based payments	-	477	14,807	-	-	-	-	-	-	-	-	15,284	-	15,284
Loss on controlling changes	-	(220)	-	-	-	-	-	-	-	-	-	(220)	-	(220)
BALANCES AT DECEMBER 31, 2018	12,460,471	115,354	(56,676)	-	-	-	(752,815)	(98,451)	(396,165)	(28,088)	(4,279,003)	6,964,627	567,150	7,531,777

(1)       All changes in other comprehensive income are presented net of taxes.

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF CASH FLOWS

	Parent company		Consolidated
	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17
OPERATING ACTIVITIES
Loss from continuing operations	(2,114,968)	(984,245)	(2,114,506)	(966,765)
Adjustments to reconcile loss to net cash
Depreciation and amortization	767,867	755,260	962,677	895,528
Depreciation and depletion of biological assets	584,414	613,721	784,524	736,768
Loss on disposals of property, plant and equipments	50,499	18,958	51,004	8,423
Provision for losses in inventories	258,974	213,739	352,164	224,659
Provision for tax, civil and labor risks	176,922	423,516	214,439	443,318
Tax Amnesty Program ("PERT")	-	(449,822)	-	(449,822)
Income from associates and joint ventures	(69,309)	315,042	(17,715)	(22,383)
Financial results, net	2,161,959	1,821,680	2,241,474	1,881,758
Deferred income tax	(681,757)	(207,555)	(340,144)	(210,582)
Others	162,030	153,971	176,799	244,852
Cash flow provided by operating activities before working capital	1,296,631	2,674,265	2,310,716	2,785,754
Trade accounts receivable	3,311,148	1,151,249	992,512	(682,100)
Inventories	10,433	(351,764)	(226,046)	35,173
Biological assets - current assets	(40,433)	195,078	(50,093)	224,854
Trade accounts payable	(1,482,641)	(499,990)	(1,051,368)	1,085,360
Supply chain finance	236,869	(686,668)	170,940	(621,242)
Cash generated by operating activities	3,332,007	2,482,170	2,146,661	2,827,799
Investments in securities at FVTPL	(273,675)	-	(273,678)	7,609
Redemptions of securities at FVTPL	143,669	53,148	143,669	53,336
Interest received	143,129	362,787	177,299	405,502
Interest on shareholders' equity received	10,913	40,668	3,606	26,828
Payment of tax, civil and labor provisions	(329,983)	(497,330)	(355,605)	(509,285)
Interest paid	(772,121)	(1,072,953)	(1,147,351)	(1,323,275)
Payment of income tax and social contribution	-	-	(737)	(37,177)
Other assets and liabilities	(1,582,337)	(205,007)	(265,480)	(781,530)
Net cash provided by operating activities	671,602	1,163,483	428,384	669,807
Net cash (applied) provided by operating activities from discontinued operations	(3,949)	98,777	(132,699)	(20,451)
Net cash provided by operating activities	667,653	1,262,260	295,685	649,356

INVESTING ACTIVITIES
Investments in securities at amortized cost	-	(80,622)	(213,697)	(97,552)
Redemptions of securities at amortized cost	-	86,260	179,667	118,593
Investments in securities at FVTOCI	(5,194)	-	(5,194)	-
Redemptions of securities at FVTOCI	140,886	15,011	140,886	238,349
Redemption (Investments) in restricted cash	(248,585)	2,314	(249,366)	74,742
Additions to property, plant and equipment	(459,473)	(607,492)	(578,037)	(681,184)
Additions to biological assets - non-current assets	(569,974)	(570,844)	(845,311)	(681,681)
Proceeds from disposals of property, plant and equipment	261,576	150,284	261,576	150,284
Additions to intangible assets	(18,578)	(48,890)	(20,535)	(51,056)
Business combination, net of cash	-	(59,186)	-	(1,119,651)
Cash received from merger of subsidiary	38,896	-	-	-
Sale/(Acquisition) of participation in joint ventures and associated entities	3,351	(1,208)	3,351	(1,208)
Capital increase in associates and joint ventures	(125,751)	(401,519)	-	-
Advance for future capital increase	-	(1,205)	-	-
Net cash used in investing activities	(982,846)	(1,517,097)	(1,326,660)	(2,050,364)
Net cash used in investing activities from discontinued operations	(155,868)	(179,751)	(89,219)	(84,149)
Net cash used in investing activities	(1,138,714)	(1,696,848)	(1,415,879)	(2,134,513)

FINANCING ACTIVITIES
Proceeds from debt issuance	6,264,830	5,964,332	6,500,102	8,020,243
Repayment of debt	(5,453,236)	(6,202,397)	(6,223,963)	(7,332,523)
Treasury shares disposal	-	509,875	-	509,875
Commercial leasing	(99,018)	(144,971)	(102,397)	(149,924)
Net cash provided by financing activities	712,576	126,839	173,742	1,047,671
Net cash provided (used in) by financing activities from discontinued operations	-	-	(99,818)	9,412
Net cash provided by financing activities	712,576	126,839	73,924	1,057,083
EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	482	35,945	71,452	81,984
Net increase (decrease) in cash and cash equivalents	241,997	(271,804)	(974,818)	(346,090)
At the beginning of the year	3,584,701	3,856,505	6,010,829	6,356,919
At the end of the year (1)	3,826,698	3,584,701	5,036,011	6,010,829

(1)       In Consolidated, the cash includes the amount of R$166,449 related to assets held for sale (note 12).

See accompanying notes to the financial statements.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENT OF ADDED VALUE

	Parent company		Consolidated
	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17
1 - REVENUES	28,128,875	28,674,489	34,250,445	31,729,046
Sales of goods and products	27,649,115	28,558,830	33,644,611	31,612,225
Other income	71,166	(435,656)	61,741	(527,332)
Revenue related to construction of own assets	442,564	570,797	585,386	693,614
Allowance for doubtful accounts	(33,970)	(19,482)	(41,293)	(49,461)
2 - RAW MATERIAL ACQUIRED FROM THIRD PARTIES	(19,907,750)	(18,982,752)	(23,574,128)	(20,537,943)
Costs of goods sold	(17,495,398)	(16,310,458)	(20,160,093)	(16,986,999)
Materials, energy, third parties services and other	(2,552,133)	(2,468,103)	(3,602,958)	(3,350,434)
Reversal (provision) for inventories losses	139,781	(204,191)	188,923	(200,510)
3 - GROSS ADDED VALUE (1-2)	8,221,125	9,691,737	10,676,317	11,191,103
4 - DEPRECIATION AND AMORTIZATION	(1,352,281)	(1,368,981)	(1,747,201)	(1,632,296)
5 - NET ADDED VALUE (3-4)	6,868,844	8,322,756	8,929,116	9,558,807

6 - RECEIVED FROM THIRD PARTIES	983,892	638,017	1,671,943	1,590,256
Income from associates and joint ventures	69,309	(315,042)	17,715	22,383
Financial income	911,697	950,650	1,649,632	1,563,691
Others	2,886	2,409	4,596	4,182

7 - ADDED VALUE TO BE DISTRIBUTED (5+6)	7,852,736	8,960,773	10,601,059	11,149,063

8 - DISTRIBUTION OF ADDED VALUE	7,852,736	8,960,773	10,601,059	11,149,063
Payroll	3,664,294	3,896,538	4,794,575	4,892,179
Salaries	2,682,986	3,032,687	3,609,390	3,765,991
Benefits	780,624	662,071	945,236	886,707
Government severance indemnity fund for employees	200,684	201,780	239,949	239,481
Taxes, Fees and Contributions	2,855,281	3,073,413	3,530,040	3,454,893
Federal	780,773	1,149,621	1,498,010	1,572,715
State	2,042,414	1,892,375	1,994,580	1,845,443
Municipal	32,094	31,417	37,450	36,735
Capital Remuneration from Third Parties	3,448,129	2,975,067	4,390,950	3,768,756
Interests	3,090,888	2,803,909	3,910,718	3,479,053
Rents	357,241	171,158	480,232	289,703
Interest on Own-Capital	(2,114,968)	(984,245)	(2,114,506)	(966,765)
Loss of the year	(2,114,968)	(984,245)	(2,114,968)	(984,245)
Non-controlling interest	-	-	462	17,480

See accompanying notes to the financial statements.

Management Report on the Results of the 4Q18 and 2018

OPERATING PERFORMANCE

We selected the Brazil Segment as the cornerstone of our strategy, leveraging the leadership of our brands and the branches of our distribution network. We also identified opportunities in the Halal Segment, increasing local production and fostering more business opportunities. With regard to the International Segment, we revised our operational strategy and chose the Asian market as the most appropriate to replicate the strong presence in final distribution, comparable to what happened in the Halal Segment.

Volume - 2018
46%
23%
21%
5%
5%
Brazil
Halal
International
Soutern Cone
Others

BRAZIL SEGMENT

The most valuable food brands in the country

Brazil Segment	4Q18	4Q17	Var y/y	2018	2017	Var y/y
Volume (Thousand Tons)	**621**	**591**	**5.1%**	**2,273**	**2,122**	**7.1%**
Poultry (In Natura)	131	121	7.8%	532	454	17.3%
Pork and Others (In Natura)	30	29	4.8%	117	108	8.0%
Processed foods	460	440	4.4%	1,623	1,560	4.1%
Net Operating Revenues (R$, Million)	**4,735**	**4,244**	**11.6%**	**16,285**	**15,189**	**7.2%**
Average price (R$/Kg)	*7.63*	*7.19*	*6.1%*	*7.17*	*7.16*	*0.1%*
COGS	(3,746)	(3,164)	18.4%	(12,986)	(11,362)	14.3%
Gross Profit (R$, Million)	**989**	**1,080**	**(8.5%)**	**3,298**	**3,827**	**(13.8%)**
Gross Margin (%)	*20.9%*	*25.5%*	*(4.6) p.p.*	*20.3%*	*25.2%*	*(4.9) p.p.*
EBITDA Adjusted (R$, Million)	**556**	**431**	**29.0%**	**1,488**	**1,887**	**(21.2%)**
EBITDA Adjusted Margin (%)	*11.7%*	*10.2%*	*1.6 p.p.*	*9.1%*	*12.4%*	*(3.3) p.p.*

4Q18 vs. 4Q17

The fourth quarter in Brazil is always affected by the seasonality of festive products, which positively contribute to the quarter's results. In 2018, our net revenue from festive items grew 10.8% y-o-y, with increases in volume (+8.8% y-o-y) and average prices (+1.8% y-o-y). Note that the sales volume of festive products reached the highest level of the last four years. For the remainder of the portfolio, 4Q18 followed the growth trend of prices and volumes.

Therefore, in the annual comparison, total net revenue grew 11.6%, while average prices increased 6.1% due to the price increases implemented at the end of June in our portfolio of processed products combined with the recovery of *in natura* poultry and pork in the domestic market in the second half of the year. Volume sold amounted to 621,000 tons (+5.1% y-o-y), the highlight being the *in natura* bird category, which grew 7.8% in the period.

This positive performance was negatively impacted by the average unit cost, which went up 12.6% y-o-y due to higher price of grains, change in the production mix (in which *in natura* products accounted for a larger share), and greater difficulty in diluting fixed costs due to production idleness. The Company also recorded an additional impact of R$ 92 million related to the liquidation of raw material as a strategy to normalize inventory levels. As a result, gross margin was down by 4.6 p.p. y-o-y in 4Q18. However, the increased pressure on gross profit was partially offset by strict control of selling, general and administrative expenses in the period. Note that we recorded a gain of R$226 million in other operating results related to the right to deduct ICMS from the PIS/COFINS calculation basis (details in note 11.2 of the Standard Financial Statements). As such, Adjusted EBITDA in 4Q18 amounted to R$556

7

Management Report on the Results of the 4Q18 and 2018

million, with margin of 11.7% and up by 1.6 p.p. on the year-ago period. Excluding the liquidation of raw material and the PIS/COFINS credit, Adjusted EBITDA for 4Q18 would amount to R$423 million, with a margin of 8.9%.

2018 vs. 2017

Net revenue grew 7.2% y-o-y, positively impacted by the higher volumes. However, average prices remained stable despite the price increases implemented over the second semester as a result of the accelerated growth in the volume of *in natura* products, which have lower prices compared to processed products. Gross margin contracted by 4.9 p.p. y-o-y, reflecting the higher pressure on grain prices (+30% y-o-y), higher idleness costs, changes in the production mix, and inventory liquidation. On the other hand, a more efficient management of selling, general, and administrative expenses partially offset the higher costs. Therefore, Adjusted EBITDA amounted to R$1,488 million and margin stood at 9.1%, down 3.3 p.p. y-o-y. If we exclude the liquidation of raw material and the credit of PIS/COFINS, as mentioned above and that impacted 4Q18 results, 4Q18 Adjusted EBITDA would total R$ 1,355 million, with a margin of 8.3%. It is evident, in this case, the pressure of grain costs, which went up by 30% in the period.

Market Share

At the end of 4Q18, the Company's consolidated market share reached 44.9%, down 0.4 p.p. y-o-y and up 0.4 p.p. q-o-q. The y-o-y decrease is linked to the price increases implemented at the end of the second quarter in all categories with the purpose of making the operation profitable, whereas smaller competitors did not follow the same strategy and managed to expand their respective market shares. In the full-year 2018 vs. 2017 comparison, BRF's market share advanced 0.5 p.p., reaching 44.7%. We have maintained our leadership in the market with our main brands.

Total BRF*
43.2%
44.3%
44.9%
45.3%
44.2%
45.3%
45.4%
44.2%
44.9%
44.7%
1Q17
2Q17
3Q17
4Q17
2017
1Q18
2Q18
3Q18
4Q18
2018

Source: Nielsen
* As from 4Q18, the Becel brand was removed from the Company's market share reading due to the extinction of the joint venture between Unilever Brasil and BRF.

Despite the contraction seen in the quarterly y-o-y comparison, the Filled and Frozen Meals product categories grew in the full year 2018 vs. 2017, by +1.5 p.p. and +0.3 p.p., respectively. Cold Cuts, on the other hand, decreased by -0.9 p.p. in the period but recovered in the short term, growing +1.0 p.p. q-o-q and returning to the same levels seen in 2017.

The Margarines category saw an increase of +0.6 p.p. in the full year comparison (2018 vs 2017). Despite the slight quarterly contraction of 0.3 p.p. y-o-y, there was an important increase of +0.5 p.p. q-o-q, reflecting the strategy of making the category profitable and promoting its distribution.

8

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475 Jorge Tzachel street, in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit that are highly recognized, especially in Brazil, Turkey and the Middle East. On February, 2018 the Company launched the Kidelli band in Brazil, which presents a portfolio of products different from other brands and very diversified, based on poultry and pork, offering our quality products with competitive prices.

The Company went through a financial and operational restructuring during 2018, detailed in note 1.4, which resulted in a change in its management structure, so that the Company's activities were organized into 4 operational segments: Brazil, International, Halal and Other segments (note 5). Thus, the numbers of 2017 were adjustments and restated.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.1.        Equity interest

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		12.31.18	12.31.17

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	99.90%
BRF France SARL	(l)	Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	0.10%
Qualy 5201 B.V.	(b) (l)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(l)	Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH	(l)	Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat	(g)	Import and commercialization of products	Turkey	Indirect	Consolidated	-	100.00%
BRF Holland B.V.	(l)	Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.66%
Eclipse Holding Cöoperatief U.A.	(k)	Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.	(l)	Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	10.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL	(l)	Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	69.16%
Invicta Food Products Ltd.	(l)	Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.	(l)	Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b) (l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b) (l)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA	(l)	Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.48%
Itega S.A.	(k)	Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.	(k)	Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.	(k)	Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	8.44%
Eclipse Latam Holdings	(k)	Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.	(k)	Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.53%
Campo Austral S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	31.89%
Itega S.A.	(k)	Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited	(l)	Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited	(l)	Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited	(l)	Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited	(l)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited	(l)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited	(l)	Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV	(l)	Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV	(l)	Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b) (l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Poultry (UK) Ltd	(l)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	98.00%	98.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	90.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH	(c)	Import and commercialization of products	Germany	Indirect	Consolidated	-	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl		Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH		Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	49.00%
BRF Foods GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")		Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	70.00%
FFM Further Processing Sdn. Bhd.		Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
FFQ GmbH	(i)	Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	-
SHB Comércio e Indústria de Alimentos S.A.	(f) (j)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	-	99.99%
TBQ Foods GmbH		Commercialization of products	Austria	Indirect	Consolidated	60.00%	60.00%
Banvit Bandirma Vitaminli		Holding	Turkey	Indirect	Consolidated	91.71%	91.71%
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	0.01%
Nutrinvestments BV		Holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Banvit ME FZE		Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	99.99%
One Foods Malaysia SDN. BHD.	(d)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC		Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.	(f) (j)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	-	0.01%
BRF Hong Kong LLC		Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	100.00%

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		12.31.18	12.31.17
Establecimiento Levino Zaccardi y Cia. S.A.	(a) (k)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.		Industrialization and commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.	(h)	Management of assets	Brazil	Affiliate	Equity pick-up	66.66%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.	(e)	Management of assets	Brazil	Affiliate	Equity pick-up	-	33.33%
Quickfood S.A.	(k)	Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.	(k)	Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.	(k)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.	(k)	Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	2.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
SHB Comércio e Indústria de Alimentos S.A.	(f) (j)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	-	-
UP Alimentos Ltda.	(m)	Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a) (k)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2018 of R$4,913 (R$3,617 as of December 31, 2017) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of December 31, 2018 of R$7,360 (R$6,471 as of December 31, 2017). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2018 of R$20,725 (R$20,210 as of December 31, 2017). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$44,805 as of December 31, 2018 (R$126,570 as of December 31, 2017). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$45,052 as of December 31, 2018 (R$41,636 as of December 31, 2017). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford, England with an investment of R$44 as of December 31, 2018 (R$16 as of December 31, 2017). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On February 28, 2018, Sadia Foods GmbH closed the activities.

(d)       On June 21, 2018, BRF Malaysia Sdn. Bhd changed its name to One Foods Malaysia SDN. BHD..

(e)       On July 31, 2018 the Company sold its equity stake in PR-SAD.

(f)        On September 01, 2018, BRF Foods GmbH and One Foods Holdings Ltd., which jointly held 100% of equity stake in SHB Comércio e Indústria de Alimentos S.A., sold their stakes to BRF S.A..

(g)       On October 02, 2018, BRF GmbH Turkiye Irtibat closed the activities.

(h)       On October 05, 2018, PP-BIO increased its equity interest in 33.33%, totaling 66.66% of the equity.

(i)        On October 12, 2018, FFQ GmbH was incorporated.

(j)        On December 31, 2008, SHB Comércio e Indústria de Alimentos SA was merged into the parent company BRF S.A . note (1.7).

(k)       Subsidiaries in Argentina included in discontinued operations (note 12).

(l)        Subsidiaries in Europe and Thailand included in discontinued operations (note 12).

(m)      On December 2018, UP Alimentos Ltda. ended its activities.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.2.       Investigations involving BRF

The Company has been subject to two external investigations, denominated “Carne Fraca Operation” in 2017 and “Trapaça Operation” in 2018, as detailed below. The Company’s Audit and Integrity Committee is conducting independent investigations, along with the Independent Investigation Committee, composed of external members and with external legal advisors in Brazil and abroad with respect to the allegations involving BRF employees and former employees in the scope of the aforementioned operations and  other ongoing investigations.

For the year ended December 31, 2018, the main impacts observed as result of the referred operations were recorded in: (i) cost of goods sold in the amount of R$403,300 (R$285,028 in 12.31.17) mostly related to inventory losses, adjustments to net realizable value and idleness, (ii) other operating expenses in the amount of R$78,889 (R$78,347 in 12.31.17) mostly related to expenditures with lawyers, legal advisors and consultants, and (iii) sales deductions in the amount of R$10,606 related to legal expenses with import quotas in Europe, which totaled R$492,795 (R$363.375 in 12.31.17).

The independent investigations create, in addition to the impacts already recorded, uncertainties about the outcome of these operations which may result in penalties, fines and normative sanctions, right restrictions and other forms of liabilities, for which the Company is not able to make a reliable estimate of the potential losses.

The outcomes may result in payments of substantial amounts, which may cause a material adverse effect on the Company´s financial position, results and cash flows in the future.

1.2.1.   Carne Fraca Operation

On March 17, 2017, BRF became aware of a decision issued by a judge of the 14th Federal Court of Curitiba - Paraná, authorizing the search and seizure of information and documents, and the detention of certain individuals in the context of the Carne Fraca Operation. Two BRF employees were detained (subsequently released) and three were identified for questioning.

In April 2017, the Brazilian Federal Police and the Brazilian federal prosecutors filed charges against BRF employees, which were accepted by the judge responsible for the process, and its main allegations in this phase involve misconduct related to improper offers and/or promises to government inspectors.

On June 04, 2018, the Company was informed about the establishment of a responsibility administrative process (“PAR”) by the Office of the Comptroller General (“CGU”), under the Law Nº 12,846/2013 (“Anti-corruption Law”), which aims to verify eventual administrative responsibilities related to the facts object of the criminal lawsuit Nº 5016879-04.2017.4.04.7000, (“Criminal Lawsuit”) in progress under the 14th Federal Court of the subsection of Curitiba/PR, as a consequence of the Carne Fraca Operation.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF has informed certain regulators and governmental entities, including the U.S. Securities and Exchange Commission and the U.S. Department of Justice about the Carne Fraca Operation and is cooperating with the authorities.

On September 28, 2018, the sentence of the Criminal Lawsuit in first instance was published, discharging one of the BRF employees and convicting the other one for six months of detention with the possibility of substitution for a right-restricting penalty. The Brazilian federal prosecutors presented appeal to the first instance decision. The appeal is being analyzed by the Federal Regional Court of the 4th region.

1.2.2.   Trapaça Operation

On March 5, 2018, the Company learned of a decision issued by a judge of the 1st Federal Court of Ponta Grossa/PR, authorizing the search and seizure of information and documents due to allegations involving misconduct relating to quality violations, improper use of feed components and falsification of tests at certain BRF manufacturing plants and accredited labs. Such operation was denominated as Trapaça Operation. Still on March 5, 2018, BRF received notice from the Ministry of Agriculture, Livestock and Food Supply (“MAPA”) immediately suspending exports from its Rio Verde/GO, Carambeí/PR and Mineiros/GO plants to 12 countries that require specific sanitary requirements for the control of the bacteria group Salmonella spp and Salmonella pullorum.

On May 14, 2018, the Company received the formal notice that 12 plants located in Brazil were removed from the list that permits imports of animal origin products by the European Union’s countries. The measure came into force as of May 16, 2018 and affects only the plants located in Brazil and which have export licenses to the European Union, not affecting the supply to other markets or other BRF plants located outside Brazil and that export to the European market.

On October 15, 2018, the Federal Police Department submitted to the 1st Federal Criminal Court of the Judicial Branch of Ponta Grossa – PR the final report of its investigation in connection to the Trapaça Operation. The police inquiry indicted 43 people, including former key executives of the Company.

1.2.3.   Governance enhancement

The Company, in the light of the facts related to the investigations of the authorities collaborates to the complete clarification of the facts. In this sense, the Company has decided to move away, independently of the results of the investigations, all employees mentioned in the Federal Police’s final report of the Trapaça Operation until all facts are fully clarified.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF interacts in a wide and transparent way with the authorities, with the objective of collaborating with the full elucidation of the facts. Simultaneously, it will proceed with the internal investigations led by the Independent Investigation Committee and by the Audit and Integrity Committee to clarify all the facts identified or that may be identified in the future.

The Company believes that this cooperation process with the authorities strengthens and consolidates its governance through ongoing actions to ensure the highest levels of safety standars, integrity and quality, as well as greater autonomy to its Compliance Department.

Among the actions implemented, are: (i) strengthening in the risk management, specially compliance, (ii) strengthening of the  Compliance, Internal Audit and Internal Controls departments, (iii) issuance of new policies and procedures specifically related to the anticorruption law, (iv) reputational verification of business partners, (v) revision of the process of internal investigation, (vi) expansion of the independent reporting channel, (vii) review of transactional controls, and (viii) new consequence policy for misconduct.

1.3.         U.S. Class Action

On March 12, 2018, a shareholder class action lawsuit was filed against the Company and certain current and former administrators in the U.S. Federal District Court in the city of New York alleging that the Company and those administrators engaged in securities fraud or other unlawful business practices mentioned, among others, in the Carne Fraca and Trapaça Operations. On July 2, 2018, the referred Court appointed the City of Birmingham Retirement and Relief System as lead plaintiff in the action. On August 31, 2018, the lead plaintiff filed an amended class action complaint, and a second amendment complaint was presented on December 5, 2018.  An unfavorable outcome of the class action may have a material impact for the Company. However, since this lawsuit is in its early stages, it is not possible to make a reasonable estimate of eventual losses.

1.4.        Financial and operational restructuring plan

On June 29, 2018, the Board of Directors approved the financial and operational restructuring plan of the Company ("the Plan"), with the objective to improve its share capital structure, by reducing its debt leverage, which also enhances its controlling and quality processes.

The Company’s decision is it to focus its transactions in the Brazilian market, in Asia and in the Muslim market. Then, the segmentation of the businesses was changed as shown in note 5.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

As a result of the plan, the following actions will be taken: (i) sale of operational units in Argentina (denominated Argentina Operations), and Europe and Thailand (denominated Europe and Thailand Operations); (ii) sale of real estate and non-operating assets; (iii) sale of non-controlling interests in companies and (iv) operational restructuring plan with the purpose to adjust its productive structure to the market demand and includes adjustments in its the production lines, collective paid leave and a reduction of around 5% of the factory unit employees in Brazil.

During the fourth quarter of 2018, the Company evolved in the negotiations for the sale the assets abovementioned in items (i) and (ii) and met the requirements for its classifications as assets held for sale and discontinued operations (note 12).

On July 20, 2018, following the simplification of the organizational structure, the Company’s Board of Directors approved the hiring and the appointment of new executives for the following positions (i) Sidney Manzaro, assumed his position on August 13, 2018, as Vice-President of Brazilian Market, in substitution of Alexandre Almeida (ii) Vinícius Guimarães Barbosa,  assumed his position on August 01, 2018, as Vice-President of Operations and (iii) Bruno Ferla, who previously served as a consultant to the Company and heading its Legal Department, assumed his position on August 01, 2018, as Vice-President of Institutional Affairs, Legal, and Compliance.

For the year ended December 31, 2018, the impacts recorded due to the operational restructuring plan previously mentioned, such includes termination of contracts with suppliers and outgrowers, employee terminations, inventory and biological assets losses, as well as increase in idleness, in total amount of R$213,508 and were recorded in (i) cost of goods sold in the amount of R$195,727 an (ii) other operating expenses in the amount of R$17,781.

1.5.        Strike of truck drivers

There was a national strike lasting approximately 10 days which resulted in blocked roads and interruption of the transport of goods and supplies, impacting several of the company´s facilities plants. As a result of the strike, the Company incurred in inventory and biological assets losses and idleness during the days of the strike, as well incurred in additional logistics costs to restart its activities. For the year ended December 31, 2018, such losses amounted to R$85,038 and were recorded in (i) cost of goods sold in the amount of R$72,673 and (ii) selling expenses in the amount of R$12,365.

1.6.        Credit rights investment fund (“FIDC”)

On December 12, 2018, the Company concluded the structuring of the Credit rights investment fund – BRF Customers (“FIDC BRF”), whose exclusive objective is to acquire receivables originated from commercial operations between the Company and its customers in Brazil.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The structuring was made in association with the coordinators Banco Bradesco BBI S.A., BB – Banco de Investimento S.A. and Banco Votorantim S.A. in the format of a close-end fund and has a duration of 5 years.

From the 875,000 quotas that were subscribed and paid-in, 787,500 are senior quotas, 21,875 mezzanine A quotas, 51,012 mezzanine B quotas and 14,613 junior quotas, in the amounts of R$787,500, R$21,875, R$51,012 and R$14,613 respectively. The Company holds the 14,613 junior quotas, which are recorded as marketable securities (note 7).

The transfer of the receivables to the FIDC BRF fulfil the requirements for derecognition of financial assets according to CPC 48 / IFRS 9 and, therefore, the Accounts Receivable transferred are written-off of the Company’s financial statements. The effects of the discount rate charged on the transfer are recorded in the account of Financial Expenses (note 34).

This operation occurs in continuity to the operational and financial restructuring plan and allows an additional offer of credit for domestic customers.

1.7.        Incorporation of the wholly-owned subsidiary SHB Comércio e Indústria de Alimentos S.A. ("SHB")

On December 31, 2018, the wholly-owned subsidiary SHB was merged into BRF S.A. with the objective of unifying and centralizing the Company's activities related to the Halal products business, in order to promote greater simplification, efficiency and transparency of the organizational structure.

1.8.        Seasonality

In Brazil operating segment, as well as in discontinued operations related to the activities of Argentina, in months of November and December of each year, the Company is impacted by seasonality due to Christmas and New Year’s Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In Halal operating segment (former name of One Foods), seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands, unless otherwise stated.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

                 i.       derivative and non-derivative financial instruments;

               ii.       share-based payments;

              iii.       biological assets; and

              iv.       certain assets held for sale are recorded at fair value less cost to sell.

The Company’s Management notes that the individual and consolidated financial statements were prepared under the going concern assumption.

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements and used by the Management.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

3.1.        Consolidation: includes the BRF’s individual financial statements and the financial statements from subsidiaries where BRF has direct or indirect control. All transactions and balances between BRF and its subsidiaries have been eliminated upon consolidation, as well as the unrealized profits or losses arising from transactions between the Company and its subsidiaries. Non-controlling interest is presented separately.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.2.        Functional currency and foreign currency transactions: the financial statements of each subsidiary included in consolidation are prepared using the currency of the main economic environment where it operates.

The financial statements of foreign subsidiaries are translated into Brazilian Reais in accordance with their functional currency using the following criteria:

Foreign subsidiaries with functional currency – Argentine Peso, Thailand Bath, Chilean Peso, United Arab Emirates Dirham, Euro, Forint Hungary, Hong Kong Dollar, Kuwait Dinar, Oman Riyal, Pound Sterling, South African Rand, Renminbi Yuan China, Ringgit Malaysia, Riyal Saudi Arabia, Riyal Qatar, Romanian Leu, Ruble Russia, Singapore Dollar, Turkish Lira, Uruguayan Peso, U.S. Dollar, Vietnamese Dong, Won South Korea and Yen.

•      Assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on the monthly average rate; and

•      The cumulative effects of gains or losses upon translation are recognized as Accumulated Foreign Currency Translation Adjustments component of other comprehensive income.

Parent company and foreign subsidiaries with functional currency – Brazilian Reais

•      Non-monetary assets and liabilities are translated at the historical rate of the transaction;

•      Monetary assets and liabilities are translated at the exchange rate in effect at year-end;

•      Statement of income accounts are translated based on monthly average rate;

•      The cumulative effects of gains or losses upon translation of monetary assets and liabilities are recognized in the statement of income; and

•      The cumulative effects of gains or losses upon translation of non-monetary assets and liabilities are recognized in the other comprehensive income.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Goodwill arising from business combination with entities in foreign market is expressed in the functional currency of that entity and converted by the closing exchange rate for the reporting currency of the parent company, with the effects recognized in other comprehensive income.

The accounting policies have been consistently applied by all subsidiaries included in consolidation, with the exception of the adoption of new accounting standards as discloses in notes 3.7 and 3.28.

3.3.        Investments: investments in associates and joint ventures are initially recognized at cost and adjusted thereafter for the equity method. In the investments in associates, the Company must have significant influence, which is the power to participate in the financial and operating policy decisions of the investee, without having its control or joint control of those policies. In investments in joint ventures there is a contractually agreed sharing of control through an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

3.4.        Business combinations: are accounted for using the purchase method. The cost of an acquisition is the sum of the consideration paid, evaluated based on the fair value at acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are accounted for as an expense when incurred.

When the investment has simply been moved from one part of the group to another, the acquirer in a common control transaction use book value (carry-over basis) accounting.

When acquiring a business, management evaluate the assets acquired and the liabilities assumed in order to classify and allocate them assessing the terms of the agreement, economic circumstances and other conditions at the acquisition date.

Goodwill is initially measured as the excess of the consideration paid over the fair value of the net assets acquired.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill recognized in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units.

3.5.        Segment information: an operating segment is a component of the Company that             carries out business activities from which it can obtain revenues and incur expenses. The operating segments reflect how the Company’s management reviews financial information to make decisions. The Company’s management has identified reportable segments, which meet the quantitative and qualitative disclosure requirements. The segments identified for disclosure represent mainly sales channels. The information according to the characteristics of the products is also presented, based on their nature, as follows: poultry, pork and others, processed and other sales.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.6.        Cash and cash equivalents: include cash on hand, bank deposits and highly liquid investments in fixed-income funds and/or securities with maturities, upon acquisition, of 90 days or less, which are readily convertible into known amounts of cash and subject to insignificant risk of change in value. The investments classified in this group, due to their nature, are measured at fair value through the profit and loss.

3.7.        Financial instruments: The Company adopted CPC 48 / IFRS 9 Financial Instruments in replacement of IAS 39 Financial Instruments: Recognition and measurement from January 01, 2018. The changes in accounting policies and its impacts to the financial statements are described below:

Classification of Financial Assets

CPC 48 / IFRS 9 contains a new classification and measurement approach for financial assets which contains three principal classification categories: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit and loss (FVTPL). The standard eliminates the IAS 39 categories of held to maturity, held for trading, loans and receivables and available for sale.

This change did not cause any retrospective impact in the measurement of the Company’s financial assets. Prospectively, for equity instruments measured at FVOCI, when settled or transferred, the gains and losses accumulated in other comprehensive income no longer affect income statement, being immediately reclassified to accumulated profits or losses, in equity.

The classification of financial assets is based on individual characteristics of the instrument and the business model of the portfolio in which it is contained. For already existent financial instruments on January 01, 2018, the Company has considered the categories on the following manner:

(i)        Financial assets held to maturity and loans and receivables were transferred to the amortized cost category;

(ii)       Financial assets held for trading were transferred to the FVTPL classification;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(iii)      Financial assets available for sale were transferred to the FVOCI classification;

The charts related to financial instruments in notes 4 and 7 now follow the categories described above.

Hedge accounting

The Company has chosen to apply the new hedge accounting requirements of CPC 48 / IFRS 9. The standard requires that hedge accounting relationships are aligned with the Company’s risk management objectives and strategy, the application of a more qualitative and forward-looking approach to assessing hedge effectiveness and prohibits voluntary discontinuation of hedge accounting.

For financial instruments designated into cash flow hedge relations, the Company has begun to account for the time value of purchased options, the forward element of forward contracts and foreign currency basis spreads as cost of hedging, into other comprehensive income. When the instrument is terminated, the costs of hedge are reclassified to the income statement together with the intrinsic values of the instrument.

The categories and designation models for hedge accounting remain unchanged.

Impairment of Financial Assets

CPC 48 / IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with a forward-looking ‘expected credit loss’ model. This model is applicable to financial assets measured at amortized cost or at FVOCI, except for equity instruments.

For financial investments and cash and equivalents, the Company did not have any relevant impact on credit losses, due to the elevated ratings of its counterparties.

For trade receivables and notes receivables, the Company has elected the practical expedient of the aging-based provision matrix in the item B5.5.35 of CPC 48 / IFRS 9, with the appropriate groupings of the receivables.

The Company prepared a study of historical losses and recoveries of its customers portfolios for every acting region, taking into consideration the dynamics of the markets and the instruments hired to reduce credit exposures, such as: letters of credit, insurances and guarantees. In addition to the analysis of the consolidated portfolios, specific clients with different credit risks were treated separately.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Based on the studies, expected losses indexes were calculated for each portfolio and aging class. The indexes were applied to the accounts receivable balances and generated the amounts of expected credit losses. The Company monitors the indexes, customers and portfolios constantly, recognizing the respective changes into the impairment loss on trade and other receivables account.

The adoption of the new standard has impacted the Company’s equity as per below:

Retained Earnings	Impact of IFRS 9 adoption
Increase in expected credit losses with trade accounts receivable	12,613
Increase in expected credit losses with notes receivable	6,499
Increase in expected credit losses with financial investments	1,391
Deferred taxes	(5,963)
Impact on 01.01.18	14,540

Transition

Changes in accounting policies resulting from the adoption of CPC 48 / IFRS 9 were applied retrospectively, except as described below:

•         The Company took advantage of the exemption allowing it not to restate comparative information for prior periods with respect to classification and measurement (including impairment) changes. Differences in carrying amounts of financial assets and financial liabilities resulting from the adoption of CPC 48 / IFRS 9 were recognized in retained earnings at January 01, 2018; and

•         The new hedge accounting requirements were applied prospectively.

3.8.        Adjustment to present value: the Company measures the adjustment to present value of outstanding balances of non-current trade accounts receivable, trade payables and other non-current liabilities, being recorded in reducing accounts of the respective line items against financial result. The Company adopts the weighted average of the cost of funding to determine the adjustment to present value to those assets and liabilities, which corresponds to annual rate of 11.40% on December, 2018 (12.70% p.a. on December 31, 2017).

3.9.        Trade accounts receivables and other receivables: are recorded at the invoiced amount and adjusted to present value, when applicable, net of allowance for doubtful accounts.

The Company adopts procedures and analysis to establish credit limits and substantially does not require collateral from customers. In the event of default, collection attempts are made, which include direct contact with customers and collection through third parties. Should these efforts prove unsuccessful, court measures are considered and the notes are reclassified to non-current assets at the same time an allowance is recognized. The notes are written-off from the allowance when management considers that they are not recoverable after taking all appropriate measures to collect them.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.10.     Inventories: are evaluated at average acquisition or formation cost, not exceeding their net realizable value. The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas abnormal losses, if any, are recorded directly as cost of sales.

3.11.     Biological assets: The consumables and production biological assets (live animals) and the forest are measured at their fair value, being applied the cost approach technique to live animals and market approach to the forest. In the determination of the live animal’s fair value, all the inherent losses to the production process were considered.

3.12.     Assets held for sale and discontinued operations: Such assets are measured at carrying amount or fair value less costs to sell, whichever is lower, and are not depreciated or amortized. Such items are only classified under this account when the sale is highly probable and they are available for immediate sale under their current conditions. In 2018, it was necessary to recognize impairment losses for these assets (note 12).

The statement of income and cash flows from discontinued operations are presented separately from those of continuing operations of the Company.

The comparative periods are reclassified in the case of the statement of income for the year and cash flows, however the balance sheet remains as presented in the past.

3.13.     Property, plant and equipment: stated at the cost of acquisition or construction, less accumulated depreciation and impairment losses, when applicable. The borrowing costs are capitalized as a component of construction in progress, pursuant to with CPC 20 / IAS 23, considering the weighted average interest rate of the Company’s debt at the capitalization date.

Depreciation is recognized based on the estimated economic useful life of each asset on a straight-line basis. The estimated useful life, residual values and depreciation methods are annually reviewed and the effects of any changes in estimates are accounted for prospectively. Land is not depreciated.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company annually performs an analysis of impairment indicators of property, plant and equipment. The recoverability of these assets was tested for impairment in 2018, and no adjustments were identified. The realization of the test involved the adoption of assumptions and judgments, as disclosed in note 18. In accordance with CPC 01 / IAS 36, an impairment for loss for property, plant and equipment, is only recognized if the related cash-generating unit is devalued. Such condition is also applied if the asset’s recoverable amount is less than its carrying amount. The recoverable amount of asset or cash-generating unit is the greater of its value in use and its fair value less cost to sell.

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in the statement of income at the disposal date.

3.14.     Intangible assets: Intangible assets acquired are measured at cost at the time they are initially recognized. The cost of intangible assets acquired in a business combination corresponds to the fair value at the acquisition date. After initial recognition, intangible assets are presented at cost less accumulated amortization and impairment losses, when applicable. Internally-generated intangible assets, excluding development costs, are not capitalized but recognized in the statement of income as incurred.

The useful life of intangible assets is assessed as finite or indefinite.

Intangible assets with a finite life are amortized over the economic useful life and reviewed for impairment whenever there is an indication that their carrying values may be impaired. The amortization period and method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year. The amortization of intangible assets with a finite useful life is recognized in the statement of income as an expense related to its use and consistently with the economic useful life of the intangible asset.

Intangible assets with an indefinite useful life are not amortized, but are tested annually for impairment on an individual basis or at the cash generating unit level. The Company records goodwill and trademarks as intangibles assets with indefinite useful life.

Goodwill recoverability was tested for fiscal year 2018 and no impairment loss was identified.  Such test involved the adoption of assumptions and judgments, disclosed in note 18.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.15.     Income taxes: in Brazil, are comprised of corporate income tax (“IRPJ”) and social contribution tax (“CSLL”), which are calculated monthly on taxable income, at the rate of 15% plus 10% surtax for IRPJ, and of 9% for CSLL, considering the offset of tax loss carryforwards, up to the limit of 30% of annual taxable income.

The income from foreign subsidiaries is subject to taxation pursuant to the local tax rates and legislation.  In Brazil, these incomes are taxed according to the Law 12.973/14, respecting the tax treaty signed by each country with Brazil in order to avoid double taxation.

Deferred taxes are recorded on IRPJ and CSLL tax losses, and on temporary differences between the tax basis and the carrying amount on assets and liabilities and classified as non-current assets, as required by CPC 26 / IAS 1. When the Company’s analysis indicates that the realization of these credits is not probable, the asset is derecognized. In 2018, the need to derecognise part of the Company's deferred tax assets was identified, as demonstrated in note 13.3.

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by enacted or substantially enacted rates that are expected to be applicable for the period when the assets are realized and liabilities settled.

3.16.     Accounts payable and trade accounts payable: are initially recognized at fair value plus any accrued charges, monetary and exchange variations incurred through the balance sheet date.

3.17.     Provision for tax, civil and labor risks and contingent liabilities: are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

The Company is part of various lawsuits, including, tax, labor and civil claims, mainly in Brazil. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available prior court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new claims or court decisions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

A contingent liabilities of business combinations are recognized if they arise from a present obligation that arose from past events and if their fair value can be measured reliably and subsequently are measured at the higher of:

•         the amount that would be recognized in accordance with the accounting policy for the provisions above that comply with CPC 25 / IAS 37; or

•         the amount initially recognized less, where appropriate, of recognized revenue in accordance with the policy of recognizing revenue from customer contracts CPC 47 / IFRS 15.

As a result of the business combinations with Sadia, the Company recognized contingent liabilities related to tax.

3.18.     Leases: lease transactions in which the risks and rewards of ownership are substantially transferred to the Company are classified as finance leases. When there is no significant transfer of the risks and rewards of ownership, lease transactions are classified as operating leases.

Finance lease agreements are recognized in property, plant and equipment and in liabilities at the lower of the present value of the minimum future payments of the agreement and the fair value of the asset, including, when applicable, the initial direct costs incurred in the transaction. The amounts recorded in property, plant and equipment are depreciated and the underlying interest is recorded in the statement of income in accordance with the terms of the lease agreement.

Operating lease agreements are recognized as straight-line expenses throughout the lease terms.

Gains or losses arising from sale-leaseback transactions classified after the sale of the assets as operating leases are recognized as follows:

- Immediately in profit or loss when the transaction was measured at fair value;

- If the transaction price is established below or above the fair value, the profit or loss is recognized immediately in profit or loss, unless the result is offset by future lease payments below market value.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On January 01, 2019, CPC 06 / IFRS 16 is effective, whose impacts are described in note 37.

3.19.     Share based payments: the Company provides share based payments restricted stock for its executives, which are settled with Company shares. The Company adopts the provisions of CPC 10 / IFRS 02, recognizing as an expense, on a straight-line basis, the fair value of the options granted, over the length of service required by the stock options plan or share, with a corresponding entry to equity. The accumulated expense recognized reflects the acquired vesting period and the Company's best estimate of the number of shares to be acquired.

The expense or income arising from the movement during the year is recognized in the statement of income according to the function performed by the beneficiary. Expense is reversed/trued up in case of failure to satisfy a service vesting condition (forfeiture).

The effect of outstanding options is reflected as additional dilution in the calculation of diluted earnings per share.

3.20.     Pension and other post-employment plans: the Company sponsors three supplementary defined benefit and defined contribution plans, as well as other post-employment benefits, for which, an actuarial appraisal is annually prepared by an independent actuary and are reviewed by management. The cost of defined benefits is established separately for each plan using the projected unit credit method.

The measurements comprise the actuarial gains and losses, the effect of a limit on contributions and returns on plan assets, are recognized in the balance sheet with a contra entry in other comprehensive income when incurred. These measurements are not reclassified to statement of income in subsequent periods.

The Company recognizes the net defined benefit asset, when:

•         controls a resource and has the ability to use the surplus to generate future benefits;

•         the control is a result of past events; and

•         the future economic benefits are available to the Company in the form of a reduction in future contributions or a cash refund, either directly to the Company or indirectly to another deficitary plan. The asset ceiling is the present value of those future benefits.

The past service cost is recognized in the statement of income at the earliest of the following dates:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         when the plan amendment or curtailment occurs, or

•         when the Company recognizes related restructuring costs.

The past service cost and net interest on net defined benefit liability or asset are recognized in the statement of income.

3.21.     Earnings (Losses) per share: basic earnings (losses) per share are calculated by dividing the net profit (loss) attributable to the holders of ordinary shares of the Company by (losses) the weighted average number of ordinary shares during the year. Diluted earnings per share are calculated by dividing the net profit (loss) attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year, plus the weighted average number of ordinary shares that would be issued when converting all dilutive potential ordinary shares into ordinary shares.

3.22.     Employee and management profit sharing: employees are entitled to profit sharing based on certain targets agreed upon on an annual basis, whereas directors are entitled to profit sharing based on the provisions of the bylaws, proposed by the Board of Directors and approved by the shareholders. The profit sharing amount is recognized in the statement of income for the period in which the targets are attained.

3.23.    Financial income and expenses: include interest income on financial assets, dividend income (except for dividends received from equity investees), gains on disposal of available for sale financial assets, exchange rate  variation on assets (situations in which there is a devaluation of the national currency against the currency of the asset in question), changes in fair value of financial assets measured at fair value through profit or loss, adjustment to present value (trade accounts receivable, notes receivable, short-term debt and trade accounts payable), gains and losses on hedging instruments that are recognized in income, interest on loans and financing and monetary variation on contingencies and tax credits. Interest income is recognized in earnings through the effective interest method.

3.24.     Grants and government assistance: government subsidies are recognized at fair value when there is reasonable assurance that the conditions established are met and related benefits will be received. The amounts recorded in the statement of income when excluded from the income tax and social contribution calculation basis are transferred in shareholders’ equity, as a reserve of tax incentives, unless there are accumulated losses.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.25.     Transactions and balances in foreign currency: the transactions in foreign currency are translated into the functional currency of the company using the exchange rates at the transaction date. Balances of monetary items denominated in foreign currency are translated using the exchange rates in effect at the balance sheet date or settlement, being that gains or losses on exchange rate variation are recognized in the financial result.

The exchange rates in Brazilian Reais effective at the balance sheet dates were as follows:

Exchange rate at the balance sheet date	12.31.18	12.31.17
Thailand Bath (THB)	0.1198	0.1015
Kwait Dinar (KWD)	12.7755	10.9791
United Arab Emirates Dirham (AED)	1.0550	0.9006
Singapore Dollar (SGD)	2.8464	2.4753
U.S. Dollar (US$ or USD)	3.8748	3.3080
Vietnamese Dong (VND)	0.0002	0.0002
Hong Kong dollar (HKD)	0.4948	0.4233
Euro (€ or EUR)	4.4390	3.9693
Forint Hungary (HUF)	0.0138	0.0128
Yen (JPY)	0.0353	0.0294
Romanian leu (RON)	0.9527	0.8511
Pound Sterling (£ or GBP)	4.9617	4.4714
Turkish Lira (TRY)	0.7331	0.8752
Argentinian Peso ($ or ARS)	0.1029	0.1755
Chilean Peso (CLP)	0.0056	0.0054
Uruguayan Peso (UYU)	0.1199	0.1149
South African Rand (ZAR)	0.2699	0.2690
Renminbi Yuan China (CNY)	0.5636	0.5087
Saudi Riyal (SAR)	1.0330	0.8821
Qatar Riyal (QAR)	1.0643	0.9088
Omani Riyal (OMR)	10.0696	8.6011
Ringgit Malaysia (MYR)	0.9382	0.8180
Ruble Russia (RUB)	0.0556	0.0574
Won South Korea (KRW)	0.0035	0.0031

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Average rates	12.31.18	12.31.17
Thailand Bath (THB)	0.1130	0.0942
Kwait Dinar (KWD)	12.1043	10.5318
United Arab Emirates Dirham (AED)	0.9950	0.8692
Singapore Dollar (SGD)	2.7071	2.3130
U.S. Dollar (US$ or USD)	3.6545	3.1920
Vietnamese Dong (VND)	0.0002	0.0001
Hong Kong dollar (HKD)	0.4663	0.4096
Euro (€ or EUR)	4.3092	3.6071
Forint Hungary (HUF)	0.0135	0.0117
Yen (JPY)	0.0331	0.0285
Romanian leu (RON)	0.9265	0.7896
Pound Sterling (£ or GBP)	4.8701	4.1150
Turkish Lira (TRY)	0.7696	0.8759
Argentinian Peso ($ or ARS)	0.1369	0.1934
Chilean Peso (CLP)	0.0057	0.0049
Uruguayan Peso (UYU)	0.1190	0.1115
South African Rand (ZAR)	0.2764	0.2401
Renminbi Yuan China (CNY)	0.5521	0.4726
Saudi Riyal (SAR)	0.9744	0.8512
Qatar Riyal (QAR)	1.0039	0.8727
Omani Riyal (OMR)	9.4947	8.2978
Ringgit Malaysia (MYR)	0.9053	0.7435
Ruble Russia (RUB)	0.0582	0.0548
Won South Korea (KRW)	0.0033	0.0028

3.26.     Accounting judgments, estimates and assumptions: as mentioned in note 2, in the process of applying the Company’s accounting policies, management made the following judgments which have a material impact on the amounts recognized in the consolidated financial statements:

Main judgments:

•         control, significant influence and consolidation (note 1.1);

•         share-based payment transactions (note 24);

•         definition of the moment when ownership is transferred in recognizing revenue.

Main estimates:

•         fair value of financial instruments (note 4);

•         impairment of non-financial assets (note 5 and 18);

•         allowance for doubtful accounts (note 8);

•         net realizable value provision for inventories (note 9);

•         fair value of biological assets (note 10);

•         loss on the reduction of recoverable value of taxes (note 11 and 13);

•         fair value of assets held for sale (note 12);

•         useful lives of property, plant and equipment and intangible (note 17 and 18);

•         pension and post-employment plans (note 25);

•         provision for tax, civil and labor risks (note 26); e

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company reviews the estimates and underlying assumptions used in its accounting estimates on a quarterly basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised.

3.27.     Statement of added value: the Company prepared individual and consolidated statements of added value (“DVA”) in accordance with CPC 09, which are submitted as part of these financial statements in accordance with BR GAAP. For IFRS represents additional financial information.

3.28.     CPC 47 / IFRS 15 – Revenue from contracts with customers: as of January 01, 2018, the Company adopted the CPC 47 / IFRS 15, whose content was assessed, and it was concluded that the measurement and recognition of revenue did not change substantially.

Revenues are recognized when the sales value is reliably measurable and when the Company no longer has control over the goods sold, or otherwise any involvement related to the ownership, it is probable that economic benefits will be received by the Company and the risks and benefits were fully transferred to the purchaser.

The Company´s sales can be done either at sight payments or term payments, which are discounted to present value in order to recognize the financial component (note 3.8). The average days outstanding is 31 days.

3.29.     CPC 42 / IAS 29 - Hyperinflationary economies: On June 14, 2018, the National Institute of Statistics and Census of Argentina (“INDEC”), disclosed the wholesale price index data for May 2018, which has been consistently published in Argentina and used as a basis for monitoring the inflation in the country. Considering the data published it can be observed that the accumulated inflation in the last 3 years exceeded 100%, and supported by other qualitative analysis, the Company could conclude that as of July 01, 2018, Argentina was considered a country with hyperinflationary economy.

As a result, the Company has adopted the CPC 42 / IAS 29 - Financial Reporting in Hyperinflationary Economies.

Non-monetary items and income statement balances were restated to reflect the terms of the measuring unit current at the end of the reporting exercise. The balances were calculated by applying the changes on the index from the initial recognition date to the reporting date.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

As the hyperinflation concepts are applicable only to the subsidiaries located in Argentina, and the Parent company is not on a country with hyperinflationary economy, there is an accounting policy election and the Company decided to don´t restate prior periods as required by the CPC 02 / IAS 21. The impacts of the changes on net monetary position from the initial recognition date until December 31, 2017 were recorded against Equity, generating a positive impact of R$130,210, while the changes on the monetary position for the year ended December 31, 2018 were recorded against the result of discontinued operations.

The translation of the balances of a hyperinflationary economy to the reporting currency were based on the closing rate of the reporting period for both balance sheet and income statement balances.

The impact caused by the adoption of the abovementioned standard on the Company´s net result was a gain of R$364,650 in the parent company and R$369,972 in the consolidated balances, both recorded in discontinued operations.

The Company used the General Consumer Price Index (“IPC”) for restating the balances from January 01, 2017 until current period. For restating items from prior periods until December 31, 2016 the Company used the National Wholesale Price Index (“IPIM”), as until December 2016 the IPC wasn´t published in a consistent basis to assure the reliability of the index. Both indexes were obtained from INDEC.

The inflation rates used in 2017 and 2018 are described in the table below:

Period	Accumulated inflation rates
2016	34.60%
2017	24.80%
2018	48.01%

3.30.     Comparability of the statement of income and cash flows: In 2018, for a better presentation of expenses by function, the Company reclassified expenses with employee benefits plan, share-based payment, labor contingencies (public civil lawsuit) and certain discoutinued production lines.

For the purposes of comparability with the previous year, the Company reclassified the amount of R$500,136 during the year ended December 31, 2017 from other operating income (expenses), net, to (i) cost of sales in the amount of R$484,058 (ii) selling expenses in the amount of R$13,390 and (iii) administrative expenses in the amount of R$2,688 mainly impacted by the cancellation of shares granted. The amount related to discontinued operations in R$2,768, reclassified from other operation income (expenses) to costs of sales.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

For the cash flow, the Company reclassified the expenses with finance lease previously classified as operating activities to financing activities in the amount of R$144,971 in the parent company and R$149,924 in the consolidated.

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the ordinary course of business, the Company is exposed to credit, liquidity and market risks, which are actively managed in compliance with the Financial Risk Management Policy and Strategic Documents (“Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management department, with clear and defined roles and responsibilities, as follows:

•         The Board of Directors is responsible for approving the Risk Policy further defining the tolerance limits for the different risks identified as acceptable to the Company on behalf of its shareholders. The current risk policy was reviewed and approved and is valid until on November 26, 2019;

•         The Financial Risk Management Committee formally and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

•         The Risk Management Department has the key role in monitoring, evaluating and reporting the financial risks taken by the Company.

The Risk Policy determines that derivatives can only be used for hedge purposes, and prohibits entering into any leveraged derivative transaction. Additionally, any individual hedge operation (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

4.2.        Credit risk management

The Company is exposed to credit risk related to the financial assets held by: trade and non-trade accounts receivable, marketable securities, derivative instruments and cash and equivalents.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

a.        Accounts receivable credit risk

Credit risk associated with trade accounts receivable is actively managed through specific systems and is supported by internal policies for credit analysis. The significant level of diversification and geographical dispersion of the customer portfolio significantly reduces the risk, however, the Company choses to complement the risk management tactic by acquiring insurance policies for specific markets. The impairment of these financial assets is carried out based on CPC 48 / IFRS 9 (note 3.7).

b.        Counterparty credit risk

Credit risk associated with marketable securities, cash and cash equivalents and derivative instruments is limited to counterparties with Investment Grade ratings. The risk concentration is constantly assessed according to credit ratings and the Company’s portfolio.

On December 31, 2018, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco BIC, Banco BTG Pactual, Banco do Brasil, Banco Itaú, Banco Safra, Banco Santander, Caixa Econômica Federal, HSBC and J.P. Morgan Chase Bank.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Bank of America Merrill Lynch, Citibank, ING Bank, Morgan Stanley and Rabobank.

4.3.        Capital management and liquidity risk

The Company is exposed to liquidity risk as far as it needs cash or other financial assets to settle its obligations in the respective terms. The Company’s cash and liquidity strategy takes into consideration historical results volatility scenarios as well as simulations of sectorial and systemic crisis, grounded by allowing resilience in scenarios of capital restriction.

BRF’s ideal capital structure definition is essentially associated with (i) cash strength as tolerance factor to liquidity shocks, contemplating an analysis of minimum cash, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The Company is constantly seeking to diversify sources of financing in order to reduce the concentration of its credit exposure, as well as to monitor the financial and capital markets in search of opportunities that improve its net debt in order to optimize the relation to the cost of capital and the average term of the amortization of its obligations.

As guideline, the gross debt must be concentrated in the long term. On December 31, 2018, the long term consolidated gross debt represented 78.7% (74.3% as of December 31, 2017) of the total indebtedness with an average term higher than 3 years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company monitors the net debt and indebtedness as set forth below:

	Consolidated
	12.31.18			12.31.17
	Current	Non-current	Total	Total
Foreign currency debt	(1,470,309)	(10,067,995)	(11,538,304)	(11,101,349)
Local currency debt	(3,077,080)	(7,550,060)	(10,627,140)	(9,343,029)
Derivative financial instruments liabilities	(235,035)	-	(235,035)	(299,491)
Gross debt	(4,782,424)	(17,618,055)	(22,400,479)	(20,743,869)

Marketable securities and cash and cash equivalents	5,376,597	290,625	5,667,222	6,808,064
Derivative financial instruments assets	182,339	-	182,339	90,536
Restricted cash	277,321	584,300	861,621	535,624
Net debt	1,053,833	(16,743,130)	(15,689,297)	(13,309,645)

The table below summarizes the significant commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	12.31.18
	Book value	Cash flow contracted	2019	2020	2021	2022	2023	2024 onwards
Non derivative financial liabilities
Loans and financing	11,555,643	13,463,920	3,968,051	3,608,087	3,617,609	613,407	1,656,766	-
BRF bonds	7,487,803	8,965,072	302,616	302,616	302,616	2,968,401	2,113,703	2,975,120
Trade accounts payable	4,809,452	4,857,422	4,857,422	-	-	-	-	-
Supply chain finance	885,783	885,783	885,783	-	-	-	-	-
Financial lease	215,373	305,519	82,464	56,182	29,560	23,612	19,630	94,071
Operational lease	-	2,125,135	421,085	103,454	108,173	49,382	157,269	1,285,772

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	20,928	17,115	17,115	-	-	-	-	-
Commodities derivatives - Soybean (NDF)	3,311	3,311	3,311	-	-	-	-	-
Commodities derivatives - Corn (NDF)	3,586	3,586	3,586	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	2,672	2,672	2,672	-	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	4,357	4,357	4,357	-	-	-	-	-
Currency derivatives (options)	68,531	68,531	68,531	-	-	-	-	-
Commodities derivatives (Future)	59	59	59	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	12,366	36,148	36,148	-	-	-	-	-
Currency derivatives (Future)	9,367	9,367	9,367	-	-	-	-	-
Swap (index / currency / stocks)	99,154	98,943	98,943	-	-	-	-	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.18
	Book value	Cash flow contracted	2019	2020	2021	2022	2023	2024 onwards
Non derivative financial liabilities
Loans and financing	12,418,998	14,324,430	4,791,906	3,644,742	3,617,609	613,407	1,656,766	-
BRF bonds	7,487,803	8,965,072	302,616	302,616	302,616	2,968,401	2,113,703	2,975,120
BFF bonds	342,958	369,901	24,187	345,714	-	-	-	-
BRF GMBH bonds	1,915,685	2,611,616	84,277	84,277	84,277	84,277	84,277	2,190,231
Trade accounts payable	5,516,905	5,564,895	5,564,895	-	-	-	-	-
Supply chain finance	885,783	885,783	885,783	-	-	-	-	-
Financial lease	215,373	305,519	82,464	56,182	29,560	23,612	19,630	94,071
Operational lease	-	2,126,381	421,656	103,731	108,434	49,432	157,319	1,285,809

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	82	408	408	-	-	-	-	-
Currency derivatives (NDF)	20,928	17,115	17,115	-	-	-	-	-
Commodities derivatives - Corn (NDF)	3,586	3,586	3,586	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	2,672	2,672	2,672	-	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	4,357	4,357	4,357	-	-	-	-	-
Commodities derivatives - Soybean (NDF)	3,311	3,311	3,311	-	-	-	-	-
Currency derivatives (options)	75,779	75,779	75,779	-	-	-	-	-
Commodities derivatives (Future)	59	59	59	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	12,366	36,148	36,148	-	-	-	-	-
Currency derivatives (Future)	9,367	9,367	9,367	-	-	-	-	-
Swap (index / currency / stocks)	99,154	98,943	98,943	-	-	-	-	-
Commodities derivatives (Future)	3,374	3,374	3,374	-	-	-	-	-

4.4.        Market risk management

a.            Interest rate risk

Interest rate risk is the one that may cause economic losses to the Company resulting from volatility of the rates, affecting its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts.

The Company’s indebtedness is essentially linked to the London Interbank Offered Rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Broad Consumer Price Index (“IPCA”). In situations of adverse market changes that result in an increase in LIBOR, CDI and IPCA, the cost of floating-rate debt rises and on the other hand, the cost of fixed-rate debt decreases in relative terms.

Regarding the marketable securities, the Company holds mainly instruments indexed by the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the foreign market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The derivative instruments held to reduce the interest rate risk exposure as of December 31, 2018 are set forth below:

12.31.18
Cash flow hedges - Derivative instruments	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Subsidiaries
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.90% p.a.	25,000	US$	(42)
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.88% p.a.	25,000	US$	(40)

Total Consolidated							(82)

12.31.18
Derivative instruments not designated	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Parent company and Consolidated
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	95.00% CDI	250,000	BRL	13,314
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	93.54% CDI	248,960	BRL	13,761

							27,075

b.           Foreing exchange risk

Foreign exchange risk is the one that may cause unexpected losses to the Company resulting from volatility of the FX rates, reducing its assets or revenues or increasing its liabilities and costs. The Company’s exposure is managed in two dimensions: balance sheet exposure and operating income exposure.

i.              Balance sheet exposure

The Risk Policy regarding balance sheet exposure has the objective to balance assets and liabilities denominated in foreign currencies, hedging the Company’s balance sheet by using natural hedges, over-the-counter derivatives and exchange traded futures.

The Company’s consolidated financial statements are mainly impacted by variations in the following currencies:  Kuwait Dinar, United Arab Emirates Dirhan, U.S. Dollar, Euro, Yen, Turkish Lira, Saudi Arabian Riyal, Qatari Riyal and Russian Ruble, Thai Baht, Pound Sterling, Argentinan Peso. The last three shall loose relevance in 2019, aligned with the discontinuation of the Argentina, Europe and Thailand Operations.

Assets and liabilities denominated in foreign currency which exchange variations are recognized in the income statement are as follows, summarized in Brazilian Reais:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.18	12.31.17

Cash and cash equivalents	127,266	278,147
Trade accounts receivable	65,820	862,197
Trade accounts payable	(861,341)	31,446
Loans and financing	(7,347,953)	(6,136,406)
Hedge	5,209,168	3,049,698
Investments, net	2,571,870	1,985,689
Other assets and liabilities, net	376	(15,378)

Exposure in result	(234,794)	55,393

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with Brazilian Reais as functional currency.

The net P&L exposure is mainly composed of the following currencies:

	12.31.18		12.31.17
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentinian Peso	1,812,808	186,538	1,066,311	187,138
Euros	(87,725)	(389,412)	(41,024)	(162,835)
Pound Sterling	(14,373)	(71,314)	2,931	13,106
Yen	114,574	4,041	1,309,736	38,506
Rubles	1,649,338	91,720	1,334,278	76,601
Turkish Liras	(475,568)	(348,639)	(391,238)	(342,411)
U.S. Dollars	75,429	292,272	74,150	245,288
Total		(234,794)		55,393

The Company’s foreign subsidiaries have amounts denominated in Brazilian Reais registered as trade accounts payable, which reduces the exposure to liabilities in foreign currencies registered in Brazil. On December 31, 2017, this effect overcame the amount of trade accounts payable in foreign currencies registered in Brazil, generating an inversion of the trade accounts payable exposure when compared to December 31, 2018.

In other situations, this dynamic may also occur for cash and cash equivalents.

In addition, the Company has a foreign exchange exposure related to investments abroad that impacts shareholders’ equity equivalent to R$5,872,018 on December 31, 2018 (R$5,519,344 on December 31, 2017). This exposure does not contemplate the effects of the financial instruments designated as hedging instruments, whose changes in fair value present a temporary effect on shareholders’ equity.

The derivative financial instruments hired to hedge foreign currency balance sheet exposure on December 31, 2018 are not designated as hedge accounting and are set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.31.18
Derivative instruments not designated	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD	BRL	1st Qtr. 2019	127,000	US$	3.9152	(2,529)
Non-deliverable forward	EUR	BRL	1st Qtr. 2019	396,000	EUR	4.5145	(9,112)
Non-deliverable forward	GBP	BRL	1st Qtr. 2019	49,000	GBP	4.9844	(725)
Futures - B3	USD	BRL	02.2019	594,750	US$	3.8786	(9,367)
Currency swap	US$ + 2.61% p.a.	89.00% CDI	04.2019	50,353	US$	-	4,433
Currency swap	US$ + 4.67% p.a.	109.00% CDI	11.2019	55,000	US$	-	4,893
							(12,407)

Subsidiaries
Non-deliverable forward	EUR	US$	1st Qtr. 2019	100,000	EUR	1.1468	2,411
Collar	TRY	US$	1st Qtr. 2019	50,000	US$	5.6215	(799)

Total Consolidated							(10,795)

ii.            Operating income exposure

The Risk Policy regarding operating income exposure has the objective to hedge revenues and costs denominated in foreign currencies. The Company is supported by internal models to measure and monitor these risks, and uses financial instruments for hedging, designating the relations as cash flow hedges.

The derivative and non-derivative financial instruments designated as cash flow hedges for FX operating exposure on December 31, 2018 are set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.31.18
Cash flow hedges - Derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD Exports	BRL	US$	1st Qtr. 2019	70,000	US$	3.8642	(1,512)
Non-deliverable forward	USD Exports	BRL	US$	2nd Qtr. 2019	20,000	US$	3.8868	(253)
Non-deliverable forward	USD Exports	BRL	US$	3rd Qtr. 2019	30,000	US$	3.9845	1,162
Non-deliverable forward	USD Cost	BRL	US$	1st Qtr. 2019	54,830	US$	3.8014	(4,515)
Non-deliverable forward	USD Cost	BRL	US$	2nd Qtr. 2019	40,846	US$	3.9258	341
Non-deliverable forward	USD Cost	BRL	US$	3rd Qtr. 2019	11,677	US$	4.1418	2,232
Non-deliverable forward	USD Cost	BRL	US$	4th Qtr. 2019	2,531	US$	3.9441	(60)
Non-deliverable forward	EUR Exports	BRL	EUR	1st Qtr. 2019	10,000	EUR	4.4645	236
Non-deliverable forward	JPY Exports	BRL	JPY	1st Qtr. 2019	6,365,637	JPY	0.0351	(1,794)
Collar	USD Exports	BRL	US$	1st Qtr. 2019	385,000	US$	3.9664	22,814
Collar	USD Exports	BRL	US$	2nd Qtr. 2019	180,000	US$	3.9560	3,939
Collar	USD Exports	BRL	US$	3rd Qtr. 2019	80,000	US$	4.0912	7,603
Collar	USD Exports	BRL	US$	4th Qtr. 2019	35,000	US$	3.9471	(1,470)

								28,723
Subsidiaries
Collar	USD Exports	BRL	US$	1st Qtr. 2019	25,000	US$	3.5172	(7,239)

Total Consolidated								21,484

12.31.18
Cash flow hedges - Non-derivative instruments	Coverage	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$) (1)
Parent company and consolidated
Export prepayment - PPE	USD Exports	-	US$	01.2019 to 02.2019	33,333	US$	1.8758	(129,160)
Bond BRF SA BRFSBZ5	USD Exports	-	US$	06.2022	118,662	US$	2.0213	(561,352)
Bond BRF SA BRFSBZ3	USD Exports	-	US$	05.2023	150,000	US$	2.0387	(581,220)

								(1,271,732)

(1)        Notional amount converted by the Ptax rate at the end of the period or partial revocation dates. This amount represents the total that may impact the Company's shareholders' equity.

c.            Commodities price risk

In the ordinary course of business, the Company purchases commodities, mainly corn, soybean, soybean meal and soybean oil, individual components of the production costs.

Corn, soy, grain prices are subject to volatility resulting from weather conditions, harvest productivity, transport and warehouse costs, government agricultural policies, FX rates and international market prices, among other factors.

The Risk Policy establishes coverage limits to the flow of purchases of corn, grain and soy with the purpose of reducing the impact due to a price increase of these raw materials. The hedge may be reached using derivatives or by inventory management.

The financial instruments designated as cash flow hedges and fair value hedges for the commodities price exposure on December 31, 2018 are set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.31.18
Cash flow hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	1st Qtr. 2019	6,000	ton	144.56	(1,468)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	2nd Qtr. 2019	14,007	ton	128.80	(674)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	3rd Qtr. 2019	21,001	ton	127.54	(447)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2019	9,997	ton	127.21	(83)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	1st Qtr. 2019	17,000	ton	356.46	(1,819)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	2nd Qtr. 2019	28,996	ton	342.35	(901)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2019	14,999	ton	143.04	267
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	45,989	ton	148.56	396
Corn futures - buy	Corn purchase - floating price	Corn - B3	1st Qtr. 2019	10,800	ton	599.58	-
Corn futures - buy	Corn purchase - floating price	Corn - B3	2nd Qtr. 2019	23,490	ton	611.43	(58)
Non-deliverable forward - buy	Soybean oil purchase - floating price	Soybean oil - CBOT	1st Qtr. 2019	9,999	ton	726.42	(4,357)

							(9,144)

12.31.18
Fair value hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2019	364,711	ton	157.56	14,038
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	263,724	ton	157.28	4,409
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2019	84,289	ton	153.06	(605)
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2019	22,150	ton	157.40	78

							17,920

d.           Stock price risk

On August 16, 2017, the Company sold shares held in treasury and entered into a Total Return Swap instrument registered in B3, in equivalent amount, with maturity on February 05, 2019 and no possibility of renewal. By this instrument, the Company will receive or pay the variation on the stock price (BRFS3) in exchange for the payment of interest indexed to CDI. This swap does not qualify as hedge accounting and therefore was not designated as such. Additionally, there are securities given as guarantee to the counterparty, as demonstrated in note 15.

The position of the Total Return Swap on December 31, 2018 is set forth below:

12.31.18
Derivative instruments not designated	Maturity	Asset	Liability	Notional		Fair value (R$)
Parent company and consolidated
Total Return Swap	02.2019	BRFS3	110.00% CDI	170,031	R$	(99,154)

						(99,154)

4.5.        Hedge accounting

4.5.1.   Relations designated as hedge accounting

The Company applies hedge accounting rules for derivative and non-derivative financial instruments that qualify as cash flow hedges and fair value hedges, in accordance with the Risk Policy determinations. For all the hedge relations, the hedge index, which represents the proportion of the object hedged by the instrument, is 100%.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company formally designates its hedge accounting relations in compliance with CPC 48 / IFRS 09 and the Risk Policy. The hedge accounting relations used by the company as of December 31, 2018 and their effects are described below:

i.              Cash flow hedge accounting – exports in foreign currencies

The future exports in foreign currencies are highly probable and qualify as hedged object since the Company expects to keep its sales in foreign currencies for future periods, based on sales already committed and historical exports.

The derivative and non-derivative financial instruments used for hedging (detailed in note 4.4.b.ii) have a direct economic relation with the objects risk, since both are transactions in the same currency. The main source of ineffectiveness in this relation is the possible mismatch between the instruments maturity dates and the sales dates. However, this mismatch is limited within the month of designation and it is not expected to compromise the hedge relation.

ii.            Cash flow hedge – commodities

The future commodities purchases are highly probable and qualify as hedge object as far as these inputs are essential for the productive process of the Company. The exposure consists of purchases already committed and of historical purchase volumes.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. The main source of ineffectiveness is the sales seasonality, which in atypical situations may delay or anticipate the orders. It is not expected that this ineffectiveness may compromise the hedge relation.

iii.           Fair value hedge – commodities

The Company has agreements with suppliers for future purchases at fixed prices. These agreements are firm commitments, which the company designates as fair value hedge objects.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. There are no identified sources of ineffectiveness that may compromise the hedge relation.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.5.2.   Gains and losses with hedge accounting instruments

The gains and losses with the instruments designated as cash flow hedge, while unrealized, are registered as a component of other comprehensive income. For hedging instruments designated in fair value hedge relations, the unrealized gains and losses are recorded in inventories, item in which the object will be registered at initial recognition.

Parent company
12.31.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beginning of the exercise	(2,452)	(160,816)	(1,679,461)	(8,748)	1,761	(1,849,716)

Settlement	820	487,152	605,998	28,381	11,025	1,133,376
Inventories	-	-	-	(7,443)	3,952	(3,491)
Other comprehensive income	2,194	193,198	81,869	(11,526)	-	265,735
Operating result - income	-	(379,825)	(43,914)	-	-	(423,739)
Operating result - cost	-	-	-	(9,808)	1,182	(8,626)
Financial result	(562)	(110,986)	(236,224)	-	-	(347,772)

Fair value at the end of the exercise	-	28,723	(1,271,732)	(9,144)	17,920	(1,234,233)

Consolidated
12.31.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the exercise	(13,299)	(161,049)	(1,679,461)	(8,748)	1,761	(1,860,796)

Settlement	5,307	576,353	647,882	28,381	11,025	1,268,948
Inventories	-	-	-	(7,443)	3,952	(3,491)
Other comprehensive income	8,472	185,966	81,869	(11,526)	-	264,781
Operating result - income	-	(379,825)	(43,914)	-	-	(423,739)
Operating result - cost	-	(86,089)	(41,884)	(9,808)	1,182	(136,599)
Financial result	(562)	(113,873)	(236,224)	-	-	(350,659)

Fair value at the end of the exercise	(82)	21,483	(1,271,732)	(9,144)	17,920	(1,241,555)

4.6.        Sensitivity analysis

The Management understands that the most relevant risks that may affect the Company’s income are: volatility of commodities prices, stock prices and foreign exchange rates. Currently the fluctuation of the interest rates do not affect significantly the Company’s results since Management has chosen to keep at fixed rates a considerable portion of its debts.

The scenarios below are compliant with CVM Instruction 475/08 and present the possible impacts of the financial instruments considering situations of increase and decrease in the selected risk factors. The amounts of exports used correspond to the notional amount of the financial instruments designated for hedge accounting.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The information used in the preparation of the analysis are based on the position as of December 31, 2018, which were described in the items above. The future results to be measured may diverge significantly of the estimated values if the reality presents different than the considered premises. Positive values indicate gains and negative values indicate losses.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		3.8748	3.4873	2.9061	4.8435	5.8122
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	4,139	93,215	226,828	(218,549)	(441,238)
Options - currencies	Devaluation of R$	32,716	278,018	680,930	(559,363)	(1,242,296)
Export prepayments	Devaluation of R$	(66,633)	(53,717)	(34,343)	(98,922)	(131,212)
Bonds	Devaluation of R$	(495,355)	(391,254)	(235,102)	(755,608)	(1,015,861)
Exports (object)	Appreciation of R$	526,486	117,669	(530,515)	1,527,351	2,619,071
Cost (object)	Appreciation of R$	(1,353)	(43,931)	(107,798)	105,091	211,536
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(5,136)	(54,346)	(128,161)	117,889	240,914
Future purchase - B3	Appreciation of R$	(2,250)	(232,704)	(578,384)	573,884	1,150,019
Net effect		(7,386)	(287,050)	(706,545)	691,773	1,390,933

		4.4390	3.9951	3.3293	5.5488	6.6585
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	255	4,694	11,353	(10,843)	(21,940)
Exports (object)	Appreciation of R$	(255)	(4,694)	(11,353)	10,843	21,940
Not designated as hedge accouting
NDF - Purchase EUR x US$	Devaluation of R$	(480)	(44,870)	(111,455)	110,494	221,468
NDF - Purchase	Devaluation of R$	(29,899)	(205,684)	(469,360)	409,562	849,023
Net effect		(30,379)	(250,554)	(580,815)	520,056	1,070,491

		4.9617	4.4655	3.7213	6.2021	7.4426
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(1,112)	(25,425)	(61,893)	59,669	120,449
Net effect		(1,112)	(25,425)	(61,893)	59,669	120,449

		0.0353	0.0317	0.0265	0.0441	0.0529
Parity - Brazilian Reais x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accounting
Non-deliverable forward	Devaluation of R$	(1,099)	21,353	55,030	(57,228)	(113,357)
Exports (object)	Appreciation of R$	1,099	(21,353)	(55,030)	57,228	113,357
Net effect		-	-	-	-	-

		150.60	135.54	112.95	188.25	225.90
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn sale	Increase in the price of corn	18,061	60,943	125,268	(89,147)	(196,354)
Non-deliverable forward - Corn purchase	Decrease in the price of corn	803	(2,756)	(8,095)	9,700	18,597
Cost (object)	Decrease in the price of corn	(18,864)	(58,187)	(117,173)	79,447	177,757
Net effect		-	-	-	-	-

		124.99	112.49	93.74	156.24	187.49
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	(955)	(3,425)	(7,130)	5,221	11,397
Cost (object)	Increase in the price of soybean meal	955	3,425	7,130	(5,221)	(11,397)
Net effect		-	-	-	-	-

		332.31	299.08	249.23	415.39	498.46
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean purchase	Decrease in the price of soybean	(2,719)	(8,642)	(17,526)	12,088	26,894
Cost (object)	Increase in the price of soybean	2,719	8,642	17,526	(12,088)	(26,894)
Net effect		-	-	-	-	-

		613.99	552.59	460.49	767.48	920.98
Price parity CBOT - soybean oil - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean oil purchase	Decrease in the price of soybean oil	(4,356)	(6,735)	(10,303)	1,591	7,538
Cost (object)	Increase in the price of soybean oil	4,356	6,735	10,303	(1,591)	(7,538)
Net effect		-	-	-	-	-

		21.93	19.74	16.45	27.41	32.90
Price parity - Shares BRFS3 - R$		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Not designated as hedge accounting
Stock swap	Decrease in the share price	(99,154)	(108,024)	(121,329)	(76,978)	(54,803)
Net effect		(99,154)	(108,024)	(121,329)	(76,978)	(54,803)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.7.        Financial instruments by category

	Parent company
	12.31.18
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
Assets
Cash and bank	106,230	-	-	106,230
Cash equivalents	-	-	3,720,468	3,720,468
Marketable securities	87,697	83,782	310,398	481,877
Restricted cash	840,584	-	-	840,584
Trade accounts receivable	5,085,604	-	203,224	5,288,828
Other credits	199,240	-	-	199,240
Derivatives not designated	-	-	36,401	36,401
Derivatives designated as hedge accounting (1)	-	-	140,943	140,943

Liabilities
Trade accounts payable	(5,024,825)	-	-	(5,024,825)
Supply chain finance	(885,783)	-	-	(885,783)
Loans and financing	19,043,446	-	-	19,043,446
Finance lease payable	(215,373)	-	-	(215,373)
Derivatives not designated	-	-	(120,887)	(120,887)
Derivatives designated as hedge accounting (1)	-	-	(103,444)	(103,444)
	19,236,820	83,782	4,187,103	23,507,705

(1)        All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Parent company
	12.31.17
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
Assets
Cash and bank	146,331	-	-	146,331
Cash equivalents	-	-	3,438,370	3,438,370
Marketable securities	82,418	276,900	166,322	525,640
Restricted cash	516,598	-	-	516,598
Trade accounts receivable	7,331,532	-	-	7,331,532
Other credits	223,239	-	-	223,239
Other receivables	28,897	-	-	28,897
Derivatives not designated	-	-	25,432	25,432
Derivatives designated as hedge accounting (1)	-	-	23,700	23,700

Liabilities
Trade accounts payable	(4,831,225)	-	-	(4,831,225)
Supply chain finance	(648,914)	-	-	(648,914)
Loans and financing	(13,546,738)	-	-	(13,546,738)
Finance lease payable	(226,477)	-	-	(226,477)
Derivatives not designated	-	-	(88,664)	(88,664)
Derivatives designated as hedge accounting (1)	-	-	(193,955)	(193,955)
	(10,924,339)	276,900	3,371,205	(7,276,234)

(1)        All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	722,838	-	-	-	722,838
Cash equivalents	-	-	-	4,146,724	4,146,724
Marketable securities	331,395	139,469	16,398	310,398	797,660
Restricted cash	861,621	-	-	-	861,621
Trade accounts receivable	2,409,667	-	-	203,224	2,612,891
Other credits	204,072	-	-	-	204,072
Derivatives not designated	-	-	-	41,387	41,387
Derivatives designated as hedge accounting (1)	-	-	-	140,952	140,952

Liabilities
Trade accounts payable	(5,732,278)	-	-	-	(5,732,278)
Supply chain finance	(885,783)	-	-	-	(885,783)
Loans and financing	(22,165,444)	-	-	-	(22,165,444)
Finance lease payable	(215,373)	-	-	-	(215,373)
Derivatives not designated	-	-	-	(124,261)	(124,261)
Derivatives designated as hedge accounting (1)	-	-	-	(110,774)	(110,774)
	(24,469,285)	139,469	16,398	4,607,650	(19,705,768)

(1)        All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Consolidated
	12.31.17
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,670,117	-	-	-	1,670,117
Cash equivalents	-	-	-	4,340,712	4,340,712
Marketable securities	256,978	328,816	15,447	195,994	797,235
Restricted cash	535,624	-	-	-	535,624
Trade accounts receivable	3,925,282	-	-	-	3,925,282
Other credits	229,521	-	-	-	229,521
Other receivables	28,897	-	-	-	28,897
Derivatives not designated	-	-	-	63,081	63,081
Derivatives designated as hedge accounting (1)	-	-	-	27,455	27,455

Liabilities
Trade accounts payable	(6,642,257)	-	-	-	(6,642,257)
Supply chain finance	(715,189)	-	-	-	(715,189)
Loans and financing	(20,444,378)	-	-	-	(20,444,378)
Finance lease payable	(232,575)	-	-	-	(232,575)
Derivatives not designated	-	-	-	(90,701)	(90,701)
Derivatives designated as hedge accounting (1)	-	-	-	(208,790)	(208,790)
	(21,387,980)	328,816	15,447	4,327,751	(16,715,966)

(1)       All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.8.        Fair value of the financial instruments

According to CPC 46 / IFRS 13 the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Depending on the inputs used for measurement, the financial instruments at fair value are classified into 3 hierarchy levels:

•         Level 1 – Prices quoted (not adjusted) for identical instruments in active markets. In this category are investments in stocks, credit linked notes, savings accounts, overnights, term deposits, Financial Treasury Bills (“LFT”) and investment funds are classified at level 1;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) and derivatives, which are measured by well-known pricing models: discounted cash flows and Black-Scholes. The observable inputs are interest rates and curves, volatility factors and foreign exchange rates; and

•         Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial instruments measured at fair value by measurement hierarchy. For the period ended on December 31, 2018, there were no changes between the 3 levels of hierarchy.

	Parent company
	12.31.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Stocks	83,782	-	83,782	276,900	-	276,900
Fair value through profit and loss
Savings account and overnight	21,126	-	21,126	108,148	-	108,148
Bank deposit certificates	-	3,695,621	3,695,621	-	3,324,888	3,324,888
Financial treasury bills	295,699	-	295,699	166,322	-	166,322
Investment funds	3,721	-	3,721	5,334	-	5,334
Derivatives	-	177,344	177,344	-	49,132	49,132
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(224,331)	(224,331)	-	(282,619)	(282,619)
	404,328	3,648,634	4,052,962	556,704	3,091,401	3,648,105

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	12.31.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Credit linked notes	16,398	-	16,398	15,447	-	15,447
Stocks	139,469	-	139,469	328,816	-	328,816
Fair value through profit and loss
Savings account and overnight	401,145	-	401,145	649,618	-	649,618
Term deposits	21,150	-	21,150	157,974	-	157,974
Bank deposit certificates	-	3,720,708	3,720,708	-	3,527,786	3,527,786
Financial treasury bills	295,699	-	295,699	166,322	-	166,322
Investment funds	3,721	-	3,721	35,006	-	35,006
Derivatives	-	182,339	182,339	-	90,536	90,536
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(235,035)	(235,035)	-	(299,491)	(299,491)
	877,582	3,668,012	4,545,594	1,353,183	3,318,831	4,672,014

Except for the items set forth below, the book value of all other financial instruments approximates their fair value. The fair value of financial instruments set forth below is based in prices observed in active markets, level 1 of the fair value hierarchy.

	Parent company and Consolidated
		12.31.18		12.31.17
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(451,542)	(456,190)	(369,627)	(406,699)
BRF SA BRFSBZ4	2024	(2,898,940)	(2,695,884)	-	-
BRF SA BRFSBZ3	2023	(1,888,811)	(1,754,586)	(1,608,257)	(1,578,661)
BRF SA BRFSBZ7	2018	-	-	(503,802)	(502,363)
BRF SA BRFSBZ2	2022	(2,248,510)	(2,189,975)	(1,997,537)	(1,974,482)
Parent company		(7,487,803)	(7,096,635)	(4,479,223)	(4,462,205)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(342,958)	(349,241)	(292,211)	(299,883)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	-	-	(2,465,396)	(2,427,849)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,915,685)	(1,702,211)	(1,628,927)	(1,553,088)
Quickfood bonds
Quickfood	2022	-	-	(167,966)	(167,966)
Consolidated		(9,746,446)	(9,148,087)	(9,033,723)	(8,910,991)

On December 31, 2018, the balance of the bond of Quickfood was reclassified to liabilities directly associated with the assets held for sale, according to note 12.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the chief operating decision maker for assessing the performance of each segment and allocating resources.

With the discontinuation of Operations in Argentina, Europe and Thailand the Company has changed its operating segments which primarily observe the Company's business areas, being: (i) Brazil; (ii) Halal (formerly One Foods); (iii) International, which absorbed the continued operations formerly reported in the Southern Cone, and no longer presenting operations in Europe and Thailand; and (iv) Other Segments. During the fourth quarter of 2018, the Southern Cone was extinct.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the sale of flour for food service and others.

Other segments are divided into:

•         Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness).

•         Other segments: commercialization of agricultural products.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The net sales for each reportable operating segment are set forth below:

	Consolidated
Net sales	12.31.18	Restated 12.31.17
Brazil
In-natura	3,996,797	3,489,846
Poultry	3,197,061	2,697,462
Pork and other	799,736	792,384
Processed	12,271,343	11,681,579
Other sales	16,624	17,187
	16,284,764	15,188,612

Halal
In-natura	6,685,054	5,588,845
Poultry	6,632,891	5,554,431
Other	52,163	34,414
Processed	1,295,557	909,658
Other sales	312,660	195,533
	8,293,271	6,694,036

International
In-natura	4,213,485	4,736,902
Poultry	3,382,415	3,401,429
Pork and other	831,070	1,335,473
Processed	553,419	653,954
Other sales	242	222,644
	4,767,146	5,613,500

Other segments
Ingredients	436,153	269,248
Other sales	407,087	548,764
	843,240	818,012
	30,188,421	28,314,160

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The operating income for each reportable operating segment is set forth below:

	Consolidated
	12.31.18	Restated 12.31.17
Brazil	610,123	960,681
Halal	323,875	7,527
International	(282,291)	46,080
Other segments	87,388	71,880
Ingredients	115,000	52,066
Other sales	(27,612)	19,814
Sub total	739,095	1,086,168
Corporate	(909,839)	(422,984)
	(170,744)	663,184

(1) For comparability of information see note 3.3.

The Corporate line presented above refers to relevant events not attributable to the normal course of its business either to the operating segments. For the year ended December 31, 2018, the main events were R$492,795 related to Trapaça Operation (note 1.2.2), R$225,600 related recognition of PIS/COFINS to be recoverable (note 11.2), R$213,508 related to the operational restructuring plan (note 1.4) and R$85,038 related to strike of the truck drivers (note 1.5). For the year ended December 31, 2017, the main events were: R$332,926 in provisions for contingencies, mainly public civil actions, R$157,502 in expenses related to Weak Flesh Operation, R$205,873 provision for adjustment to realizable value of inventories related to Weak Flesh Operation, R$51,857 in business combination costs related to Banvit, R$36,718 in business combination costs related to Lactalis divestiture, R$9,859 in health insurance claims, R$147,664 gain on tax amnesty program and other events of R$31,271.

No customer individually or in aggregate accounted (economic group) for more than 5% of net sales for the year ended on December 31, 2018 and 2017.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Goodwill		Trademarks		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Halal	1,465,197	1,388,084	353,684	389,207	1,818,881	1,777,291
International	78,270	1,345,423	-	24,498	78,270	1,369,921
Southern Cone	-	307,223	-	253,727	-	560,950
	2,694,965	4,192,228	1,336,162	1,649,910	4,031,127	5,842,138

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the chief operating decision maker, which take investment decisions and determine allocation of assets on a consolidated basis.

6.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		12.31.18	12.31.17	12.31.18	12.31.17
Cash and bank accounts
U.S. Dollar	-	8,075	13,462	118,895	525,058
Brazilian Reais	-	94,967	123,022	97,376	135,013
Euro	-	2,927	6,021	52,779	181,756
Other currencies	-	261	3,826	453,788	828,290
		106,230	146,331	722,838	1,670,117
Cash equivalents
In Brazilian Reais
Investment funds	1.80%	3,721	5,334	3,721	5,334
Savings account	2.56%	49	4,038	49	4,038
Bank deposit certificates	5.75%	3,695,621	3,324,888	3,720,708	3,527,786
		3,699,391	3,334,260	3,724,478	3,537,158
In U.S. Dollar
Term deposit	-	-	-	-	66,247
Overnight	0.54%	21,077	104,110	401,096	645,580
Other currencies
Term deposit	2.68%	-	-	21,150	91,727
		21,077	104,110	422,246	803,554
		3,826,698	3,584,701	4,869,562	6,010,829

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

7.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		12.31.18	12.31.17	12.31.18	12.31.17
Fair value through other comprehensive income
Credit linked note (a)	1.08	US$	3.85%	-	-	16,398	15,447
Stocks (b)	-	R$ and HKD	-	83,782	276,900	139,469	328,816
				83,782	276,900	155,867	344,263
Fair value through profit and loss
Financial treasury bills (c)	5.31	R$	6.40%	295,699	166,322	295,699	166,322
Fundo de Investimentos - FIDC (d)	4.96	R$	-	14,699	-	14,699	-
Investment funds	-	ARS	-	-	-	-	29,672
				310,398	166,322	310,398	195,994
Amortized cost
Sovereign bonds and others (c)	3.36	AOA and R$	3.82% to 6.40%	87,697	82,418	331,395	256,978
				481,877	525,640	797,660	797,235

Current				303,613	166,322	507,035	228,430
Non-current (2)				178,264	359,318	290,625	568,805

(1)     Weighted average maturity in years.

(2)     Maturity within up to September 01, 2024.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Is composed as set forth below:

		Quantity of shares		Share value		Total
Entities	Ticker	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Minerva	BEEF3	15,204,100	26,000,000	4.99	10.65	75,868	276,900
Cofco Meat	1610	77,583,000	77,583,000	HKD1,45 / R$0,72	HKD1,58 / R$0,67	HKD112.495 / R$55.686	HKD122.581 / R$51.916
Eletrobras	ELET6	275,039	-	28.17	-	7,748	-
Engie Brasil	EGIE3	5,055	-	33.02	-	167	-

(c)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwanzas.

(d)  Application in junior quotas of the Credit rights investment fund (“FIDC BRF”), as described in note 1.6.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The unrealized loss on the marketable securities measured at fair value through other comprehensive income, recorded in Shareholders' Equity, corresponds to the accumulated amount of R$98,451 net of income tax of R$43,767 (loss of R$56,259 net of income tax of R$22,984 as of December 31, 2017). The loss realized on disposal of these investments, recorded in accumulated losses, is R$63,975. The balance of expected credit losses in marketable securities measured at amortized cost at on December 31, 2018 is R$8,974, of which R$7,557 was recognized in the financial expenses for the year.

Additionally, on December 31, 2018, of the total of marketable securities, R$288,010 (R$16,196 as of December 31, 2017) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the B3 S.A.  – Brasil, Bolsa, Balcão (“B3”).

8.            TRADE ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES, NET

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Trade accounts receivable, net
Domestic customers	1,098,173	1,618,579	1,098,750	1,622,769
Domestic related parties	233	831,962	-	2,583
Foreign customers	368,949	337,222	1,973,981	2,753,998
Foreign related parties	4,270,689	4,962,508	59,284	27,215
	5,738,044	7,750,271	3,132,015	4,406,565
( - ) Adjustment to present value	(7,768)	(11,261)	(10,276)	(13,728)
( - ) Expected credit losses	(441,448)	(407,478)	(508,848)	(467,555)

	5,288,828	7,331,532	2,612,891	3,925,282

Current	5,280,864	7,325,588	2,604,928	3,919,022
Non-current	7,964	5,944	7,963	6,260

Notes receivable	230,544	254,303	235,376	260,585
( - ) Adjustment to present value	(344)	(313)	(344)	(313)
( - ) Expected credit losses	(30,960)	(30,751)	(30,960)	(30,751)

	199,240	223,239	204,072	229,521

Current	110,281	107,434	115,113	113,127
Non-current (1)	88,959	115,805	88,959	116,394

(1)     Weighted average maturity of 2.89 years.

The assignment of credits to FIDC BRF, as presented in note 1.6, demonstrated a significant reduction in the amount of accounts receivable - third parties in the country. On December 31, 2008, the amount transferred to the Fund is R$ 643,675.

Part of the balance with foreign related parties is tied to Agribusiness Receivable Certificate (“CRA) operation, as disclosed in the note 19.2.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.31.18
Parent company and Consolidated
Operation	Date	Maturity	Average rate	Principal value	Updated Value

CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96,5% CDI	1,000,000	1,026,945
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96,0% CDI	780,000	781,661
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5,90%	720,000	788,896
				2,500,000	2,597,502

On December 31, 2018 notes receivable are comprised mainly by receivables from the sales of several other assets and farms with an amount of R$189,132.

The trade accounts receivable from related parties are disclosed in note 30. The consolidated balances, refers to transaction with joint ventures SATS BRF, in foreign market.

The rollforward of the allowance for expected credit losses is set forth below:

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	(407,478)	(387,996)	(467,555)	(406,456)
Inicial adoption IFRS 9	(2,644)	-	(12,612)	-
Incorporation of companies (1)	(114)	-	-	-
Transfer - held for sale (2)	-	-	8,991	-
Business combination	-	-	-	(11,638)
Provision	(25,327)	(45,948)	(46,357)	(75,322)
Write-offs	38,493	30,607	49,445	30,833
Exchange rate variation	(44,378)	(4,141)	(40,760)	(4,972)
Ending balance	(441,448)	(407,478)	(508,848)	(467,555)

(1)     Amount arising from incorporation of SHB (note 1.7).

(2)     Amount transferred to discontinued operations (note 12).

The aging of trade accounts receivable is as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Current	5,252,593	7,287,311	2,451,597	3,272,086
Overdue
01 to 60 days	27,115	48,894	133,002	364,336
61 to 90 days	4,506	10,022	25,435	98,937
91 to 120 days	4,626	10,065	10,575	33,650
121 to 180 days	12,791	7,925	27,029	74,633
181 to 360 days	17,143	16,478	36,783	170,771
More than 360 days	419,270	369,576	447,594	392,152
( - ) Adjustment to present value	(7,768)	(11,261)	(10,276)	(13,728)
( - ) Expected credit losses	(441,448)	(407,478)	(508,848)	(467,555)
	5,288,828	7,331,532	2,612,891	3,925,282

9.            INVENTORIES

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Finished goods	1,340,593	1,309,298	2,200,763	2,986,521
Work in process	139,818	107,037	140,466	154,976
Raw materials	767,061	846,257	847,494	1,086,304
Packaging materials	71,889	56,369	73,755	86,998
Secondary materials	333,182	272,638	337,969	321,105
Warehouse	176,444	147,776	196,228	239,757
Imports in transit	97,586	91,678	103,954	103,904
Other	23,602	20,845	9,979	11,414
(-) Adjustment to present value	(33,302)	(34,114)	(33,314)	(42,811)
	2,916,873	2,817,784	3,877,294	4,948,168

The costs of sales attributed to products sold during the year ended December 31, 2018 totaled R$21,564,493 in the parent company and R$25,320,753 in the consolidated (R$20,974,396 in the parent company and R$22,601,215 in the consolidated in the same period of the previous year). Such amounts include the additions and reversals of inventory provisions, set forth in the table below:

	Parent company
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	(209,681)	(35,409)	(41,098)	(10,629)	(6,370)	(6,920)	(257,149)	(52,958)
Additions	(263,010)	(204,275)	(85,857)	(37,652)	(8,600)	(1,815)	(357,467)	(243,742)
Reversals	98,493	30,003	-	-	-	-	98,493	30,003
Write-offs	313,212	-	87,764	7,183	10,310	2,365	411,286	9,548
Incorporation of companies (1)	-	-	(12,183)	-	(348)	-	(12,531)	-
Ending balance	(60,986)	(209,681)	(51,374)	(41,098)	(5,008)	(6,370)	(117,368)	(257,149)

(1)       Amount arising from the merger of SHB (note 1.7).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Provision for adjustment to realizable value		Provision for deterioration		Provision for obsolescence		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	(253,720)	(93,530)	(66,394)	(26,211)	(6,914)	(7,649)	(327,028)	(127,390)
Additions	(317,039)	(240,668)	(153,245)	(62,408)	(25,286)	(2,416)	(495,570)	(305,492)
Reversals	143,406	80,833	-	-	-	-	143,406	80,833
Write-offs	342,813	-	152,823	22,348	19,940	2,232	515,576	24,580
Restatement by Hyperinflation	(4,924)	-	(526)	-	-	-	(5,450)	-
Transfer - held for sale (1)	23,898	-	7,214	-	326	-	31,438	-
Business combination	-	-	-	23	-	849	-	872
Exchange rate variation	76	(355)	(458)	(146)	(95)	70	(477)	(431)
Ending balance	(65,490)	(253,720)	(60,586)	(66,394)	(12,029)	(6,914)	(138,105)	(327,028)

(1)     Amount arising from the assets held for sale (note 12).

In 2018, the roll-forward of provisions presented above includes the impacts related to Trapaça Operation (note 1.2.2) and Operational restructuring plan (note 1.4), and for 2017 is related to Carne Fraca Operation (note 1.2.1).

On December 31, 2018 and December 31, 2017, there were no inventory items pledged as collateral.

10.         BIOLOGICAL ASSETS

The balance of biological assets is segregated in current and non-current assets are set forth below:

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17

Live animals	1,459,804	1,261,556	1,513,133	1,510,480
Total current	1,459,804	1,261,556	1,513,133	1,510,480

Live animals	636,503	535,842	698,421	639,799
Forests	362,893	237,718	362,893	263,855
Total non-current	999,396	773,560	1,061,314	903,654
	2,459,200	2,035,116	2,574,447	2,414,134

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of biological assets for the year is set forth below:

	Parent company
	Current						Non-current
	Live animals				Total		Live animals				Forests		Total
	Poultry		Pork				Poultry		Pork
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	461,881	759,852	799,675	857,895	1,261,556	1,617,747	235,425	328,552	300,417	293,034	237,718	269,968	773,560	891,554
Additions/Transfer	269,774	372,285	1,818,312	1,692,004	2,088,086	2,064,289	38,453	36,322	233,607	203,790	24,632	29,932	296,692	270,044
Changes in fair value (1)	581,728	636,041	204,028	49,473	785,756	685,514	13,199	43	(147,302)	(119,035)	90,384	3,850	(43,719)	(115,142)
Harvest	-	-	-	-	-	-	-	-	-	-	(30,529)	(35,159)	(30,529)	(35,159)
Write-off	-	-	-	-	-	-	-	-	-	-	(8,133)	(3,660)	(8,133)	(3,660)
Transfer between current and non-current	51,626	52,123	69,537	77,372	121,163	129,495	(51,626)	(52,123)	(69,537)	(77,372)	-	-	(121,163)	(129,495)
Transfer to assets held for sale	-	-	-	-	-	-	-	-	-	-	(1,046)	118	(1,046)	118
Transfer to inventories	(993,300)	(1,197,307)	(1,961,272)	(1,877,069)	(2,954,572)	(3,074,376)	-	-	-	-	-	-	-	-
Transfer to related parties	-	(161,113)	-	-	-	(161,113)	-	(77,369)	-	-	-	(27,331)	-	(104,700)
Merger (2)	157,815	-	-	-	157,815	-	83,867	-	-	-	49,867	-	133,734	-
Ending balance	529,524	461,881	930,280	799,675	1,459,804	1,261,556	319,318	235,425	317,185	300,417	362,893	237,718	999,396	773,560

	Consolidated
	Current						Non-current
	Live animals				Total		Live animals				Forests		Total
	Poultry		Pork				Poultry		Pork
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	699,947	770,691	810,533	874,248	1,510,480	1,644,939	325,821	349,102	313,978	298,275	263,855	269,968	903,654	917,345
Additions/Transfer	415,422	547,946	1,819,960	1,692,004	2,235,382	2,239,950	246,247	84,254	233,607	203,790	31,909	35,279	511,763	323,323
Business combination	-	102,967	-	-	-	102,967	-	-	-	-	-	-	-	-
Changes in fair value (1)	966,951	1,290,357	228,149	88,697	1,195,100	1,379,054	(95,926)	(31,026)	(144,704)	(113,359)	106,956	7,391	(133,674)	(136,994)
Harvest	-	-	-	-	-	-	-	-	-	-	(36,565)	(41,248)	(36,565)	(41,248)
Write-off	-	-	-	-	-	-	(6,197)	(8,376)	-	(150)	(8,133)	(3,660)	(14,330)	(12,186)
Transfer between current and non-current	65,131	69,892	71,445	78,673	136,576	148,565	(65,131)	(69,892)	(71,445)	(72,489)	-	-	(136,576)	(142,381)
Transfer to inventories	(1,539,499)	(2,076,152)	(1,980,490)	(1,921,193)	(3,519,989)	(3,997,345)	-	-	-	-	-	-	-	-
Exchange variation	(18,656)	(5,754)	(6,514)	(1,896)	(25,170)	(7,650)	(3,542)	1,759	(5,747)	(2,089)	-	-	(9,289)	(330)
Restatement by Hyperinflation	-	-	-	-	-	-	86	-	3,082	-	-	-	3,168	-
Transfer to assets held for sale (3)	(6,443)	-	(12,803)	-	(19,246)	-	(20,122)	-	(11,586)	-	4,871	(3,875)	(26,837)	(3,875)
Ending balance	582,853	699,947	930,280	810,533	1,513,133	1,510,480	381,236	325,821	317,185	313,978	362,893	263,855	1,061,314	903,654

(1)       The fair value variation of biological assets includes depreciation of breeding stock and depletion of forests in the amount of R$584,414 (R$613,721 for the year ended December 31, 2017) in the parent company and R$811,772 (R$758,668 or the year ended December 31, 2017) in the consolidated.

(2)       Amount arising from the merger of SHB (note 1.7).

(3)     Amount arising from the assets held for sale (note 12).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The acquisitions of biological assets for production (non-current) occur when there is an expectation that the production plan cannot be met with its own animals and, usually, these acquisitions refer to immature animals in the beginning of the life cycle.

The living animals comprises poultry and pork and are segregated into consumable and for production.

The animals classified as consumables are those intended for slaughtering to produce in-natura meat or processed products. Until they reach the adequate weight for slaughtering, they are classified as immature. The slaughtering and production process occurs sequentially and in a very short period of time, so that only live animals ready for slaughtering are classified as mature.

The animals classified as for production (breeding stock) are those that have the function of producing other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to initiate the reproductive cycle, they are classified as mature.

The Company determined that cost approach is the most appropriate methodology in order to obtain the fair value of its live animals, as disposed in CPC 46 / IFRS 13. This is mainly due to the short life period of the animal, and the price that would be received in a sale in an active market that represent the amount near to the cost to produce an animal in the same level of maturity.

For the breeding stock the production cost is reduced throughout its life considering its normal devaluation.

The Company determined that income approach is the most appropriate methodology in order to obtain the fair value of its forests, as the asset value is correlated to the present value of the future cash flows generated by the biological asset.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The quantities and balances per live animal assets are set forth below:

	Parent company
	12.31.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	168,716	529,524	116,134	461,881
Immature pork	4,011	930,280	3,903	799,675
Total current	172,727	1,459,804	120,037	1,261,556

Production biological assets
Immature poultry	5,509	103,678	4,776	89,488
Mature poultry	10,688	215,640	7,669	145,937
Immature pork	203	74,071	191	59,292
Mature pork	439	243,114	437	241,125
Total non-current	16,839	636,503	13,073	535,842
	189,566	2,096,307	133,110	1,797,398

	Consolidated
	12.31.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	188,248	582,853	199,337	699,947
Immature pork	4,011	930,280	3,987	810,533
Total current	192,259	1,513,133	203,324	1,510,480

Production biological assets
Immature poultry	6,538	134,425	6,693	117,188
Mature poultry	11,958	246,811	11,113	208,633
Immature pork	203	74,071	229	67,819
Mature pork	439	243,114	445	246,159
Total non-current	19,138	698,421	18,480	639,799
	211,397	2,211,554	221,804	2,150,279

The Company has forests as collateral for loan and tax/civil contingencies in the amount of R$66,345 in the parent company and consolidated (R$56,126 in the parent company and consolidated as of December 31, 2017).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

10.1.     Table of sensitivity analysis

The live animals and forests fair value is determined using non-observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as required by CPC 46 / IFRS 13.

Impact on fair value measurement
The estimated fair value can be change if:
Asset	Valuation methodology	Non observable significant inputs	Increase	Decrease
Forests	Income approach	Estimated price of standing wood	Increase in the price of wood	Decrease in the price of wood
		Productivity per hectare estimated	Increase in yield per hectare	Decrease in yield per hectare
		Harvest and transport cost	Decrease of harvest cost	Increase of harvest cost
		Discount rate	Descrease in discount rate	Increase in discount rate

The assumptions applied include sensitivity to the prices used in the evaluation and the discount rate used in the discounted cash flow. Prices refer to the prices obtained in the regions in which the Company is located and obtained through market research. The discount rate corresponds to the average cost of capital and other assumptions to a market participant.

The weighted average price used in the appraisal of the biological assets (forests) for the period ended December 31, 2018 was equivalent to R$33.00 (thirty-three Reais) per stereo (R$30.00 per stereo at December 31, 2017).

The real discount rate used in the appraisal of the biological assets (forests) for the period ended December 31, 2018 was 7.01% (7.51% at December 31, 2017).

11.         RECOVERABLE AND INCOME AND SOCIAL CONTRIBUTION TAXES

	Parent company		Consolidated
Recoverable taxes	12.31.18	12.31.17	12.31.18	12.31.17
ICMS ("State VAT")	1,517,304	1,397,484	1,632,110	1,681,938
PIS and COFINS ("Federal Taxes to Social Fund Programs")	941,864	323,456	946,399	430,165
IPI ("Federal VAT")	836,674	781,779	836,676	791,226
INSS ("Brazilian Social Security")	307,865	280,415	307,897	280,442
Other	52,329	50,150	155,779	123,805
(-) Provision for losses	(175,920)	(138,423)	(175,925)	(160,503)
	3,480,116	2,694,861	3,702,936	3,147,073

Current	340,116	468,715	560,389	728,918
Non-current	3,140,000	2,226,146	3,142,547	2,418,155

Income and social contribution tax
Income and social contribution tax (IR/CS)	426,134	389,113	522,758	528,380
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	417,149	380,128	513,729	519,351
Current	410,340	373,319	506,483	499,341
Non-current	6,809	6,809	7,246	20,010

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of the provision for losses is set forth below:

	Parent company
	ICMS ("State VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	(104,698)	(114,292)	(19,717)	(19,717)	(8,985)	(8,985)	(13,562)	(14,740)	(446)	(2,002)	(147,408)	(159,736)
Additions	(61,837)	(19,472)	-	-	-	-	-	-	(3,315)	(2,307)	(65,152)	(21,779)
Write-offs	34,672	29,066	2,299	-	-	-	-	1,178	156	3,863	37,127	34,107
Incorporation of companies (1)	(9,101)	-	-	-	-	-	-	-	(371)	-	(9,472)	-
Ending balance	(140,964)	(104,698)	(17,418)	(19,717)	(8,985)	(8,985)	(13,562)	(13,562)	(3,976)	(446)	(184,905)	(147,408)

(1)      Amounts arising from the incorporation of SHB (note 1.7).

	Consolidated
	ICMS ("State VAT")		PIS and COFINS ("Federal Taxes to Social Fund Programs")		Income and social contribution tax		IPI ("Federal VAT")		Other		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	(122,892)	(114,293)	(19,717)	(19,894)	(9,029)	(9,029)	(13,562)	(14,740)	(4,332)	(6,655)	(169,532)	(164,611)
Additions	(80,004)	(37,665)	-	-	-	-	-	-	(3,687)	(2,307)	(83,691)	(39,972)
Write-offs	61,926	29,066	2,299	177	-	-	-	1,178	513	3,963	64,738	34,384
Exchange rate variation	-	-	-	-	-	-	-	-	1,527	667	1,527	667
Transfer - held for sale (1)	-	-	-	-	-	-	-	-	2,004	-	2,004	-
Ending balance	(140,970)	(122,892)	(17,418)	(19,717)	(9,029)	(9,029)	(13,562)	(13,562)	(3,975)	(4,332)	(184,954)	(169,532)

(1)     Amount transferred to discontinued operations (note 12).

11.1. State ICMS (“VAT”)

Due to its (i) export activity, (ii) tax benefits, (iii) domestic sales that are subject to reduced tax rates and (iv) acquisition of property, plant and equipment, the Company generates tax credits that are offset against debits generated in sales in the domestic market or transferred to third parties and/or suppliers.

The Company has ICMS credit balances in the states of Paraná, Santa Catarina, Mato Grosso do Sul and Amazonas, which will be carried out in the short and long term, based on a recovery study approved by Management.

11.2. PIS and COFINS

Tax credits on Contribution to the Social Integration Program (“PIS”) and Contribution to Social Fund Programs (“COFINS”) arise from credits on purchases of raw materials used in the production of exported products or products that are taxed at zero rate, such as in-natura meat and margarine.

In the year 2018, the credits of the company SHB were incorporated into the Parent Company (note 1.7).

On November 27, 2018, the Company, based on a final decision of its merged company Perdigão Agroindustrial, had recognized its right to exclude ICMS from the PIS and COFINS calculation basis from 1992 to 2009. In the face of final and unappealable of this lawsuit, the Company calculated and accounted for the PIS/COFINS credit, which will be previously qualified for compensation with federal taxes. The value of the asset recognized in the recoverable taxes item is R$556,970, of which the principal amount of R$225,600 was recorded in other operating income and interest and monetary restatements of R$331,370 recorded in financial income. The Company has other lawsuits of a similar nature in progress, as described in note 26.3.1.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The realization of these credits will occur through compensation with domestic sales operations of taxed products, with other federal taxes, and more recently with social security contributions, or even, if necessary, for requests for restitution or compensation.

11.3. Income and social contribution taxes

These correspond to withholding taxes on marketable securities, interest and prepayments of income and social contribution taxes, which are realizable by offsetting them against other federal taxes.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.         ASSETS AND LIABILITIES HELD FOR SALE

On December 7, 2018, the Company concluded a contract of purchase and sale of its subsidiary Quickfood S.A. in Argentina, whereby Marfrig agreed to acquire 91.89% of its share capital for US$60,000 (equivalent to R$232,488). In addition, on the same date, it entered into a contract in which Marfrig makes the commitment to purchase the properties and equipment of the Várzea Grande-MT plant, as well as an agreement for the supply of finished goods for the Company for 60 months. On January 23, 2019, the sale of properties and equipment was concluded for R$100,000.

Following the signing of the commitment contracts of Quickfood S.A. by Marfrig, on January 02, 2019, the sale of the shares representing 91.89% of the subsidiary's capital was completed. On this date, Marfrig paid the amount of US$ 54,891 (equivalent to R$212,692) to BRF S.A..

On December 19, 2018, the Company concluded an Instrument for the Purchase and Sale of Shares of its subsidiary Avex S.A. in Argentina, whereby Granja Tres Arroyos S.A. and Fribel S.A. agreed to acquire 100% of its share capital for US$50,000 (equivalent to R$193,740). On February 4, 2019 the transaction was completed. The sale value was US$44,824, of which US$22,500 was paid in cash and US$22,324 through the settlement of liabilities of Avex S.A. with BRF.

During the fourth quarter of 2018, the Company has received binding offers for its subsidiary Campo Austral S.A. in Argentina and on January 10, 2019, a sale agreement has been executed for US$35,500 (equivalent to R$137,555). The transaction consists of (i) the sale of the plant located in the City of Florencio Varela, in Argentina, and all related assets and liabilities, including the "Bocatti" and "Calchaquí" trademarks, to the Argentinean company BOGS S.A. , (ii) the sale of 100% of the shares issued by Campo Austral S.A., including its San Andrés de Giles and Pilar plants and the Campo Austral trademark, to the Argentinean company La Piamontesa de Averaldo Giacosa y Compañía S.A..

Additionally, the negotiations for the sale of the operations in Europe and Thailand have developed significantly. On February 7, 2019 the Company has executed a sale and purchase agreement with Tyson International Holding Co., providing for the terms and conditions for the sale of 100% of the shares held by the Company in subsidiaries located in Europe and Thailand. The amount agreed in this transaction is US$340,000 (equivalent to R$1,317,432).

The closing of the sale transactions of Campo Austral and Europe and Thailand businesses are subject to the confirmation of the precedent conditions applicable to transactions of similar nature.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The balances of the assets reclassified to assets held for sale and liabilities directly associated with assets held for sale are reflected below.

In the parent company, the balances refer substantially to the investments in direct subsidiaries and intangible assets related to the Argentina and Europe operations, in addition to the property, plant and equipment of the Várzea Grande plant. In the consolidated, the balances refer to the assets and liabilities of the Argentina, Europe and Thailand operations, the assets of the Várzea Grande plant and other property, plant and equipment held for sale.

BALANCE SHEETS

	Parent company				Consolidated
	12.31.18			12.31.17				12.31.18	12.31.17
	Investment in Discontinued Operations	Others	Total	Others	Operations from Argentine	Operation from Europe and Thailand	Others	Total	Others
ASSETS
CURRENT ASSETS
Cash and cash equivalents	-	-	-	-	31,683	134,766	-	166,449	-
Marketable securities	-	-	-	-	68,686	-	-	68,686	-
Trade accounts receivable, net	-	-	-	-	244,654	333,187	-	577,841	-
Inventories	-	-	-	-	254,142	645,241	-	899,383	-
Biological assets	-	-	-	-	19,246	-	-	19,246	-
Recoverable taxes	-	-	-	-	59,721	48,738	-	108,459	-
Assets held for sale	-	-	-	-	4	401	-	405	-
Other current assets	-	-	-	-	18,087	6,264	-	24,351	-
Total current assets	-	-	-	-	696,223	1,168,597	-	1,864,820	-

NON-CURRENT ASSETS
Trade accounts receivable, net	-	-	-	-	571	-	-	571	-
Deferred income and social contribution taxes	-	-	-	-	-	7,967	-	7,967	-
Biological assets	-	-	-	-	11,586	20,122	-	31,708	-
Recoverable taxes	-	-	-	-	4,788	-	-	4,788	-
Other non-current assets	-	-	-	-	7,299	473	-	7,772	-
Investments in subsidiaries and join ventures	219,666	-	219,666	-	20	-	-	20	-
Property, plant and equipment, net	-	131,406	131,406	35,452	329,590	327,224	169,798	826,612	41,571
Intangible assets	20,115	-	20,115	-	318,706	263,341	-	582,047	-
Total non-current assets	239,781	131,406	371,187	35,452	672,560	619,127	169,798	1,461,485	41,571

TOTAL ASSETS	239,781	131,406	371,187	35,452	1,368,783	1,787,724	169,798	3,326,305	41,571

LIABILITIES
CURRENT LIABILITIES
Short-term debt	-	-	-	-	88,395	-	-	88,395	-
Trade accounts payable	-	-	-	-	270,796	155,068	-	425,864	-
Payroll and related charges	-	-	-	-	42,152	42,662	-	84,814	-
Liabilities with related parties	-	-	-	-	197	-	-	197	-
Employee and management profit sharing	-	-	-	-	2,973	3,005	-	5,978	-
Tax payable	-	-	-	-	13,600	24,831	-	38,431	-
Other current liabilities	-	-	-	-	51,125	95,219	-	146,344	-
Total current liabilities	-	-	-	-	469,238	320,785	-	790,023	-

NON-CURRENT LIABILITIES
Long-term debt	-	-	-	-	67,378	-	-	67,378	-
Deferred income and social contribution taxes	-	-	-	-	142,013	26,161	-	168,174	-
Provision for tax, civil and labor risks	-	-	-	-	70,571	366	-	70,937	-
Other non-current liabilities	13	-	13	-	22	34,995	-	35,017	-
Total non-current liabilities	13	-	13	-	279,984	61,522	-	341,506	-

TOTAL LIABILITIES AND EQUITY	13	-	13	-	749,222	382,307	-	1,131,529	-

Assets and liabilities held for sale	239,768	131,406	371,174	35,452	619,561	1,405,417	169,798	2,194,776	41,571

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

When reclassifying to assets held for sale, assets began to be measured at the lower of the book value previously recorded and the fair value net of selling expenses. This measurement led to the recording of an impairment of these assets in the amounts of R$56,497 in continued operations and R$2,476,153 in discontinued operations.

The consolidated balance of other comprehensive income correlated to these operations on December 31, 2018 is R$700,995 related to cumulative translation adjustment and hyperinflation. This balance will be recognized as an expense at the moment of the effective sale.

On December 31, 2018 the Argentine, Europe and Thailand operations accomplished the requirements of CPC 31 / IFRS 15 and therefore were classified as Discontinued Operations. The income statement and cash flow statement of these operations are as follows:

STATEMENTS OF INCOME (LOSS) - DISCONTINUED OPERATIONS

				12.31.18
	Parent company	Consolidated
		Operations from Argentine	Operation from Europe and Thailand	Total

NET SALES	(93,194)	1,737,435	2,603,152	4,340,587
Cost of sales	20,976	(1,691,123)	(2,331,270)	(4,022,393)
GROSS PROFIT (1)	(72,218)	46,312	271,882	318,194
OPERATING INCOME (EXPENSES)
Selling expenses	-	(175,910)	(220,408)	(396,318)
General and administrative expenses	(6,380)	(36,130)	(83,585)	(119,715)
Impairment loss on trade and other receivables	-	(4,664)	4,576	(88)
Other operating expenses, net	(86,160)	2,703	(36,380)	(33,677)
Income from associates and joint ventures	307,818	-	-	-
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	143,060	(167,689)	(63,915)	(231,604)
Financial expenses	-	261,521	132,182	393,703
Financial income	-	88,250	1,779	90,029
INCOME BEFORE TAXES FROM CONTINUED OPERATIONS	143,060	182,082	70,046	252,128
Current income taxes	-	(13)	(22,952)	(22,965)
Deferred income taxes	-	(113,287)	8,537	(104,750)
NET INCOME	143,060	68,782	55,631	124,413
Impairment loss on the remesuarement to fair value less cost to sell	(2,476,153)	(1,060,039)	(1,416,114)	(2,476,153)
LOSS FROM DISCONTINUED OPERATIONS	(2,333,093)	(991,257)	(1,360,483)	(2,351,740)

Net Loss From Discontinued Operation Attributable to
Controlling shareholders	(2,333,093)	(995,135)	(1,337,958)	(2,333,093)
Non-controlling interest	-	3,878	(22,525)	(18,647)

(1) The negative effect on revenue refers to the hedge accounting result in sales for discontinued operations. The positive effect on cost refers to allocations of expenses to products destined to the markets of discontinued operations.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF INCOME (LOSS) - DISCONTINUED OPERATIONS

				12.31.17
	Parent company	Consolidated
		Operations from Argentine	Operation from Europe and Thailand	Total

NET SALES	15,420	2,024,932	3,130,260	5,155,192
Cost of sales	58,879	(1,845,924)	(2,602,265)	(4,448,189)
GROSS PROFIT (1)	74,299	179,008	527,995	707,003
OPERATING INCOME (EXPENSES)
Selling expenses	-	(221,467)	(238,047)	(459,514)
General and administrative expenses	(10,052)	(39,746)	(72,377)	(112,123)
Impairment loss on trade and other receivables	-	(1,052)	(6,799)	(7,851)
Other operating expenses, net	(23,300)	(50,573)	(4,048)	(54,621)
Income from associates and joint ventures	(182,274)	-	-	-
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	(141,327)	(133,830)	206,724	72,894
Financial expenses	-	(342,860)	65,637	(277,223)
Financial income	-	71,625	5,778	77,403
INCOME (LOSS) BEFORE TAXES FROM CONTINUED OPERATIONS	(141,327)	(405,065)	278,139	(126,926)
Current income taxes	-	(1,311)	(23,286)	(24,597)
Deferred income taxes	-	4,030	15,404	19,434
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(141,327)	(402,346)	270,257	(132,089)

Net Loss From Discontinued Operation Attributable to
Controlling shareholders	(141,327)	(389,480)	248,153	(141,327)
Non-controlling interest	-	(12,866)	22,104	9,238

(1) The negative effect on revenue refers to the hedge accounting result in sales for discontinued operations. The positive effect on cost refers to allocations of expenses to products destined to the markets of discontinued operations.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

STATEMENTS OF CASH FLOWS - DISCONTINUED OPERATIONS

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS
Loss	(2,333,093)	(141,327)	(2,351,740)	(132,089)
Adjustments to reconcile loss to net cash
Depreciation and amortization	-	-	228,789	263,820
Depreciation and depletion of biological assets	-	-	27,248	21,900
Loss on disposals of property, plant and equipments	-	-	8,629	8,629
Provision for tax, civil and labor risks	-	-	(66,968)	134,226
Income from associates and joint ventures	1,448,949	182,274	-	-
Impairment	719,385	-	2,476,152	-
Financial results, net	-	-	(483,802)	199,820
Deferred income tax	-	-	104,750	(19,434)
Restatement by hyperinflation	-	-	(426,535)	-
Others	-	-	(17,388)	(45,271)
Cash flow provided by operating activities before working capital	(164,759)	40,947	(500,865)	431,601
Trade accounts receivable	-	-	37,892	(104,595)
Inventories	-	-	71,670	(319,712)
Biological assets - current assets	-	-	3,024	4,922
Trade accounts payable	-	-	(269,404)	(161,057)
Supply chain finance	-	-	(374)	318
Cash generated by operating activities	(164,759)	40,947	(658,057)	(148,523)
Investments in securities at FVTPL	-	-	(403,242)	(321,487)
Redemptions of securities at FVTPL	-	-	340,696	322,100
Interest received	-	-	-	-
Interest paid	-	-	(29,815)	(45,700)
Other assets and liabilities	160,810	57,830	617,719	173,159
Net cash (used in) provided by operating activities from discontinued operations	(3,949)	98,777	(132,699)	(20,451)

INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS
Additions to property, plant and equipment	-	-	(57,280)	(52,467)
Additions to biological assets - non-current assets	-	-	(31,840)	(31,548)
Additions to intangible assets	-	-	(99)	(134)
Capital increase in associates and joint ventures	(22,825)	(16,358)	-	-
Advance for future capital increase	(133,043)	(163,393)	-	-
Net cash used in investing activities from discontinued operations	(155,868)	(179,751)	(89,219)	(84,149)

FINANCING ACTIVITIES FROM DISCONTINUING OPERATIONS
Proceeds from debt issuance	-	-	821,674	1,678,121
Repayment of debt	-	-	(921,492)	(1,668,709)
Net cash (used in) provided by financing activities from discontinued operations	-	-	(99,818)	9,412
Net decrease in cash and cash equivalents	(159,817)	(80,974)	(321,736)	(95,188)
At the beginning of the year	-	-	488,185	583,373
At the end of the year	(159,817)	(80,974)	166,449	488,185

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.   INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Assets
Tax loss carryforwards (corporate income tax)	1,722,283	1,023,439	1,723,991	1,438,911
Negative calculation basis (social contribution tax)	651,803	400,219	652,418	401,404

Temporary differences
Provisions for tax, civil and labor risks	322,987	376,953	322,987	397,955
Suspended collection taxes	22,945	12,345	22,945	12,345
Allowance for doubtful accounts	126,624	116,085	126,627	116,086
Provision for property, plant and equipment losses	37,110	2,768	37,110	6,286
Provision for losses on tax credits	62,668	46,994	62,670	53,180
Provision for other obligations	106,869	92,464	106,869	92,753
Provision for inventory losses	39,508	87,289	39,508	98,601
Employees' benefits plan	137,484	118,279	137,484	127,403
Unrealized losses on derivatives financial instruments	30,494	80,387	30,494	80,387
Unrealized losses on inventories	-	-	2,359	4,443
Provision for losses - notes receivables	6,859	13,340	6,859	13,664
Business combination - Sadia (1)	84,587	206,799	84,587	206,799
Other temporary differences	87,106	67,143	131,104	96,766
	3,439,327	2,644,504	3,488,012	3,146,983

Temporary differences
Unrealized gains on fair value	(101,400)	(36,170)	(101,400)	(38,495)
Difference between tax basis and accounting basis of goodwill amortization	(318,454)	(301,805)	(318,454)	(301,805)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(754,094)	(684,704)	(754,094)	(694,240)
Business combination - Sadia (1)	(724,015)	(727,098)	(724,015)	(727,098)
Business combination - AKF	-	-	(19,152)	(17,835)
Business combination - Dánica and Avex	-	-	-	(4,470)
Business combination - Invicta	-	-	-	(30,926)
Business combination - other companies	-	-	(20,421)	(35,796)
Other - exchange rate variation	-	-	(60,752)	(54,854)
Other temporary differences	(23,788)	(10,774)	(35,846)	(27,401)
	(1,921,751)	(1,760,551)	(2,034,134)	(1,932,920)

Total deferred tax	1,517,576	883,953	1,453,878	1,214,063

Total Assets	1,517,576	883,953	1,519,652	1,369,366
Total Liabilities	-	-	(65,774)	(155,303)
	1,517,576	883,953	1,453,878	1,214,063

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill amortization tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The roll-forward of deferred tax is set forth below:

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17

Beginning balance	883,953	740,300	1,214,063	946,967
Deferred income and social contribution taxes recognized in the statement of income	681,757	207,555	340,144	210,582
Deferred income and social contribution taxes writte-off for fiscal loss and negative calculation basis - PERT	-	(56,949)	-	(56,949)
Deferred income and social contribution taxes recognized in other comprehensive income	(68,688)	15,211	(68,688)	15,211
Deferred income and social contribution taxes not recognized in the statement of income - (SHB dropdown)	-	(22,831)	-	-
Deferred income and social contribution taxes on disposals of goodwill from BRF Gmbh and Invicta	-	-	-	44,368
SHB incorporation	19,343	-	-	-
Deferred income and social contribution taxes related to discontinued operations	-	-	(35,414)	19,434
Other	1,211	667	3,773	34,450
Ending balance	1,517,576	883,953	1,453,878	1,214,063

13.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are settled. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income, which were approved by the Company's Board of Directors and Fiscal Council. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as set forth below:

	Parent company	Consolidated
2019	-	116
2020	31,737	31,853
2021	134,087	134,319
2022	183,987	184,219
2023	286,184	286,416
2024 to 2026	1,009,643	1,010,433
2027 onwards	728,448	729,053
	2,374,086	2,376,409

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17

Loss before income and social contribution taxes - continued operations	(2,796,725)	(1,278,196)	(2,447,808)	(1,218,574)
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	950,887	434,587	832,255	414,315

Reconciling itens
Income from associates and joint ventures	(78,291)	(223,671)	(104,011)	(64,060)
Exchange rate variation on foreign investments	101,856	116,556	110,034	71,670
Difference of tax rates on results of foreign subsidiaries	-	-	389,467	(205,128)
Deferred tax assets not recognized (1)	(247,482)	-	(591,707)	-
Results from foreign subsidiaries	(71,132)	(127,826)	-	-
Stock options	(5,842)	(7,312)	(5,842)	(7,312)
Transfer price	(35,354)	(13,156)	(79,043)	(15,826)
Investment grant	59,236	49,083	59,236	49,083
Special Regime for the Reintegration of Tax Values for Exporting Companies (Reintegra)	1,961	6,631	2,300	8,402
Write-off of unrealized tax assets (2)	-	-	(268,701)	-
Other permanent differences	5,918	59,059	(10,686)	665
	681,757	293,951	333,302	251,809

Current income tax	-	86,396	(6,842)	41,227
Deferred income tax	681,757	207,555	340,144	210,582

(1)   Amount referring to the non-recognition of deferred tax on tax loss and negative basis in the amount of R$727,888 in the parent company and R$2,104,784 in the consolidated.

(2)   R$ 268,701 related to the write-off of deferred income tax and social contribution for the merger of SHB.

The taxable income, current and deferred income tax from foreign subsidiaries is set forth below:

	Consolidated
	12.31.18	12.31.17
Taxable income from foreign subsidiaries, before taxes	1,066,082	(446,678)
Current income tax credit from foreign subsidiaries	(6,742)	(42,548)
Deferred income tax from foreign subsidiaries	(247,946)	(37,461)

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,401,418 as of December 31, 2018 (R$3,182,430 as of December 31, 2017).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	Parent company
	Tax		Labor		Civil, commercial and other		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	292,517	312,416	348,248	370,056	35,967	42,295	676,732	724,767
Additions	16,702	23,232	164,521	181,684	2,685	7,793	183,908	212,709
Reversals	(3,034)	(52,319)	(45,755)	(78,152)	(2,572)	(4,418)	(51,361)	(134,889)
Write-offs	(31,938)	(9,015)	(143,913)	(136,496)	(8,612)	(10,472)	(184,463)	(155,983)
Price index update	14,130	18,203	14,269	11,156	1,410	769	29,809	30,128
Incorporation of companies (1)	-	-	14,278	-	195	-	14,473	-
Ending balance	288,377	292,517	351,648	348,248	29,073	35,967	669,098	676,732

(1)      Amounts arising from the incorporation of SHB (note 1.7).

	Consolidated
	Tax		Labor		Civil, commercial and other		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	292,543	312,437	360,033	377,440	36,364	42,694	688,940	732,571
Additions	19,056	23,361	181,688	188,326	2,874	7,793	203,618	219,480
Transfer - held for sale (1)	(66)	-	(6,826)	-	-	-	(6,892)	-
Reversals	(5,304)	(52,449)	(47,153)	(78,736)	(2,971)	(4,418)	(55,428)	(135,603)
Write-offs	(31,948)	(9,015)	(146,221)	(136,528)	(8,612)	(10,472)	(186,781)	(156,015)
Price index update	14,142	18,228	14,555	11,160	1,416	767	30,113	30,155
Exchange rate variation	(47)	(19)	(4,425)	(1,629)	-	-	(4,472)	(1,648)
Ending balance	288,376	292,543	351,651	360,033	29,071	36,364	669,098	688,940

(1)     Amount transferred to discontinued operations (note 12).

15.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		12.31.18	12.31.17	12.31.18	12.31.17

Bank deposit certificates (2)	1.81	R$	6.70%	504,480	326,385	504,480	326,385
National treasury certificates (3)	1.25	R$	19.55%	233,692	190,213	233,692	190,213
Bank deposit (4)	-	US$	-	-	-	21,037	19,026
Time Deposit (5)	1.47	US$	3.89%	102,412	-	102,412	-
				840,584	516,598	861,621	535,624

Current				256,284	108,795	277,321	127,821
Non-current				584,300	407,803	584,300	407,803

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”) with maturity in 2021 and by the transaction of total return swap, with maturity in 2019 (note 4.4.ii.d) and the sale of company Gale with maturity in 2020.

(3)    The national treasury certificates, which mature in 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 18).

(4)    Deposit linked to operations in the international market.

(5)    Time Deposit linked to operations of Credit Export Notes (NCE).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.         INVESTMENTS

16.1.     Investments breakdown

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Investment in associates and affiliates	4,042,451	4,797,461	70,546	54,088
Goodwill Quickfood	-	162,183	-	-
Goodwill SATS BRF	-	-	7,059	6,139
	4,042,451	4,959,644	77,605	60,227
Other investments	1,107	1,108	8,400	7,968
	4,043,558	4,960,752	86,005	68,195

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.2.     Rollforward of the interest in subsidiaries and affiliates – Parent Company

	Subsidiaries													Affiliates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	SHB Com. Ind. De Alimentos S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																	12.31.18	12.31.17
a) Capital share as of December 31, 2018
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.89%	43.10%	100.00%	94.90%	2.00%	100.00%	100.00%	66.67%	0.00%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900,000	2,444,753,091	50,000	1,479,049,565	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,511,650	256,253,695	900,000	2,319,989,778	1,000	1,479,049,565	14,249,459	-	-	500
														-
b) Information as of December 31, 2018
Capital stock	5,972	6,523	1,186	27,664	42,783	5,564	95,132	338,054	2,933	497,012	165	-	50	-	-	1
Shareholders' equity	199	5,022,730	(13)	27,059	(109,463)	5,760	(4,767)	21,374	225,860	67,077	1,360	-	2,290	-	-	16,494
Income (loss) for the exercise	114	225,663	(42)	(3,603)	606,467	201	(13,556)	(66,464)	(12,173)	(129,485)	(17)	(160,048)	66	-	-	25,938

c) Balance of investments as of December 31, 2018
Beginning balance	1,290	4,454,751	42	30,561	-	5,559	169,710	17,260	205,190	65,466	24	-	2,240	2,242	5,308	1	4,959,644	5,032,717
Adjustment of previous years (adoption of IFRS 9 and hyperinflation)	-	146,167	-	-	1,468	-	214,492	(80,784)	(7,622)	(144,762)	-		-	-	-	-	128,959	-
Equity pick-up	114	(1,213,644)	(42)	(3,603)	606,467	201	(1,136)	(40,466)	(16,466)	(204,442)	-	(160,048)	66	-	-	12,969	(1,020,030)	(835,903)
Hyperinflation on goodwill	-	-	-	-	-	-	133,220	-	-	-	-		-	-	-	-	133,220	-
Unrealized profit in inventory	-	-	-	101	-	-	467	-	-	(30)	-	-	-	-	-	-	538	(367)
Disposals by incorporation	-	-	-	-	-	-	-	-	-	-	-	(540,444)	-	-	-	-	(540,444)	-
Exchange rate variation on goodwill	-	-	-	-	-	-	(205,948)	-	-	-	-	-	-	-	-	-	(205,948)	(28,093)
Amortization of fair value of assets and liabilities acquired	-	-	-	-	-	-	(2,660)	-	-	-	-	-	-	-	-	-	(2,660)	(3,838)
Advance for future capital increase	-	-	-	-	-	-	133,043	-	-	-	-	-	-	-	-	-	133,043	164,598
Exchange rate variation on foreign investments	-	263,183	-	-	(77)	-	-	-	36,492	-	(22)	-	-	-	-	-	299,576	342,812
Other comprehensive income	-	60,533	(13)	-	(341,958)	-	165,756	100,339	7,914	214,984	25	(2,275)	-	-	-	-	205,305	(39,268)
Capital increase	-	-	-	-	-	-	-	22,825	-	125,751	-	1,437,023	-	1,957	527	-	1,588,083	96,593
Reversal of provision for losses on investments	-	-	-	-	(318,931)	-	-	-	-	-	-	-	-	-	-	-	(318,931)	(105,857)
Reduction of the impairment of investment	-	-	-	-	-	-	(406,452)	-	-	-	-	-	-	-	-	-	(406,452)	-
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	(16)	-	-	(4,723)	(4,739)	(31,152)
Premium paid in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,884
Adjustments on put option over non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587
Sale of equity stake	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,835)	-	(5,835)	-
Gain or loss on equity stake changes	-	-	-	-	(56,432)	-	-	-	-	-	-	(734,256)	-	-	-	-	(790,688)	-
Provision for losses on investments	-	-	13	-	109,463	-	-	-	-	-	-	-	-	-	-	-	109,476	318,931
Transfer to held for sale and discontinued operations	-	-	-	-	-	-	(200,492)	(19,174)	-	-	-	-	-	-	-	-	(219,666)	-
	1,404	3,710,990	-	27,059	-	5,760	-	-	225,508	56,967	27	-	2,290	4,199	-	8,247	4,042,451	4,959,644

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reis, for the year ended December 31, 2018 totaled R$330,526, (gain of R$213,530 in the same period of the previous year) was recognized as financial result in the consolidated statement of income.

On December 31, 2018, these associates, affiliates and joint ventures do not have any restriction to repay their loans or advances to the Company.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Incorporation of companies (1)	Transfers (2)	12.31.18
Cost
Land	-	490,073	55	(25,700)	68,728	(28,305)	504,851
Buildings and improvements	-	4,734,021	317	(109,542)	683,593	1,782,916	7,091,305
Machinery and equipment	-	6,620,016	57,421	(198,937)	1,018,813	274,027	7,771,340
Facilities	-	1,840,046	665	(19,959)	187,599	(1,991,105)	17,246
Furniture and fixtures	-	108,423	6	(3,186)	10,834	(13,345)	102,732
Vehicles	-	13,168	-	(116)	962	(6,523)	7,491
Construction in progress	-	357,197	442,564	-	47,800	(428,931)	418,630
Advances to suppliers	-	257	1,271	-	-	(1,261)	267
		14,163,201	502,299	(357,440)	2,018,329	(412,527)	15,913,862

Depreciation
Buildings and improvements	3.01%	(1,515,130)	(139,693)	27,442	(219,083)	(686,298)	(2,532,762)
Machinery and equipment	5.86%	(2,791,283)	(406,878)	114,314	(461,955)	60,623	(3,485,179)
Facilities	3.55%	(612,992)	(75,381)	11,960	(65,437)	740,055	(1,795)
Furniture	8.51%	(48,385)	(7,160)	1,988	(6,228)	4,053	(55,732)
Vehicles	12.67%	(5,919)	(630)	110	(833)	51	(7,221)
		(4,973,709)	(629,742)	155,814	(753,536)	118,484	(6,082,689)
		9,189,492	(127,443)	(201,626)	1,264,793	(294,043)	9,831,173

(1)     Amounts arising from merger of SHB (note 1.7).

(2)     Refers to the transfer of R$95,443 to intangible assets, R$24,631 to biological assets and R$173,969 to assets held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB	Transfers	12.31.17
Cost
Land	-	547,952	6,221	(1,446)	(68,774)	6,120	490,073
Buildings and improvements	-	5,216,174	53,229	(35,147)	(672,616)	172,381	4,734,021
Machinery and equipment	-	7,248,188	56,736	(148,644)	(1,006,026)	469,762	6,620,016
Facilities	-	1,893,687	14,492	(24,948)	(177,152)	133,967	1,840,046
Furniture	-	116,121	-	(2,659)	(10,375)	5,336	108,423
Vehicles	-	13,672	-	(19)	(901)	416	13,168
Construction in progress	-	753,279	570,797	(3,902)	-	(962,977)	357,197
Advances to suppliers	-	1,997	15,876	-	-	(17,616)	257
		15,791,070	717,351	(216,765)	(1,935,844)	(192,611)	14,163,201

Depreciation
Buildings and improvements	3.04%	(1,584,343)	(137,458)	16,692	186,697	3,282	(1,515,130)
Machinery and equipment	5.95%	(2,861,030)	(389,367)	92,246	365,375	1,493	(2,791,283)
Facilities	3.72%	(600,665)	(73,721)	10,166	50,423	805	(612,992)
Furniture	7.96%	(48,283)	(7,600)	2,075	5,456	(33)	(48,385)
Vehicles	19.94%	(5,965)	(707)	19	728	6	(5,919)
		(5,100,286)	(608,853)	121,198	608,679	5,553	(4,973,709)
		10,690,784	108,498	(95,567)	(1,327,165)	(187,058)	9,189,492

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Restatement by Hyperinflation (1)	Exchange rate variation	Transfers (2)	12.31.18
Cost
Land	-	706,218	95	(25,700)	32,747	(17,201)	(159,281)	536,878
Buildings and improvements	-	6,102,831	4,775	(113,433)	205,324	(4,336)	1,251,069	7,446,230
Machinery and equipment	-	8,881,223	64,342	(234,503)	346,825	(77,797)	(707,170)	8,272,920
Facilities	-	2,175,032	727	(21,053)	256	8,861	(2,019,508)	144,315
Furniture and fixtures	-	171,482	25,255	(5,598)	9,472	1,604	(42,313)	159,902
Vehicles	-	28,508	3,087	(729)	2,826	210	(16,500)	17,402
Construction in progress	-	453,946	585,386	-	15,451	(25,205)	(619,882)	409,696
Advances to suppliers	-	13,643	444	-	-	1,214	(1,876)	13,425
		18,532,883	684,111	(401,016)	612,901	(112,650)	(2,315,461)	17,000,768

Depreciation
Buildings and improvements	3.00%	(1,872,565)	(188,064)	28,923	(63,456)	(12,515)	(471,255)	(2,578,932)
Machinery and equipment	5.95%	(3,656,477)	(562,721)	136,085	(192,710)	(218)	655,620	(3,620,421)
Facilities	4.49%	(724,477)	(93,786)	12,981	(151)	3,472	778,705	(23,256)
Furniture	8.09%	(77,745)	(17,033)	3,162	(7,023)	(746)	28,323	(71,062)
Vehicles	19.91%	(11,036)	(2,074)	465	(2,644)	875	4,315	(10,099)
		(6,342,300)	(863,678)	181,616	(265,984)	(9,132)	995,708	(6,303,770)
		12,190,583	(179,567)	(219,400)	346,917	(121,782)	(1,319,753)	10,696,998

(1)     Refers to the price index update as disclosed in note 3.30.

(2)     Refers to the transfer of R$122,081 to intangible assets, R$31,909 to biological assets and R$1,165,763 to assets held for sale.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.16	Additions	Business combinations	Disposals	Transfers	Exchange rate variation	12.31.17
Cost
Land	-	575,911	6,221	123,466	(1,997)	6,146	(3,529)	706,218
Buildings and improvements	-	5,648,592	60,249	258,827	(36,692)	183,626	(11,771)	6,102,831
Machinery and equipment	-	7,994,146	57,939	389,052	(175,429)	569,819	45,696	8,881,223
Facilities	-	2,047,923	14,766	-	(25,783)	137,333	793	2,175,032
Furniture	-	163,475	2,081	16,096	(4,175)	5,812	(11,807)	171,482
Vehicles	-	27,323	288	4,775	(8,934)	4,780	276	28,508
Construction in progress	-	886,004	693,614	13,635	(5,631)	(1,091,007)	(42,669)	453,946
Advances to suppliers	-	16,098	15,750	-	-	(17,616)	(589)	13,643
		17,359,472	850,908	805,851	(258,641)	(201,107)	(23,600)	18,532,883

Depreciation
Buildings and improvements	3.02%	(1,694,486)	(183,996)	(11,403)	16,954	3,723	(3,357)	(1,872,565)
Machinery and equipment	5.93%	(3,193,879)	(567,212)	(20,986)	107,395	3,535	14,670	(3,656,477)
Facilities	3.78%	(646,314)	(91,292)	-	10,796	489	1,844	(724,477)
Furniture	8.05%	(66,502)	(13,432)	(45)	3,138	(910)	6	(77,745)
Vehicles	19.99%	(12,053)	(3,185)	(2,728)	7,151	(1,250)	1,029	(11,036)
		(5,613,234)	(859,117)	(35,162)	145,434	5,587	14,192	(6,342,300)
		11,746,238	(8,209)	770,689	(113,207)	(195,520)	(9,408)	12,190,583

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Cost
Buildings and improvements	143,805	119,772	151,830	138,171
Machinery and equipment	663,766	603,457	692,079	699,989
Facilities	83,318	65,837	85,564	74,048
Furniture and fixtures	20,893	15,007	27,285	22,724
Vehicles	4,794	4,059	5,346	5,262
	916,576	808,132	962,104	940,194

During the year ended December 31, 2018, the Company capitalized interest in the amount of R$17,232 in the parent company and R$19,612 in the consolidated (R$31,579 in the parent company and R$33,604 in the consolidated as of December 31, 2017). The weighted average interest rate utilized to determine the capitalized amount was 5.99% p.a. in the parent company and 3.27% p.a. in the consolidated (7.41% p.a. in the parent company and in the consolidated as of December 31, 2017). The amount related to discontinued operations is R$12,357 in the consolidated on December 31, 2018 (R$1,788 as of December 31, 2017).

On December 31, 2018, except for the built to suit agreement mentioned in note 23.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are set forth below:

		Parent company		Consolidated
		12.31.18	12.31.17	12.31.18	12.31.17
	Type of collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	239,039	238,837	239,039	329,969
Buildings and improvements	Financial/Tax	1,220,707	1,184,999	1,231,452	1,290,431
Machinery and equipment	Financial/Labor/Tax/Civil	1,877,369	2,072,362	1,926,562	2,318,729
Facilities	Financial/Tax	579,408	540,561	575,530	540,891
Furniture and fixtures	Financial/Tax	18,624	20,940	19,371	21,930
Vehicles	Financial/Tax	550	851	609	1,469
Other	Financial/Tax	-	-	-	429
		3,935,697	4,058,550	3,992,563	4,503,848

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

18.         INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Incorporation of companies (1)	Transfer - held for sale (2)	Transfers	12.31.18
Cost
Non-compete agreement	-	29,876	33,748	-	-	-	-	63,624
Goodwill	-	1,542,929	-	-	553,659	(312,933)	-	1,783,655
Ava	-	49,368	-	-	-	-	-	49,368
Eleva Alimentos	-	503,558	-	-	304,582	(111,511)	-	696,629
Incubatório Paraíso	-	656	-	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Sadia	-	964,960	-	-	249,077	(201,422)	-	1,012,615
Outgrowers relationship	-	15,022	-	-	-	-	-	15,022
Trademarks	-	1,173,000	-	-	-	(20,115)	-	1,152,885
Patents	-	6,100	-	-	-	-	(130)	5,970
Software	-	453,289	-	(119,590)	5,127	(85)	95,501	434,242
		3,220,216	33,748	(119,590)	558,786	(333,133)	95,371	3,455,398

Amortization
Non-compete agreement	44.99%	(14,915)	(20,331)	-	-	-	-	(35,246)
Outgrowers relationship	13.24%	(9,588)	(1,964)	-	-	-	-	(11,552)
Patents	20.00%	(4,228)	(827)	-	-	-	-	(5,055)
Software	19.63%	(252,169)	(115,003)	119,584	(2,242)	51	(53)	(249,832)
		(280,900)	(138,125)	119,584	(2,242)	51	(53)	(301,685)
		2,939,316	(104,377)	(6)	556,544	(333,082)	95,318	3,153,713

(1)     Amounts arising from the merger of SHB (note 1.7).

(2)     Amounts transferred to discontinued operations (note 12).

		Parent company
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Transfers SHB	Transfers	12.31.17
Cost
Non-compete agreement	-	18,365	11,511	-	-	-	29,876
Goodwill	-	2,096,587	-	-	(553,658)	-	1,542,929
Ava	-	49,368	-	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	(304,582)	-	503,558
Incubatório Paraíso	-	656	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Sadia	-	1,214,036	-	-	(249,076)	-	964,960
Outgrowers relationship	-	14,702	320	-	-	-	15,022
Trademarks	-	1,173,000	-	-	-	-	1,173,000
Patents	-	6,100	-	-	-	-	6,100
Software	-	452,869	38,007	(176,361)	(4,439)	143,213	453,289
		3,761,623	49,838	(176,361)	(558,097)	143,213	3,220,216

Amortization
Non-compete agreement	39.82%	(5,051)	(9,864)	-	-	-	(14,915)
Outgrowers relationship	13.15%	(7,669)	(1,919)	-	-	-	(9,588)
Patents	27.42%	(3,191)	(1,037)	-	-	-	(4,228)
Software	19.92%	(293,967)	(133,587)	175,047	338	-	(252,169)
		(309,878)	(146,407)	175,047	338	-	(280,900)
		3,451,745	(96,569)	(1,314)	(557,759)	143,213	2,939,316

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	Restatement by Hyperinflation (1)	Exchange rate variation	Transfer - held for sale (2)	12.31.18
Cost
Non-compete agreement	-	62,043	33,748	-	-	9,057	(130)	(14,706)	90,012
Goodwill	-	4,192,228	-	-	-	323,904	116,744	(1,937,911)	2,694,965
AKF	-	131,494	-	-	-	-	22,451	-	153,945
Alimentos Calchaquí	-	157,908	-	-	-	840	(65,323)	(93,425)	-
Ava	-	49,368	-	-	-	-	-	-	49,368
Avex	-	16,026	-	-	-	20,650	(6,629)	(30,047)	-
Banvit Bandirma Vitaminli	-	193,750	-	-	-	-	(31,457)	-	162,293
BRF AFC	-	131,922	-	-	-	-	21,585	-	153,507
BRF Holland B.V.	-	25,979	-	-	-	-	3,074	(29,053)	-
BRF Invicta	-	131,926	-	-	-	-	14,467	(146,393)	-
Dánica	-	4,079	-	-	-	5,679	(1,687)	(8,071)	-
Eclipse Holding Cooperatief	-	1,315	-	-	-	94,177	(544)	(94,948)	-
Eleva Alimentos	-	808,140	-	-	-	-	-	(111,511)	696,629
Federal Foods LLC	-	63,843	-	-	-	-	10,945	-	74,788
Federal Foods Qatar L.L.C	-	313,189	-	-	-	-	53,590	-	366,779
GFS Group	-	771,604	-	-	-	-	130,348	(901,952)	-
GQFE - Golden Quality Foods Europe	-	2,779	-	-	-	-	328	(3,107)	-
Incubatório Paraíso	-	656	-	-	-	-	-	-	656
Invicta Food Group	-	715	-	-	-	-	78	(793)	-
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	-	7,636
Quickfood	-	97,133	-	-	-	202,558	(40,181)	(259,510)	-
Sadia	-	1,214,036	-	-	-	-	-	(201,423)	1,012,613
Universal Meats Ltd.	-	51,979	-	-	-	-	5,699	(57,678)	-
Import quotas	-	111,731	-	-	-	-	12,251	(123,982)	-
Outgrowers relationship	-	15,022	-	-	-	-	-	-	15,022
Trademarks	-	1,649,910	-	-	-	250,731	(140,196)	(424,283)	1,336,162
Patents	-	6,867	16	-	(68)	-	(199)	(550)	6,066
Customer relationship	-	1,220,801	-	-	-	149,089	19,281	(493,132)	896,039
Supplier relationship	-	2,049	-	-	-	-	369	(2,418)	-
Software	-	516,308	2,040	(121,929)	121,828	30,460	(2,372)	(54,503)	491,832
		7,776,959	35,804	(121,929)	121,760	763,241	5,748	(3,051,485)	5,530,098

Amortization
Non-compete agreement	32.70%	(23,501)	(26,794)	-	-	(5,786)	920	9,359	(45,802)
Import quotas	89.94%	(93,139)	(14,365)	-	-	-	(11,325)	118,829	-
Outgrowers relationship	13.24%	(9,590)	(1,963)	-	-	-	-	-	(11,553)
Patents	19.98%	(4,886)	(840)	-	-	(892)	202	1,267	(5,149)
Customer relationship	9.50%	(154,530)	(99,700)	-	-	(55,599)	(11,751)	149,130	(172,450)
Supplier relationship	5.00%	(102)	(115)	-	-	-	(25)	242	-
Software	19.68%	(293,575)	(127,449)	121,929	253	(26,967)	3,624	46,439	(275,746)
		(579,323)	(271,226)	121,929	253	(89,244)	(18,355)	325,266	(510,700)
		7,197,636	(235,422)	-	122,013	673,997	(12,607)	(2,726,219)	5,019,398

(1)     Refers to the price index update as disclosed in note 3.30.

(2)    Amounts transferred to assets held for sale (note 12).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.16	Additions	Disposals	Business combination	Transfers	Exchange rate variation	12.31.17
Cost
Non-compete agreement	-	51,283	11,511	-	545	-	(1,296)	62,043
Goodwill	-	4,343,550	-	-	(203,659)	-	52,337	4,192,228
AKF	-	129,518	-	-	(2,120)	-	4,096	131,494
Alimentos Calchaquí	-	341,988	-	-	(152,257)	-	(31,823)	157,908
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	18,775	-	-	-	-	(2,749)	16,026
Banvit Bandirma Vitaminli	-	-	-	-	203,781	-	(10,031)	193,750
BRF AFC	-	162,624	-	-	(33,372)	-	2,670	131,922
BRF Holland B.V.	-	22,505	-	-	-	-	3,474	25,979
BRF Invicta	-	119,092	-	-	-	-	12,834	131,926
Dánica	-	4,779	-	-	-	-	(700)	4,079
Eclipse Holding Cooperatief	-	209,950	-	-	(202,126)	-	(6,509)	1,315
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods LLC	-	70,474	-	-	(7,345)	-	714	63,843
Federal Foods Qatar L.L.C	-	308,468	-	-	-	-	4,721	313,189
GFS Group	-	684,368	-	-	-	-	87,236	771,604
GQFE - Golden Quality Foods Europe	-	2,407	-	-	-	-	372	2,779
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	645	-	-	-	-	70	715
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Quickfood	-	113,793	-	-	-	-	(16,660)	97,133
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Universal Meats Ltd.	-	57,577	-	-	(10,220)	-	4,622	51,979
Import quotas	-	58,155	-	-	42,197	-	11,379	111,731
Outgrowers relationship	-	14,702	320	-	-	-	-	15,022
Trademarks	-	1,313,194	-	-	386,853	-	(50,137)	1,649,910
Patents	-	6,917	6	(1)	-	22	(77)	6,867
Customer relationship	-	815,285	-	-	403,525	10,579	(8,588)	1,220,801
Supplier relationship	-	14,562	-	(1,991)	-	(10,579)	57	2,049
Software	-	503,998	40,301	(176,855)	2,661	146,300	(97)	516,308
		7,121,646	52,138	(178,847)	632,122	146,322	3,578	7,776,959

Amortization
Non-compete agreement	27.59%	(7,734)	(16,140)	-	-	-	373	(23,501)
Import quotas	73.63%	(21,697)	(63,545)	-	-	-	(7,897)	(93,139)
Outgrowers relationship	13.15%	(7,669)	(1,921)	-	-	-	-	(9,590)
Patents	27.42%	(3,912)	(1,057)	1	-	-	82	(4,886)
Customer relationship	7.59%	(81,332)	(72,234)	-	191	-	(1,155)	(154,530)
Supplier relationship	5.00%	(1,992)	(94)	1,991	-	-	(7)	(102)
Software	19.93%	(324,756)	(144,995)	175,484	-	-	692	(293,575)
		(449,092)	(299,986)	177,476	191	-	(7,912)	(579,323)
		6,672,554	(247,848)	(1,371)	632,313	146,322	(4,334)	7,197,636

Amortization of outgrowers relationship is recognized as a cost of sales in the statement of income, the amortization of customer relationship is recognized in selling expenses, while non-compete agreement, patents and software amortization is recorded according to its use as cost of sales, administrative or sales expenses.

Trademarks recorded in intangible assets come mainly from the business combination with Sadia and Banvit and are considered assets with indefinite useful life.

The goodwill is based on expected future profitability supported by valuation reports, after purchase price allocation.

Goodwill and intangible assets with indefinite useful life (trademarks) are allocated to cash-generating units as presented in note 5.

The calculation of the value in use of non-financial assets is done annually using the discounted cash flow method. In 2018, the Company used the strategic plan and annual budget with growing projections until 2023 and the average perpetuity of the cash generating units of 3.06% from this date, based on historical information of previous years, economic and financial projections from each specific market that the Company has operations and additionally include official information disclosed by independent institutions and government agencies, such as banks, economic advisories, the International Monetary Fund (IMF), Brazilian Central Bank (BACEN), among others.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The discount rate adopted by the Management varied from 9.33% to 10.22%, depending on the operating segment. The assumptions in the table below were also adopted:

	2019	2020	2021	2022	2023
GDP Brazil	2.57%	3.05%	3.07%	2.67%	2.63%
GDP Halal	3.30%	3.20%	3.20%	3.20%	3.20%
Inflation Brazil	4.09%	4.23%	4.00%	4.00%	4.00%
Exchange rate - BRL / USD	3.68	3.71	3.75	3.80	3.84
Exchange rate - EUR / USD	0.85	0.84	0.82	0.81	0.80

The rates above do not consider any tax effect.

Based on management analyses performed during 2018, no impairment loss was identified.

In addition to the above mentioned recovery analysis, management prepared a deterministic sensitivity analysis considering the variations in the EBIT margin and in the discount rate as presented below:

		Variations
Apreciation (devaluation)	1.0%	0.0%	-1.0%
BRAZIL
Discount rate	11.22%	10.22%	9.22%
Ebit Margin	10.32%	9.32%	8.32%

INTERNATIONAL
Discount rate	10.33%	9.33%	8.33%
Ebit Margin	11.05%	10.05%	9.05%

HALAL
Discount rate	11.17%	10.17%	9.17%
Ebit Margin	11.42%	10.42%	9.42%

The Company in its sensitivity analysis has not identified possible and reasonable scenarios in which identified the need for impairment in the intangible assets with indefinite useful life.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.18	Captured	Incorporation of companies (2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	'Fixed rate / 118% of CDI (7.78% on 12.31.17)	7.78% (7.78% on 12.31.17)	3.3	1,695,391	4,167,633	5,863,024	4,377,986	55,348	(1,074,301)	(136,809)	255,582	-	1,461,324	923,894	2,385,218

Certificate of agribusiness receivables	96.40% of CDI / IPCA + 5.90% (96.51% of CDI / IPCA + 5.90% on 12.31.17)	6.08% (7.41% on 12.31.17)	1.6	1,114,904	1,482,598	2,597,502	-	781,661	(996,985)	(155,916)	198,102	-	1,076,870	1,693,770	2,770,640

Development bank credit lines	Fixed rate / Selic / TJLP + 1.25% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.16% (6.78% on 12.31.17)	1.1	220,414	44,131	264,545	-	-	(315,119)	(20,346)	29,928	-	313,311	256,771	570,082

Bonds	(7.75% on 12.31.17)	(7.75% on 12.31.17)	-	-	-	-	-	-	(500,000)	(19,375)	15,573	-	503,802	-	503,802

Export credit facility	109.45% of CDI (100.35% on 12.31.17)	9.02% (6.91% on 12.31.17)	3.2	39,294	1,586,033	1,625,327	1,621,124	-	(1,850,000)	(188,743)	153,748	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	12.45% (4.36% on 12.31.17)	1.4	3,761	269,665	273,426	-	-	-	(8,101)	32,161	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	3,317	-	3,317	57,246	-	(57,500)	(445)	450	-	3,566	-	3,566

				3,077,081	7,550,060	10,627,141	6,056,356	837,009	(4,793,905)	(529,735)	685,544	-	3,401,603	4,970,269	8,371,872

Foreign currency

Bonds	3.85% (3.50% on 12.31.17) + e.r. US$ and EUR	3.85% (3.50% on 12.31.17) + e.r. US$ and EUR	4.5	68,053	7,419,750	7,487,803	-	2,898,940	-	(186,482)	206,566	593,358	40,111	3,935,310	3,975,421

Export credit facility	LIBOR + 0.95% (LIBOR + 1.58% on 12.31.17) + e.r. US$	4.76% (4.04% on 12.31.17) + e.r. US$	1.6	329,847	384,463	714,310	-	-	(655,480)	(55,712)	48,613	181,017	594,039	601,833	1,195,872

Advances for foreign exchange rate contracts	4.67% + e.r. US$	4.67% + e.r. US$	0.8	214,192	-	214,192	208,474	-	-	-	1,077	4,641	-	-	-
Development bank credit lines	(UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	(6.22% on 12.31.17) + e.r. US$ and other currencies	-	-	-	-	-	-	(3,851)	(192)	470	-	2,614	959	3,573

				612,092	7,804,213	8,416,305	208,474	2,898,940	(659,331)	(242,386)	256,726	779,016	636,764	4,538,102	5,174,866
				3,689,173	15,354,273	19,043,446	6,264,830	3,735,949	(5,453,236)	(772,121)	942,270	779,016	4,038,367	9,508,371	13,546,738
(1)     Weighted average maturity in years.

(2)     Amounts arising from the incorporation of SHB (note 1.7).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT	Current	Non-current	12.31.17	Captured	Transfers SHB	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	7.78% (8.90% on 12.31.16)	7.78% (8.90% on 12.31.16)	0.8	1,461,324	923,894	2,385,218	3,308,768	(64,564)	(2,229,186)	(154,410)	198,484	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5.90% (96.50% of CDI / IPCA + 5.90% on 12.31.16)	7.41% (13.43% on 12.31.16)	2.4	1,076,870	1,693,770	2,770,640	-	-	(779,190)	(393,809)	313,562	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.48% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	6.78% (7.93% on 12.31.16)	1.7	313,311	256,771	570,082	62,439	-	(403,772)	(37,256)	47,360	195	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.4	503,802	-	503,802	-	-	-	(38,750)	46,425	-	(6,806)	4,140	498,793	502,933

Export credit facility	100.35% of CDI (13.68% on 12.31.16)	6.91% (13.68% on 12.31.16)	1.2	39,198	1,850,000	1,889,198	-	-	-	(214,311)	181,212	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	4.36% (12.09% on 12.31.16)	2.2	3,532	245,834	249,366	-	-	-	(8,055)	9,735	(1,661)	(2,209)	3,546	248,010	251,556

Other secured debts	(8.50% on 12.31.16)	(8.50% on 12.31.16)	-	-	-	-	-	-	(129,874)	(8,904)	9,185	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.5	3,566	-	3,566	34,405	-	(30,911)	(220)	220	-	-	72	-	72

				3,401,603	4,970,269	8,371,872	3,405,612	(64,564)	(3,572,933)	(855,715)	806,183	(1,466)	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	3.50% (4.05% on 12.31.16) + e.r. US$ and EUR	3.50% (4.05% on 12.31.16) + e.r. US$ and EUR	4.9	40,111	3,935,310	3,975,421	-	(2,424,133)	-	(139,208)	155,038	298,364	-	48,170	6,037,190	6,085,360

Export credit facility	LIBOR + 1.58% (LIBOR + 2.74% on 12.31.16) + e.r. US$	4.04% (3.95% on 12.31.16) + e.r. US$	1.6	594,039	601,833	1,195,872	2,558,720	-	(2,424,237)	(72,916)	76,738	73,231	-	311,606	672,730	984,336

Advances for foreign exchange rate contracts	(2.39% + e.r. US$) + e.r. US$	(2.39% + e.r. US$) + e.r. US$	-	-	-	-	-	-	(199,322)	(4,742)	347	(9,123)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.22% (6.24% on 12.31.16) + e.r. US$ and other currencies	1.0	2,614	959	3,573	-	-	(5,905)	(372)	1,213	(265)	-	5,884	3,018	8,902

				636,764	4,538,102	5,174,866	2,558,720	(2,424,133)	(2,629,464)	(217,238)	233,336	362,207	-	578,500	6,712,938	7,291,438
				4,038,367	9,508,371	13,546,738	5,964,332	(2,488,697)	(6,202,397)	(1,072,953)	1,039,519	360,741	11,100	2,566,425	13,368,668	15,935,093

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	12.31.18	Captured	Transfer - held for sale (2)	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	'Fixed rate / 118% of CDI (7.79% on 12.31.17)	7.78% (7.79% on 12.31.17)	1.7	1,695,390	4,167,633	5,863,023	4,431,145	-	(1,235,896)	(149,702)	262,113	-	1,631,469	923,894	2,555,363

Certificate of agribusiness receivables	96.40% of CDI / IPCA + 5,90% (96.51% of CDI / IPCA + 5,90% on 12.31.17)	6.08% (7.41% on 12.31.17)	1.6	1,114,904	1,482,598	2,597,502	-	-	(996,985)	(223,143)	245,978	-	1,097,882	2,473,770	3,571,652

Development bank credit lines	Fixed rate / Selic / TJLP + 1.25% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.16% (6.78% on 12.31.17)	1.1	220,414	44,131	264,545	-	-	(315,119)	(20,346)	29,928	-	313,311	256,771	570,082

Bonds	(7.75% on 12.31.17)	(7.75% on 12.31.17)	-	-	-	-	-	-	(500,000)	(19,375)	15,573	-	503,802	-	503,802

Export credit facility	109.45% of CDI (100.35% on 12.31.17)	9.02% (6.91% on 12.31.17)	3.2	39,294	1,586,033	1,625,327	1,621,124	-	(1,850,000)	(188,743)	153,748	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	12.45% (4.36% on 12.31.17)	1.4	3,761	269,665	273,426	-	-	-	(8,101)	32,161	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	3,317	-	3,317	57,246	-	(57,500)	(445)	450	-	3,566	-	3,566

				3,077,080	7,550,060	10,627,140	6,109,515	-	(4,955,500)	(609,855)	739,951	-	3,592,760	5,750,269	9,343,029

Foreign currency

Bonds	4.07% (4.08% on 12.31.17) + e.r. US$ and EUR	4.07% (4.08% on 12.31.17) + e.r. US$ and EUR	4.8	99,568	9,646,878	9,746,446	-	(87,113)	(14,791)	(466,552)	506,484	1,278,497	105,080	8,424,841	8,529,921

Export credit facility	LIBOR + 0.25% (LIBOR + 1.85% on 12.31.17) + e.r. US$	2.47% (3.35% on 12.31.17) + e.r. US$	0.8	998,730	384,462	1,383,192	8,395	-	(1,067,367)	(75,878)	67,621	299,693	953,502	1,197,226	2,150,728

Advances for foreign exchange rate contracts	4.67% + e.r. US$	4.67% + e.r. US$	0.8	214,192	-	214,192	208,474	-	-	-	1,077	4,641	-	-	-

Development bank credit lines	(UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	(6.22% on 12.31.17) + e.r. US$ and other currencies	-	-	-	-	-	-	(3,851)	(192)	471	-	2,613	959	3,572

Working capital	46.84% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	46.84% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	-	-	-	-	813,279	(68,660)	(898,283)	(3,632)	46,025	(56,617)	128,156	39,732	167,888

Working capital	21.91% (15.95% on 12.31.17) + e.r TRY	21.91% (15.95% on 12.31.17) + e.r TRY	0.7	157,819	36,655	194,474	193,058	-	(216,610)	(21,057)	35,934	(46,091)	249,240	-	249,240

				1,470,309	10,067,995	11,538,304	1,223,206	(155,773)	(2,200,902)	(567,311)	657,612	1,480,123	1,438,591	9,662,758	11,101,349
				4,547,389	17,618,055	22,165,444	7,332,721	(155,773)	(7,156,402)	(1,177,166)	1,397,563	1,480,123	5,031,351	15,413,027	20,444,378

(1)       Weighted average maturity in years.

(2)     Amounts transferred to discontinued operations (note 12).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT	Current	Non-current	12.31.17	Captured	Business combination	Amortization	Interest paid	Interest accrued	Exchange rate variation	Price index update	Current	Non-current	12.31.16
Local currency

Working capital	7.79% (8.90% on 12.31.16)	7.79% (8.90% on 12.31.16)	0.8	1,631,469	923,894	2,555,363	3,579,445	-	(2,400,985)	(162,218)	212,995	-	-	1,326,126	-	1,326,126

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5,90% (96.50% of CDI / IPCA + 5,90% on 12.31.16)	7.41% (13.43% on 12.31.16)	2.4	1,097,882	2,473,770	3,571,652	780,000	-	(779,190)	(393,809)	334,574	-	-	168,110	3,461,967	3,630,077

Development bank credit lines	Fixed rate / Selic / TJLP + 1.48% (Fixed rate / Selic / TJLP + 0.75% on 12.31.16)	6.78% (7.93% on 12.31.16)	1.7	313,311	256,771	570,082	62,439	-	(403,772)	(37,256)	47,359	196	20,104	381,303	499,709	881,012

Bonds	7.75% (7.75% on 12.31.16)	7.75% (7.75% on 12.31.16)	0.4	503,802	-	503,802	-	-	-	(38,750)	46,425	-	(6,806)	4,140	498,793	502,933

Export credit facility	100.35% of CDI (13.68% on 12.31.16)	6.91% (13.68% on 12.31.16)	1.2	39,198	1,850,000	1,889,198	-	-	-	(214,311)	181,212	-	-	72,297	1,850,000	1,922,297

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.16)	4.36% (12.09% on 12.31.16)	2.2	3,532	245,834	249,366	-	-	-	(8,055)	9,736	(1,662)	(2,209)	3,546	248,010	251,556

Other secured debts	(8.50% on 12.31.16)	(8.50% on 12.31.16)	-	-	-	-	-	-	(129,874)	(8,904)	9,185	-	11	32,331	97,251	129,582

Fiscal incentives	2.40% (2.40% on 12.31.16)	2.40% (2.40% on 12.31.16)	0.5	3,566	-	3,566	34,405	-	(30,911)	(220)	220	-	-	72	-	72

				3,592,760	5,750,269	9,343,029	4,456,289	-	(3,744,732)	(863,523)	841,706	(1,466)	11,100	1,987,925	6,655,730	8,643,655

Foreign currency

Bonds	4.08% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	4.08% (4.71% on 12.31.16) + e.r. US$, EUR and ARS	6.0	105,080	8,424,841	8,529,921	77,129	-	(395,970)	(382,020)	410,433	326,687	-	489,229	8,004,433	8,493,662

Export credit facility	LIBOR + 1.85% (LIBOR + 2.71% on 12.31.16) + e.r. US$	3.35% (3.85% on 12.31.16) + e.r. US$	2.2	953,502	1,197,226	2,150,728	3,576,033	-	(2,981,166)	(98,501)	105,475	238,293	-	312,219	998,375	1,310,594

Advances for foreign exchange rate contracts	(2.39% on 12.31.16) + e.r. US$	(2.39% on 12.31.16) + e.r. US$	-	-	-	-	4,065	-	(203,396)	(4,741)	347	(9,115)	-	212,840	-	212,840

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 2.10% on 12.31.16) + e.r. US$ and other currencies	6.22% (6.24% on 12.31.16) + e.r. US$ and other currencies	1.0	2,613	959	3,572	-	-	(5,906)	(372)	1,213	(264)	-	5,883	3,018	8,901

Working capital	23.10% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	23.10% (14.28% on 12.31.16) + e.r. ARS / + e.r US$	1.5	128,156	39,732	167,888	1,584,848	-	(1,629,418)	(19,777)	59,246	(119,739)	-	236,908	55,820	292,728

Working capital	15.95% + e.r TRY	15.95% + e.r TRY	0.1	249,240	-	249,240	-	389,151	(40,644)	(41)	5,103	(104,329)	-	-	-	-

				1,438,591	9,662,758	11,101,349	5,242,075	389,151	(5,256,500)	(505,452)	581,817	331,533	-	1,257,079	9,061,646	10,318,725
				5,031,351	15,413,027	20,444,378	9,698,364	389,151	(9,001,232)	(1,368,975)	1,423,523	330,067	11,100	3,245,004	15,717,376	18,962,380

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.1.     Working capital

Rural credit: The Company and its subsidiaries entered into rural credit loans with several commercial banks, under a Brazilian Federal government program that promotes investments in rural activities.

Working capital in foreign currency: Refers to credit lines taken from financial institutions and utilized primarily to short term working capital and import operations of subsidiaries located in Turkey. The loans are denominated in Argentine Pesos and Turkey Lira with maturity in 2019 and 2020.

19.2.     Agribusiness receivables certificates (“CRA”)

On April 19, 2016, the Company completed the CRA issuance related to the public distribution offering of the 1st series of the 9th Issue by Octante Securitizadora S.A. (“Securitization Company”) in the amount of R$1,000,000 net of interest, which will mature on April 19, 2019 and were issued with a coupon of 96.50% p.a. of the DI rate, payable every each 9 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and were assigned and/or promised to the Securitization Company.

On December 22, 2016, the Company completed the CRA issuance related to the public distribution offering of the 1st and 2nd series of the 1st Issue by Vert Companhia Securitizadora, in the amount of R$1,500,000 net of interest. The 1st series CRA were issued with a coupon of 96.00% p.a. of the DI rate, with will mature on December 16, 2020 and payable every each 8 months. The 2nd series CRA were issued with a coupon of 5.8970% p.a. updated by the Amplified Consumer Price Index (“IPCA”), with will mature on December 18, 2023 and with interest payable every each 16 or 18 months. The CRAs arise from the Company’s exports contracted with BRF Global GmbH and BRF Foods GmbH.

19.3.     Development bank credit lines

The Company and its subsidiaries have several outstanding obligations with National Bank for Economic and Social Development (“BNDES”). The loans were obtained for the acquisition of equipment and expansion of productive facilities.

FINEM: Credit lines of Financing for Enterprises ("FINEM") which are subject to the variations of UMBNDES, TJLP and SELIC currency basket. The values of principal and interest are paid in monthly installments, with maturities between 2019 and 2020 and are secured by pledge of equipment, facilities and mortgage on properties owned by the Company.

FINEP: Credit lines of Financial of Studies and Projects (“FINEP”) obtained with reduced charges for projects of research, development and innovation, with maturity in 2019.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.4.     Bonds

BFF Notes 2020: On January 28, 2010, BFF International Limited issued senior notes in the total value of US$750,000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a. and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023 and on May 15, 2014, the amount of US$409,640 was repurchased with part of the proceeds obtained from the Senior Notes BRF 2024. On May 28, 2015, the Company concluded a Tender Offer, in amount of US$101,359, such that the outstanding balance amounted to US$118,283 and the premium paid, net of interest, was US$15,964 (equivalent of R$52,028). On September 14, 2016, the Company concluded a Tender Offer, in amount of US$32,183 (equivalent of R$104,888), being the premium paid, net of interest, was US$4,103 (equivalent of R$13,372). The premium paid to holders of existing bonds was recorded as a financial expense.

Senior Notes BRF2022: On June 6, 2012, BRF issued senior notes of US$500,000, with nominal interest rate of 5.88% p.a. and an effective rate of 6.00% p.a. maturing on June 6, 2022. On June 26, 2012, the Company reopened this transaction for an additional amount of R$250,000, with nominal interest rate of 5.88% p.a. and effective rate of 5.50% p.a. On May 28,2015, the Company concluded a Tender Offer, in amount of US$577,130, such that the outstanding balance amounted to US$172,870 and the premium paid, net of interest, was US$79,355 (equivalent of R$258,626). On September 14, 2016, the Company concluded a Tender Offer, in amount of US$54,208 (equivalent of R$176,669), being the premium paid, net of interest, was US$5,692 (equivalent of R$18,551). The premium paid to holders of existing bonds was recorded as a financial expense.

Senior Notes BRF 2022 (“Green Bonds”): On May 29, 2015, BRF concluded a Senior Notes offer of 7 (seven) year in the total amount of EUR500,000, which will mature on May 03, 2022 (“Senior Notes BRF 2022”), issued with a coupon (interest) of 2.75% p.a. (yield to maturity 2.822%), payable annually beginning on June 03, 2016.

Senior Notes BRF 2023: On May 15, 2013, BRF completed international offerings of 10 year bonds in the aggregate amount of US$500,000 (the “USD Bonds”), which will mature on May 22, 2023 (“Senior Notes BRF 2023”), issued with a coupon (interest) of 3.95% per year (yield to maturity 4.135%), payable semi-annually beginning on November 22, 2013.

Senior Notes BRF 2024: On May 15, 2014, BRF completed international offerings of 10 year bonds in the aggregate amount of US$750,000 (the “USD Bonds”), which will mature on May 22, 2024 (“Senior Notes BRF 2024”), issued with a coupon (interest) of 4.75% p.a. (yield to maturity 4.952%), payable semi-annually beginning on November 22, 2014.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Senior Notes BRF 2026: On September 29, 2016, BRF through its wholly-owned subsidiary BRF GmbH concluded a Senior Notes offer of 10 years duration in the total amount of US$500,000, with will mature on September 29, 2026, issued with a coupon (interest) of 4.35% p.a. (yield to maturity de 4.625%), payable semi-annually beginning on March 29, 2017.

19.5.     Export credit facilities

Export prepayments: Under the terms of each of these credit facilities, the Company entered into loans which must be evidenced subsequently by the trade accounts receivable related to the exports of its products, with maturities between 2019 and 2023.

Commercial credit lines: Denominated in Euros with quarterly interest payments and principal maturing in 2019 and are utilized for purchases of imported raw materials and other working capital needs.

19.6.     Special Program Asset Recovery (“PESA”)

The Company has a loan facility obtained through the Special Program for Asset Recovery (“Programa Especial de Saneamento de Ativos”) promoted by the federal government and securitized by commercial financial institutions. Such loan facility is subject to the variations of the General Market Price Index (“IGPM”) plus interest of 4.90% p.a.. The principal is payable in a single installment with maturity date in 2020, being secured by endorsements and pledges of public debt securities (note 15).

19.7.     Rotative credit line (“Revolver Credit Facility”)

With the purpose of improving its financial liquidity, the Company and its wholly-owned subsidiary BRF Global GmbH obtained a credit line Revolving Credit Facility ("Revolver Credit Facility") in the amount of US$1,000,000, with a maturity date in May 2019, from a syndicate comprised of 28 banks. The transaction was structured to allow the Company to utilize the credit line at any time, during the contracted period. On December 31, 2018 the line is avalable but not used.

19.8.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company	Consolidated
	12.31.18	12.31.18
2019	3,697,724	4,555,943
2020	3,026,033	3,395,433
2021	2,936,023	2,936,023
2022	3,072,727	3,072,727
2023	3,399,909	3,399,909
2024 onwards	2,911,030	4,805,409
	19,043,446	22,165,444

19.9.     Guarantees

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Total of loans and financing	19,043,446	13,546,738	22,165,444	20,444,378
Mortgage guarantees	267,862	577,218	267,862	577,218
Related to FINEM-BNDES	217,620	462,842	217,620	462,842
Related to tax incentives and other	50,242	114,376	50,242	114,376

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 31, 2018 totaled R$5,956 (R$17,306 as of December 31, 2017).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The value of these guarantees on December 31, 2018 totaled R$29,794 (R$87,062 as of December 31, 2017).

On December 31, 2018, the Company contracted bank guarantees in the amount of R$783,952 (R$1,477,817 as of December 31, 2017) offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.57% p.a. (1.09% p.a. as of December 31, 2017).

19.10.  Commitments

In the normal course of the business, the Company enters into agreements with third parties for the purchase of raw materials with future delivery, mainly of corn and soymeal. The agreed prices in these agreements can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements at the date of these financial statements are set forth below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Parent company	Consolidated
	12.31.18	12.31.18
2019	3,967,752	4,338,133
2020	487,402	527,766
2021	257,509	257,509
2022	158,868	158,868
2023	111,608	111,608
2024 onwards	315,036	315,036
	5,298,175	5,708,920

20.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Domestic suppliers
Third parties	4,682,899	4,214,285	4,700,830	4,647,729
Related parties	15,008	53,064	-	16,592
	4,697,907	4,267,349	4,700,830	4,664,321

Foreign suppliers
Third parties	374,573	605,078	1,079,438	2,030,710
Related parties	315	3,375	-	-
	374,888	608,453	1,079,438	2,030,710

(-) Adjustment to present value	(47,970)	(44,577)	(47,990)	(52,774)
	5,024,825	4,831,225	5,732,278	6,642,257

Current	4,844,981	4,635,382	5,552,434	6,445,486
Non-current	179,844	195,843	179,844	196,771

For the year ended December 31, 2018, the days payable outstanding is 94 days (97 days on December 31, 2017).

On the suppliers balance as of December 31, 2018, R$1,300,777 in the parent company and R$1,301,304 in the consolidated (R$1,596,448 in the parent company and R$1,787,714 in the consolidated as of December 31, 2017) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is set forth in note 30. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

21.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Supply chain finance - Domestic suppliers	715,335	476,698	715,335	518,417
Supply chain finance - Foreign suppliers	170,448	172,216	170,448	196,772
	885,783	648,914	885,783	715,189

The Company has partnerships with several financial institutions that allow the suppliers to borrow against their future receivables. The suppliers have the freedom to choose whether to participate and if so, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and / or more flexible payment terms, among others.

The Company has not identified a material change in the existing commercial conditions with its suppliers.

On December 31, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.52% to 0.75% p.m. (0.57% to 0.84% p.m. on December 31, 2017).

On December 31, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.31% to 0.50% p.a. (0.19% to 0.29% p.m. on December 31, 2017).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

22.         DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17

Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	16,765	663	16,765	1,138
Currency option contracts	101,417	20,262	101,426	23,542
Commodities (corn) non-deliverable forward (NDF)	22,169	783	22,169	783
Corn future contracts - B3	1	24	1	24
Corn option contracts - B3	-	789	-	789
Commodities (soybean) non-deliverable forward (NDF)	591	1,056	591	1,056
Commodities (soybean oil) non-deliverable forward (NDF)	-	123	-	123
	140,943	23,700	140,952	27,455

Liabilities
Non-deliverable forward of currency (NDF)	(20,928)	(5,846)	(20,928)	(6,769)
Currency option contracts	(68,531)	(22,851)	(75,779)	(25,916)
Commodities (corn) non-deliverable forward (NDF)	(3,586)	(4,593)	(3,586)	(4,593)
Corn future contracts - B3	(59)	-	(59)	-
Corn option contracts - B3	-	(554)	-	(554)
Commodities (soybean) non-deliverable forward (NDF)	(3,311)	-	(3,311)	-
Commodities (soybean meal) non-deliverable forward (NDF)	(2,672)	(3,015)	(2,672)	(3,015)
Soybean meal option contracts	-	(1,488)	-	(1,488)
Commodities (soybean oil) non-deliverable forward (NDF)	(4,357)	(112)	(4,357)	(112)
Exchange rate contracts currency (Swap)	-	(155,496)	(82)	(166,343)
	(103,444)	(193,955)	(110,774)	(208,790)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward of currency (NDF)	-	239	2,411	36,412
Currency option contracts	-	-	2,575	1,476
Exchange rate contracts currency (Swap)	36,401	25,193	36,401	25,193
	36,401	25,432	41,387	63,081

Liabilities
Non-deliverable forward of currency (NDF)	(12,366)	(1,964)	(12,366)	(1,964)
Currency future contracts - B3	(9,367)	(249)	(9,367)	(249)
Swap (index / currency / stocks)	-	-	(3,374)	(2,037)
Deliverable forwards contracts	(99,154)	(86,451)	(99,154)	(86,451)
	(120,887)	(88,664)	(124,261)	(90,701)

Current assets	177,344	49,132	182,339	90,536
Current liabilities	(224,331)	(282,619)	(235,035)	(299,491)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The collateral given in the transactions set forth above are disclosed in note 7.

23.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

23.1.     Operating lease

The minimum future payments of non-cancellable operating lease are set forth below:

	Parent company	Consolidated
	12.31.18	12.31.18
2019	421,085	421,656
2020	103,454	103,731
2021	108,173	108,434
2022	49,382	49,432
2023	157,269	157,319
2024 onwards	1,285,772	1,285,809
	2,125,135	2,126,381

The payments of operating lease agreements recognized in the statement of income in the year ended December 31, 2018 amounted to R$357,241 in the parent company and R$480,232 in the consolidated (R$171,158 in the parent company and R$289,703 in the consolidated in the same period of the previous year). The amount related to discontinued operations in the consolidated is R$13,693 in the year ended December 31, 2018 (R$17,014 at December 31, 2007).

In 2018, Sale-leaseback transaction in the amount of R$175,000, of which R$140,000 refers to the Distribution Center of Vitória de Santo Antão (PE) and R$35,000 related to the Property in Duque de Caxias (RJ). Sales with subsequent rental  of the same property, guaranteeing the Purchasers the receipt of the rents for the determined term of 20 years and 10 years respectively, both were classified as operating leases with immediate gain for the Company of R$62,000, recorded in other operating results.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

23.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, set forth below:

		Parent company		Consolidated
	Weighted average depreciation rate (p.a.) (1)	12.31.18	12.31.17	12.31.18	Restated 12.31.17
Cost
Machinery and equipment		129,589	91,923	129,589	97,591
Software		68,424	97,083	68,424	97,083
Buildings		214,171	216,560	214,171	216,560
Facilities		14,492	14,692	14,492	14,692
		426,676	420,258	426,676	425,926

Accumulated depreciation
Machinery and equipment	35.15%	(75,422)	(42,930)	(75,422)	(45,070)
Software	39.85%	(57,486)	(84,578)	(57,486)	(84,578)
Buildings	6.75%	(74,527)	(58,836)	(74,527)	(58,836)
Facilities	6.67%	(1,725)	(719)	(1,725)	(719)
		(209,160)	(187,063)	(209,160)	(189,203)
		217,516	233,195	217,516	236,723

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CPC 06 / IAS 17.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company and Consolidated
	12.31.18
	Present value of minimum payments	Interest	Minimum future payments
2019	64,762	17,702	82,464
2020	42,141	14,041	56,182
2021	20,952	8,608	29,560
2022	16,356	7,256	23,612
2023	12,844	6,786	19,630
2024 onwards	58,318	35,753	94,071
	215,373	90,146	305,519

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

In addition, the Company also has commitments regarding financial leases, related to a built to suit agreement for the construction of facilities which will be built by third parties. The agreements term will be 13 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of outstanding rent installments falling due, according to the terms of the contract. The contract was classified as a finance lease.

The estimated schedule of future payments related to this agreement is set forth below:

Parent company and Consolidated
12.31.18
2019	9,423
2020	9,423
2021	9,423
2022	9,423
2023 onwards	84,806
122,498

24.         SHARE-BASED PAYMENT

24.1.    Stock options plan

The Company grants stock options to its employees eligible by the Board of Directors, which are determined in stock options plans that were approved by a Ordinary and a Special Meeting of Shareholders on March 31, 2010 (Plan I) and April 08, 2015 (Plan II).

Plan I comprises two instruments: (i) annual stock option grant, and (ii) an additional stock option grant, which the employee might adhere using part of its profit sharing bonus. Plan II comprises only the annual grant.

The vesting conditions are based on attainment of results and in the value of the Company businesses.

The plans include shares issued by the Company up to the limit of 2% of the total stock, and its purpose is to: (i) attract, retain and motivate the beneficiaries, (ii) add value for shareholders, and (iii) encourage the view of entrepreneur of the business.

The plans are managed by the Board of Directors, within the limits established by the general guidelines of the plan and applicable legislation.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The quantity of granted options is determined by the Board of Directors, with an exercise price equivalent to the average amount of the closing price of the share at the last twenty trading sessions of the B3, prior to the grant date. The exercise price is updated monthly by the variation of the Amplified Consumer Price Index (“IPCA”) between the grant date and the month prior to the option exercise notice by the beneficiary.

The vesting period during which the participant can not exercise the purchase of the shares for Plan I is 1 to 3 years and for Plan II is 1 to 4 years, respecting the following deadlines from the grant date of the option.

Plan I		Plan II
Quantity	Deadline	Quantity	Deadline

1/3	1 year	1/4	1 year
2/3	2 years	2/4	2 years
3/3	3 years	3/4	3 years
-	-	4/4	4 years

After the vesting period and within no more than five years for Plan I and six years for Plan II from the grant date, the beneficiary is no longer entitled to the right to the unexercised options. To satisfy the exercise of the options, the Company may issue new shares or use shares held in treasury.

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise	End of the exercise	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
04.04.14	04.03.15	04.03.19	1,552,564	407,556	12.56	44.48	58.11
05.02.14	05.01.15	05.01.19	1,610,450	314,113	14.11	47.98	62.27
12.18.14	12.17.15	12.17.19	5,702,714	1,540,640	14.58	63.49	80.27
			8,865,728	2,262,309

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	2,375,000	9.21	56.00	61.48
05.31.16	05.31.17	12.30.22	3,351,220	1,327,100	10.97	46.68	50.85
03.30.17	03.30.18	12.29.23	863,528	193,045	9.45	38.43	40.59
			12,939,481	3,895,145
			21,805,209	6,157,454

(1)     Amounts expressed in Brazilian Reais.

24.2.     Stock options plan – Restricted shares

In 2018, 2,857,394 restricted shares were granted in accordance with the plan that were approved by an Ordinary and a Special Meeting of Shareholders on April 26, 2018. The purpose of this plan is: (i) to stimulate the expansion, success and achievement of the Company's social objectives; (ii) to align the interests of the Company's shareholders with those of the eligible persons; and (iii) to enable the Company and the companies under its control to attract and retain the persons related to it.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Under the terms of the plan, directors may be elected, statutory or not, and people occupying other positions of the Company or subsidiaries. The granting of rights to beneficiaries is conditional on: (i) continuity of the employment relationship with the Company for 3 years after the grant date; (ii) achievement of a minimum shareholder return defined by the Board of Directors in the granting agreements and determined at the end of the vesting period; or (iii) any other conditions determined by the Board of Directors in each grant made.

Each year, or whenever it deems it appropriate, the Board of Directors shall approve the granting of restricted shares, electing the beneficiaries in favor of which the Company will sell the restricted shares, establishing the terms, quantities and conditions of acquisition of rights related to restricted shares.

The total number of restricted shares that may be granted under the plan shall not exceed 0.5% of the registered common shares, in book-entry form without par value, representing the Company's total share capital.

Date		Quantity		Grant (1)
Grant	Term of acquisition of the right	Shares granted	Outstanding shares	Fair value of the shares
Restricted shares plan
08.31.17	08.31.19	716,846	250,334	41.85
04.26.18	04.26.20	276,000	276,000	22.29
06.14.18	06.14.20	270,000	270,000	20.00
10.01.18	10.01.20	2,311,394	2,294,717	21.44
		3,574,240	3,091,051

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

24.3.     Rollforward of the stock options plan and outstanding granted options

The rollforward of the outstanding granted options for the year ended December 31, 2018 is presented as follows:

Consolidated

Outstanding options/shares as of December 31, 2017	12,872,189
Issued - grant of 2018
June 2018 - (Restricted shares plan)	270,000
April 2018 - (Restricted shares plan)	276,000
May 2018	150,000
October 2018	2,311,394
Antecipated transfer
Antecipated transfer on april 2018 (Restricted shares plan)	(200,100)
Exercised:
Exercised on December of 2018 (Restricted shares plan)	(214)
Exercised on December of 2017 (Restricted shares plan)	(76,163)
Forfeiture:
Grant of 2018	(150,000)
Grant of 2017	(733,168)
Grant of 2017 (Restricted shares)	(396,786)
Grant of 2016	(2,976,160)
Grant of 2014	(1,917,974)
Grant of 2014	(75,645)
Grant of 2013	(304,968)
Outstanding options/shares as of December 31, 2018	9,048,405

The weighted average exercise prices of the outstanding options conditioned to services is R$60.05 (sixty Brazilian Reais and five cents), and the weighted average of the remaining vesting period is 35 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$262,306 (R$261,836 as of December 31, 2017). In the statement of income in the year ended December 31, 2018 the amount recognized as expense was R$470 (R$25,628 as of December 31, 2017).

During the year ended on December 31, 2018, no executive exercised stock options.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

24.4.     Fair Value Measurement

The weighted average fair value of options outstanding as of December 31, 2018 was R$10.11 (ten Brazilian Reais and eleven cents) (R$11.36 as of December 31, 2017). The fair value of the stock options was measured using the Black-Scholes pricing model, based on the following assumptions:

	12.31.18
	Plan I	Plan II
Expected maturity of the option:
Exercise in the 1st year	3.0 years	3.5 years
Exercise in the 2nd year	3.5 years	4.0 years
Exercise in the 3rd year	4.0 years	4.5 years
Exercise in the 4th year	-	5.0 years
Risk-free interest rate	5.86%	6.34%
Volatility	25.38%	27.43%
Expected dividends over shares	1.16%	2.43%
Expected inflation rate	4.00%	3.89%

24.5.     Expected period

The expected period is that in which it is believed that the options will be exercised and was determined under the assumption that the beneficiaries will exercise their options at the limit of the exercise period.

24.6.     Risk-free interest rate

The Company uses as risk-free interest rate the National Treasury Bond (“NTN-B”) available on the date of calculation and with maturity equivalent to the terms of the option.

24.7.     Volatility

The estimated volatility took into account the weighting of the trading history of the Company’s shares.

24.8.     Expected dividends

The percentage of dividends used is based on the average payment of dividends per share in relation to the market value of the shares for the past four years.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

24.9.     Expected inflation rate

The expected average inflation rate is based on estimated IPCA by Central Bank of Brazil, considering the remaining average terms of the option.

25.         EMPLOYEES BENEFITS PLANS

25.1.     Pension plans

The Company sponsors pension plans for its employees and executives as presented below:

Plan	Modality	Adhesions

Plan I	Defined Benefit	Closed
Plan II	Defined Benefit	Closed
Plan III	Defined Contribution	Open
FAF	Defined Benefit	Closed

These plans are managed by BRF Previdência a pension fund entity of non-economic nature and non-profit, through its Deliberative Board which is responsible for defining pension premises and policies, as well as establishing fundamentals guidelines and organization, operation and management rules. The Deliberative Board is composed of representatives from the sponsor and participants, the proportion of 2/3 and 1/3 respectively.

a.            Defined benefit plans

Plan I and II are structured as defined benefit during the accumulation of mathematics provisions with option to change the account balance to be applicable in lifetime monthly income on the grant date benefit. The main actuarial risks are (i) survival time over the ones set out in the mortality tables and (ii) actual return on equity below the actual discount rate.

The main purpose of Fundação Attílio Francisco Xavier Fontana (“FAF”) plan is to supplement the benefit paid by the Brazilian Social Security (“INSS – Instituto Nacional de Securidade Social”), calculated proportionally according to the length of service performed and in line with the type of retirement. The main actuarial risks are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected, (iii) salary growth higher than expected, (iv) actual return on assets below the actual discount rate, (v) amendment of the rules of social security and actual family composition of the retired employee or executive different from the established assumption.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

In plans I and II, the contributions performed by the participants are made by the sponsor in equal basic contributions. In the Plan FAF, the contribution is made through a percentage actuarially defined for the participant and the sponsor. The actuarial calculations of the plans managed by BRF Previdência are made by independent actuaries, on an annual basis, according to the rules in force.

In case of a deficit result in plans, it must be supported by the sponsor, participants and beneficiaries, in the proportion of their contributions.

The economic benefit presented as an asset, considers only the part of the surplus that is actually recoverable. The form of recovery of the surplus of the plans will be through reductions in future contributions.

On December 31, 2018, the Deliberative Council and the competent regulatory body approved the incorporation of Plan I by Plan II, preserving the acquired rights of the assistants linked to the Plans and the accumulated right. The merger was motivated by the fact that these are plans with identical structure, closed for new accessions and considering that the sponsors belong to the same economic group.

b.            Defined contribution plan

Plan III is a defined contribution plan, where contributions are known and the benefit amount depends directly on the contributions made by participants and sponsors, time of contribution and of the result obtained through investment of contributions. The contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants) and that may vary from 0.7% to 7.0% according to the salary range of the participant. The contributions made by the Company in the years ended December 31, 2018 and December 31, 2017 amounted R$18,708 and R$17,511 respectively. On December 31, 2018, the plan has 34,975 participants (33,551 participants as of December 31, 2017).

If participants of the plans I, II and III end the employment relationship with the sponsor, the balance formed by the contributions of the sponsor not used for the payment of benefits, will form a fund of overage of contributions that may be used to compensate the future contributions of the sponsor.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

c.            Rollforward of defined benefit plans

The assets and actuarial liabilities are presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plan I and II
	12.31.18	12.31.17	12.31.18	12.31.17
Composition of actuarial assets and liabilities
Present value of actuarial liabilities	2,498,564	2,275,862	17,447	16,009
Fair value of assets	(3,193,931)	(3,077,392)	(27,819)	(26,682)
(Surplus) Deficit	(695,367)	(801,530)	(10,372)	(10,673)
Irrecoverable surplus - (asset ceiling)	695,367	801,530	8,502	8,452
Net actuarial (assets) liabilities	-	-	(1,870)	(2,221)

Rollforward of irrecoverable surplus
Beginning balance of irrecoverable surplus	801,530	838,331	8,452	8,087
Interest on irrecoverable surplus	78,069	93,893	821	910
Changes in irrecoverable surplus during the year	(184,232)	(130,694)	(771)	(545)
Ending balance of irrecoverable surplus	695,367	801,530	8,502	8,452

Rollforward of present value of actuarial liabilities
Beginning balance of the present value of liabilities	2,275,862	2,000,331	16,009	15,215
Interest on actuarial obligations	215,403	217,325	1,497	1,642
Current service cost	27,972	26,832	-	-
Benefit paid	(129,057)	(117,543)	(1,276)	(1,489)
Actuarial losses - experience	35,950	(48,666)	782	(592)
Actuarial losses - hypothesis	72,434	197,583	435	1,233
Ending balance of actuarial liabilities	2,498,564	2,275,862	17,447	16,009

Rollforward of fair value assets
Beginning balance of the fair value of plan assets	(3,077,392)	(2,838,662)	(26,682)	(26,452)
Interest income on assets plan	(293,472)	(311,238)	(2,534)	(2,907)
Benefit paid	129,057	117,543	1,276	1,489
Return on assets higher (lower) than projection	47,876	(45,035)	121	1,188
Ending balance of fair value assets	(3,193,931)	(3,077,392)	(27,819)	(26,682)

Rollforward of comprehensive income
Beginning balance	26,812	23,321	(1,284)	(2,075)
Reversion to statement of income	(26,812)	(23,321)	1,284	2,075
Actuarial gains (losses)	(108,384)	(148,917)	(1,217)	(641)
Return on assets higher (lower) than projection	(47,876)	45,035	(121)	(1,188)
Changes on irrecoverable surplus	184,232	130,694	771	545
Ending balance of comprehensive income	27,972	26,812	(567)	(1,284)

Costs recognized in statement of income
Current service costs	(27,972)	(26,832)	-	-
Interest on actuarial obligations	(215,403)	(217,325)	(1,497)	(1,642)
Projected return on assets	293,472	311,238	2,534	2,907
Interest on irrecoverable surplus	(78,069)	(93,893)	(821)	(910)
Costs recognized in statement of income	(27,972)	(26,812)	216	355

Estimated costs for the next year
Costs of defined benefit	(27,972)	(27,972)	216	216
Estimated costs for the next year	(27,972)	(27,972)	216	216

d.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	FAF		Plan I e II
	12.31.18	12.31.17	12.31.18	12.31.17
Actuarial assumptions
Economic hypothesis
Discount rate	9.22%	9.74%	9.19%	9.72%
Inflation rate	4.00%	4.25%	4.00%	4.25%
Wage growth rate	4.68%	4.93%	N/A	N/A

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled mortality	RRB-1983	RRB-1983	RRB-1983	RRB-1983

Demographic data
Number of active participants	7,137	7,924	-	-
Number of participants in direct proportional benefit	30	10	-	-
Number of assisted beneficiary participants	6,498	6,233	51	51

e.            The composition of the investment portfolios

The composition of the investment portfolios are presented below:

	FAF				Plans I and II
	12.31.18		12.31.17		12.31.18		12.31.17
Composition of the fund's portfolio
Fixed income	2,306,657	72.2%	2,238,139	72.7%	24,021	86.4%	23,065	86.4%
Variable income	362,511	11.3%	363,624	11.8%	2,260	8.1%	2,491	9.3%
Real estate	271,165	8.5%	197,692	6.4%	-	-	-	-
Structured investments	233,476	7.3%	257,530	8.4%	1,472	5.3%	1,082	4.1%
Transactions with participants	20,122	0.7%	20,407	0.7%	66	0.2%	44	0.2%
	3,193,931	100.0%	3,077,392	100.0%	27,819	100.0%	26,682	100.0%

% of nominal return on assets	9.36%		10.90%		7.50%		8.92%

f.             Forecast and average term of payments of obligations

The following amounts represent the expected benefit payments for future years and the average duration of the plan obligations:

	FAF	Plans I and II

2019	141,424	1,310
2020	150,629	1,355
2021	161,810	1,400
2022	172,563	1,447
2023	183,291	1,492
2024 onwards	1,093,663	8,113

g.            Sensitivity analysis of defined benefit plan - FAF

The quantitative sensitivity analysis regarding the relevant assumptions of defined benefit plan – FAF on December 31, 2018 is presented below:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Assumptions utilized	Variation of (+1%)		Variation of (-1%)
Relevant assumptions		Average rate	Actuarial liabilities (1)	Average rate	Actuarial liabilities (1)

Benefit plan - FAF
Discount rate	9.22%	10.22%	(263,140)	8.22%	321,660
Wage growth rate	4.68%	5.68%	79,917	3.68%	(54,751)

(1)    Variation of actuarial liabilities.

25.2.     Employee benefits: description and characteristics of benefits and associated risks

	Parent company		Consolidated
	Liabilities		Liabilities
	12.31.18	12.31.17	12.31.18	12.31.17
Medical assistance	149,046	132,495	149,046	132,845
F.G.T.S. Penalty (1)	167,588	142,673	167,588	161,342
Award for length of service	55,134	44,640	55,134	49,328
Other	32,597	28,071	96,383	84,770
	404,365	347,879	468,151	428,285

Current	91,010	76,610	94,728	85,185
Non-current	313,355	271,269	373,423	343,100

(1)     FGTS – Government Severance Indemnity Fund for Employees

The Company offers the following post-employment and other employee benefits plans in addition to the pension plans, which are measured by actuarial calculation and recognized in the financial statement:

a.            F.G.T.S. retirement related penalty

As settled by the Regional Labor Court (“TRT”) on April 20, 2007, retirement does not affect the employment contract between the Company and its employees. The benefit paid is equivalent to 50% of F.G.T.S being 40% corresponding to a penalty and 10% of social contribution. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

b.            Medical Plan

The Company offers to the retired employee according to the Law No. 9,656/98 a medical plan with fixed contribution, which guarantees to the retired employee that contributed to the health plan by reason of employment relationship, for at least 10 years, the right of maintenance as beneficiary, on the same conditions of coverage enjoyed when the employment contract was in force. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

c.            Award for length of service

The Company usually rewards employees that attain at least 10 years of services rendered and subsequently every 5 years, with an additional remuneration ranging from 1 to 5 times current salaries at the date of the event (the longer the service time the higher the remuneration), provided they remain as active employees. Main actuarial risks related are (i) survival time over the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

d.            Retirement compensation

On retirement, employees with over 10 years of service to the Company are eligible for additional compensation from 1 to 2 current wages in force at the time of retirement. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

e.            Life insurance

The Company offers life insurance benefit to the employees who, at the time of their termination, are retired and during the employment contract opted for the insurance. For the employees with 10-20 years of service, the maintenance period of insurance is 2 years, from 21 years of service, the period is 3 years. Main actuarial risks related are (i) survival time higher than the ones set out in the mortality tables, (ii) turnover lower than expected and (iii) salary growth higher than expected.

f.             Rollforward of post-employment plans

The rollforward of actuarial liabilities related to other benefits, prepared based on actuarial report reviewed by Management, are as follows:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Consolidated
	Medical plan		F.G.T.S. penalty		Award for length of service			Others (1)
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17		12.31.18	12.31.17
Composition of actuarial liabilities
Present value of actuarial liabilities	149,046	132,845	167,588	161,342	55,134	49,328		96,383	84,770
Net actuarial liabilities	149,046	132,845	167,588	161,342	55,134	49,328		96,383	84,770

Rollforward of present value of actuarial liabilities
Beginning balance of present value of actuarial liabilities	132,845	112,320	161,342	137,190	49,328	52,018		84,770	82,135
Interest on actuarial liabilities	12,705	12,322	12,239	13,165	4,033	5,138		2,545	2,867
Current service costs	207	201	6,514	5,953	2,096	2,090		751	867
Past service costs - changes in plan	-	2,914	-	-	-	-		-	-
Benefits paid directly by the Company	(6,550)	(1,121)	(20,107)	(16,601)	(9,738)	(9,454)		(6,746)	(4,105)
Present value of actuarial liabilities calculated in 2018	-	-	-	-	-	-		10,214	-
Actuarial (gains) losses - experience	5,449	(5,119)	10,698	14,841	9,578	(46)		4,940	2,049
Actuarial (gains) losses - demographic hypothesis	-	(2,396)	(5,945)	(4,311)	(739)	(1,780)		(943)	(755)
Actuarial losses - economic hypothesis	4,390	13,724	2,847	11,105	576	1,362		852	1,712
Ending balance of liabilities	149,046	132,845	167,588	161,342	55,134	49,328	#	96,383	84,770

Rollforward of fair value assets
Benefits paid directly by the Company	6,550	1,121	20,107	16,601	9,738	9,454		6,746	4,105
Contributions of the sponsor	(6,550)	(1,121)	(20,107)	(16,601)	(9,738)	(9,454)		(6,746)	(4,105)
Ending balance of fair value of assets	-	-	-	-	-	-		-	-

Rollforward of comprehensive income
Beginning balance	(37,406)	(31,196)	(86,497)	(64,862)	(37,510)	(37,974)		(15,950)	(12,944)
Actuarial gains (losses)	(9,839)	(6,209)	(7,600)	(21,635)	(9,415)	464		(4,849)	(3,006)
Ending balance of comprehensive income	(47,245)	(37,405)	(94,097)	(86,497)	(46,925)	(37,510)		(20,799)	(15,950)

Costs recognized in statement of income
Interest on actuarial liabilities	(12,705)	(12,322)	(12,239)	(13,165)	(4,033)	(5,138)		(2,545)	(2,867)
Current service costs	(207)	(201)	(6,514)	(5,953)	(2,096)	(2,090)		(751)	(867)
Past service costs	-	(2,913)	-	-	-	-		-	-
Cost recognized in statement of income	(12,912)	(15,436)	(18,753)	(19,118)	(6,129)	(7,228)		(3,296)	(3,734)

Estimated costs for the next year
Current service costs	-	(207)	(6,471)	(6,514)	(2,574)	(2,096)		(8,061)	(751)
Interest on actuarial liabilities	(13,503)	(12,705)	(11,840)	(12,239)	(4,366)	(4,033)		(4,192)	(2,545)
Estimated costs for the next year	(13,503)	(12,912)	(18,311)	(18,753)	(6,940)	(6,129)		(12,253)	(3,296)

(1)     Considers the sums of the retirement compensation and life insurance benefits.

g.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

	Consolidated
	Medical plan		F.G.T.S. penalty		Others (1)
Actuarial assumptions	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17

Economic hypothesis
Discount rate	9.26%	9.76%	8.76%	9.30%	8.76%
Inflation rate	4.00%	4.25%	4.00%	4.25%	4.00%	4.25%
Medical inflation	7.12%	7.38%	N/A	N/A	N/A	N/A
Wage growth rate	N/A	N/A	5.18%	4.25%	5.18%	4.25%
F.G.T.S. balance growth	N/A	N/A	4.00%	4.00%	N/A	N/A

	Medical plan		F.G.T.S. penalty
Actuarial assumptions	12.31.18	12.31.17	12.31.18	12.31.17

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled	N/A	N/A	RRB-44	RRB-44
Schedule of turnover - BRF's historical	2,018	2,017	2,018	2,017
Demoraphic data
Number of active participants	1,141	1,287	83,966	86,817
Number of assisted beneficiary participants	609	643	-	-

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(1)     Includes retirement compensation and life insurance benefits.

h.            Forecast and average duration of payments of obligations

The following amounts represent the expected benefit payments for future years (10 years), from the obligation of benefits granted and the average duration of the plan obligations:

Payments	Medical plan	F.G.T.S. penalty	Award for length of service	Others	Total

2019	6,451	64,854	10,591	12,832	94,728
2020	7,067	15,314	8,861	7,579	38,821
2021	7,728	16,961	8,891	8,758	42,338
2022	8,387	15,837	6,452	8,227	38,903
2023	9,120	18,492	7,244	8,914	43,770
2024 to 2028	58,722	81,644	34,359	49,688	224,413

Weighted average duration - in years	14.00	3.78	4.26	8.25	6.71

i.              Sensitivity analysis of post-employment plans

The Company made the sensitivity analysis regarding the relevant assumptions of the plans on December 31, 2018, as presented below:

	Assumptions utilized	(+) Variation		(-) Variation
Relevant assumptions		Average (%)	Actuarial liabilities (1)	Average (%)	Actuarial liabilities (1)

Medical plan
Discount rate	9.26%	10.26%	(17,028)	8.26%	20,723
Medical inflation	7.12%	8.12%	20,306	6.12%	(16,970)

F.G.T.S. penalty
Discount rate	8.76%	9.76%	(5,548)	7.76%	6,135
Wage growth rate	5.18%	6.18%	950	4.18%	(886)
Turnover	Historical	+3%	(18,857)	-3%	25,794

(1)       Variation of actuarial liabilities.

26.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, commercial and other processes (including environmental and regulatory proceedings), tax, social security and labor risks.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The Company records provisions for losses classified as "probable", as determined by the Company’s Management, based on legal advice, which reflect the estimated probable losses. Contingencies classified as "possible" loss are disclosed (but not provisioned) based on reasonably estimated amounts.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company’s management believes that, based on the elements existing at the base date of these financial statements, its provision for tax, civil, commercial and other, as well for labor risks, accounted for according to CPC 25 / IAS 37 is sufficient to cover estimated losses related to its legal proceedings, as set forth below.

26.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil, commercial and other, and labor risks is summarized below:

	Parent company
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	272,879	256,461	508,923	434,397	363,138	117,325	370,400	496,034	1,515,340	1,304,217
Additions	29,824	150,394	312,407	519,669	39,315	118,536	-	-	381,546	788,599
Reversals	(107,034)	(33,535)	(222,304)	(241,678)	(142,893)	(67,039)	(769)	(125,634)	(473,000)	(467,886)
Payments	(4,935)	(127,016)	(299,515)	(326,985)	(25,533)	(43,329)	-	-	(329,983)	(497,330)
Price index update	39,416	26,575	102,910	123,520	30,303	237,645	-	-	172,629	387,740
Incorporation of companies (1)	-	-	64,292	-	15,261	-	-	-	79,553	-
Ending balance	230,150	272,879	466,713	508,923	279,591	363,138	369,631	370,400	1,346,085	1,515,340

Current									491,756	516,597
Non-current									854,329	998,743

(1)   Amounts arising from the incorporation of SHB (note 1.7).

	Consolidated
	Tax		Labor		Civil, commercial and other		Contingent liabilities		Total
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17
Beginning balance	303,388	281,715	691,724	479,742	407,451	122,504	370,642	499,910	1,773,205	1,383,871
Additions	42,280	177,087	390,877	704,000	58,100	164,057	-	10,979	491,257	1,056,123
Business combination	-	-	-	1,754	-	-	-	-	-	1,754
Reversals	(128,945)	(50,805)	(325,790)	(270,804)	(169,025)	(75,102)	(769)	(139,503)	(624,529)	(536,214)
Payments	(4,972)	(127,017)	(324,643)	(338,934)	(25,991)	(43,334)	-	-	(355,606)	(509,285)
Price index update	39,415	26,575	120,476	128,529	32,337	241,986	-	-	192,228	397,090
Exchange rate variation	(8,452)	(4,167)	(37,894)	(12,563)	(8,921)	(2,660)	(100)	(744)	(55,367)	(20,134)
Transfer - held for sale (1)	(12,565)	-	(46,237)	-	(11,993)	-	(142)	-	(70,937)	-
Ending balance	230,149	303,388	468,513	691,724	281,958	407,451	369,631	370,642	1,350,251	1,773,205

Current									495,584	536,089
Non-current									854,667	1,237,116

(1)     Amounts transferred to liabilities directly associated with the assets held for sale (note 12).

26.1.1  Tax

The tax contingencies consolidated and classified as probable losses relate to the following main legal proceedings:

ICMS: The Company discusses administratively and judicially judgments of ICMS arising from the ICMS tax credits on mainly related to the acquisition of use and consumption materials, property, plant and equipment, communication service, presumed credit, alleged underpayment of tax rate differential, tax rebate, isolated fine and others, in amount to R$100,731 (R$153,956 as of December 31, 2017).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

PIS and COFINS: The Company discusses administratively and judicially the use of certain tax credits arising from the acquisition of raw materials to offset federal taxes, which amount is R$125,123 (R$106,548 as of December 31, 2017).

Other tax contingencies: The Company recorded other provisions for tax claims related to payment of social security contributions (SAT, INCRA, FUNRURAL, Education Salary), contributions due to joint liability for services provided by third parties, through assignment of labor debits included in REFIS with deposit awaiting consolidation and conversion into payment, in addition to debits as tax debts arising from differences of accessory obligations, import taxes, industrialized products tax, payment of compensation fees and others. In view of the amnesty payments the provision amounted in R$47,527 (R$51,580 as of December 31, 2017).

26.1.2  Labor

The Company is defendant in several labor claims individual or with the Public Minister, mainly related to overtime, time spent by the workers for changing uniforms, in-commuting hours, rest breaks, occupational accidents, among others. None of these labor claims is individually significant. The Company recorded a provision based on past history of payments and loss prognosis.

26.1.3  Civil, commercial and others

Civil contingencies are mainly related to claims relating to traffic accidents, moral and property damage, physical casualties, consumer relations, allegations contractual breaches, and allegations of noncompliance with legal obligations, among others.

26.1.3.1 Investigation by the Turkish Competition Board

The Turkish Competition Board initiated an investigation for the determination of whether the undertakings engaged in the industry of chicken meat production including Banvit, an indirect subsidiary of BRF, violated the Turkish Competition Laws by controlling domestic price levels and volumes, and controlling supply in the Aegean region during the period between November 2013 and July 2017.

The Company has received an investigation report and an additional opinion from the competition authority and has submitted three written defenses. An oral hearing before the Competition Board will be held on February 27, 2019. Following the oral hearing, the Competition Board will issue its short form decision within 15 days and later the reasoned decision, which sets out the grounds for the fine, if applicable.

Based on the evidences that are presented in the Investigation Report, in the Additional Opinion and the continuing stance of the Investigation Committee requesting a fine to be imposed on the Company, it can be deemed probable that the Company will receive a fine of some sort. There is still a wide range of possibilities, unclear elements and significant level of uncertainty regarding the calculation of the potential fine amount. Based on the unclear elements and uncertain variables set out, it is not possible to make a precise estimation regarding the exact magnitude of the fine that would be imposed by the Competition Board in case it ultimately resolves that the Company has violated the Competition Law at the end of the Investigation. Accordingly, in the year ended December 31, 2018, no provision related to the subject process was recognized. Additionally, there are clauses in Banvit’s purchase agreement and insurance policy that may cover partially or fully future losses.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On December 31, 2018 the total amount of the possible contingencies was R$13,965,789 (R$13,278,353 as of December 31, 2017), of which R$369,631 (R$370,642 as of December 31, 2017) was recorded at fair value as a result of business combinations with Sadia according to the requirements of item 23 of CPC 15 / IFRS 3.

26.2.1  Tax

Tax contingencies with a risk of possible loss amounted to R$12,336,852 (R$11,469,911 as of December 31, 2017), from which R$369,631 (R$370,203 as of December 31, 2017) was recorded at fair value as a result of business combination with Sadia, Avex and Dánica group, according to the requirements of item 23 of CPC 15 / IFRS 3.

The most relevant tax cases are set forth below:

Profits earned abroad: The Company was assessed by the Brazilian Internal Revenue Service for alleged underpayment of income tax and social contribution on profits earned by its subsidiaries located abroad, in a total amount of R$524,521 (R$506,285 as of December 31, 2017). The Company’s legal defense is based on the facts that the subsidiaries located abroad are subject exclusively to the full taxation in the countries in which they are based as a result of the treaties signed to avoid double taxation. The total profits earned abroad are disclosed in note 13.3.

Income Tax and Social Contribution: The Company discusses administratively and judicially several tax assessment notices involving compensation of tax losses, refunds and offset of income and social contribution tax credits against other federal tax debts, including credits arising from the Plano Verão legal dispute. Also, on February 05, 2015 BRF received a tax assessment notice, related to the compensation of tax loss carryforwards and negative calculation basis up to limit of 30% when it has incorporated one of the groups entity during calendar year 2012. The contingent liabilities relative to the subjects discussed totaled R$1,311,087(R$1,276,383 as of December 31, 2017).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

ICMS: The Company is involved in the following disputes associated to the ICMS tax: (i) alleged undue ICMS tax credits generated by tax incentives granted by certain States local rules (“guerra fiscal”) in a total amount of R$1,724,760 (R$1,690,576 as of December 31, 2017); (ii) maintenance of ICMS tax credits on the acquisition of certain products with a reduced tax burden (“cesta básica”) in a total amount of R$816,372 (R$789,864 as of December 31, 2017);  (iii) absence of evidence to prove the balances of exports in the amount of R$396,209 (R$333,768 as of December 31, 2017) and (iv) R$2.061.830 (R$1.946.163 as of December 31, 2017) related to other ICMS claims.

Related to the disputes involving “guerra fiscal” (item i above), on December, 18, 2017 was published the Agreement ICMS Nº 190/2017 which regulates a Supplementary Law Nº 160/2017, allowing, after the necessary internal regulations of the States, the remission of the debts assessed/executed. On November 01, 2018 was published new ICMS Agreement nº 109/18 which partially amended ICMS Agreement nº 190/17, extending the deadlines for validating tax incentives and remitting debts to 2019.

Related to the “ICMS cesta básica” (item ii above), in a meeting held on October 16, 2014 the Federal Supreme Court ("STF") was favorable to Tax Authority of State of Rio Grande do Sul, in the judgment of the extraordinary appeal No.635,688 submitted by company Santa Lúcia, understanding as improper the integral maintenance of ICMS tax credits on the reduced tax basis of food products that composes the basic food basket. The decision has a wide reflection effect (applicable to all taxpayers). However, there is still a claim for clarification waiting to be judged, requesting more details related to the timing of such decision (i.e. whether the decision will have retrospective effects), which suggests the need to wait for this final decision to recognize the effects on our financial statements.

IPI: The Company discusses administratively and judicially the non-ratification of compensation of IPI credits resulting from purchases of exempted goods, sales to Manaus Free Zone and purchases of supplies of non-taxpayers with PIS and COFINS being some cases having favorable decisions. Such discussed debits totaled the amount of R$445,147 (R$441,748 as of December 31, 2017).

PIS and COFINS: The Company is involved in administrative proceedings regarding (i)  offsetting of credits against other federal tax debts, (ii) disputes about the application (or not) of tax exemptions to some of our products (seasoned meats), iii) levied on the sale of certain types of products (non processed meat), (iv)  Decrees 2.445 and 2.449 (“semestralidade”) and others in the amount of R$4,363,107 (R$4,001,214 as of December 31, 2017).

Social Security Taxes: The Company is involved in disputes related to social security taxes allegedly due on payments to service providers as well as joint responsibility with civil construction service providers and others in a total amount of R$244,537 (R$262,933 as of December 31, 2017).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Other Contingencies: The Company is involved in proceedings regarding to a requirement of a fine of 50% of the compensation amount of PIS/COFINS and IRPJ not approved awaiting final decision of the processes, basis of calculation of social contribution on net income, tax on services and others of several natures, fees, property tax, import tax, IOF, as well as an isolate fine arising from alleged errors on Digital Fiscal Bookkeeping (“EFD”) on 2012, totaling R$449,282 (R$189,996 as of December 31, 2017).

26.2.2  Labor

On December 31, 2017 the contingencies assessed as possible loss totaled R$125,505 (R$139,333 as of December 31, 2017).

26.2.3  Civil

The civil contingencies for which losses were assessed as possible totaled R$1,503,432 (R$1,714,910 as of December 31, 2017) and were mainly related to claims for damages, including moral damages, arising from work accidents, traffic accidents, consumer relations, allegations of contractual noncompliance, allegations of noncompliance with legal obligations, among others.

26.2.4  Other

The Company has been subject to two external investigations, denominated “Carne Fraca Operation” in 2017 and “Trapaça Operation” in 2018, as well as a shareholders class action also in 2018. The development of these processes and the already incurred effects are described in the notes 1.2 and 1.3.

26.3.     Contingent Assets

26.3.1  Exclusion of VAT (ICMS) from PIS and COFINS tax base

On March 15, 2017, the Supreme court in the judgment of the Extraordinary Appeal No. 574.706 of the State of Paraná, moved by Import, Export and Oil Industry ("IMCOPA"), established the thesis, with general repercussion, that the ICMS is not part of the tax basis for PIS and COFINS. The judgment of the Extraordinary Appeal it is still pending the assessment of the opposing objections by the Union.

The Company has in its name an estimated contingent asset in the amount of R$954,566, corresponding to PIS / COFINS paid in the past, including ICMS in the calculation base. In addition, the Company has other actions on the same subject by merged companies, with favorable decisions, whose amounts are already being determined and will be recognized upon final res judicata (note 11.2).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.         SHAREHOLDERS’ EQUITY

27.1.     Capital stock

On December 31, 2018, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

27.2.     Breakdown of capital stock by nature

	Consolidated
	12.31.18	12.31.17
Common shares	812,473,246	812,473,246
Treasury shares	(1,057,224)	(1,333,701)
Outstanding shares	811,416,022	811,139,545

27.3.     Rollforward of outstanding shares

	Consolidated
	Quantity of outstanding of shares
	12.31.18	12.31.17
Shares at the beggining of the exercise	811,139,545	799,005,245
Sale of treasury shares	-	12,134,300
Anticipated transfer of restricted shares	276,477	-
Shares at the end of the exercise	811,416,022	811,139,545

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.4.     Treasury shares

		Loss absorption		Reserve balances
	Limit on
	capital %	12.31.18	12.31.17	12.31.18	12.31.17
Actuarial loss FAF	-	(18,543)	(16,762)	-	-
Legal reserve	20	(101,367)	(438,810)	-	101,367
Capital increase reserve	20	-	(30,258)	-	-
Reserve for tax incentives	-	-	(639,742)	-	-
		(119,910)	(1,125,572)	-	101,367

Legal reserve: On December 31, 2018, the reserve was zero, once R$101,367, partial amount of loss for the year.

27.5.     Capital reserve

27.5.1  Capital reserve

	Capital Reserves
	12.31.18	12.31.17
Result on disposal of shares	(40,660)	(40,660)
Granted shares canceled	(32,434)	(32,434)
Valuation of stock exchange	166,192	166,192
Shares based payment	262,306	261,829
Goodwill on acquisition of non-controlling entities	(40,534)	(40,534)
Acquisition of non-controlling entities	(199,296)	(199,296)
Loss on the change in equity interest - Subsidiaries	(220)	-
	115,354	115,097

27.5.2 Treasury shares

The Company has 1,057,224 shares in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, with a market value corresponding to R$23,185.

	Consolidated
	Quantity of outstanding of shares
	12.31.18	12.31.17
Shares at the beggining of the exercise	1,333,701	13,468,001
Sale of treasury shares	-	(12,134,300)
Anticipated transfer of restricted shares	(276,477)	-
Shares at the end of the exercise	1,057,224	1,333,701

27.6      Breakdown of the capital by owner

The shareholding position of shareholders holding more than 5% of the voting capital, management and members of the Board of Directors is presented below (unaudited):

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	12.31.18		12.31.17
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	93,226,766	11.47	92,716,266	11.41
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,506,952	10.65	86,605,452	10.66
Management
Board of Directors	6,376,083	0.78	41,220,470	5.07
Executives	31,662	0.00	157,546	0.02
Treasury shares	1,057,224	0.13	1,333,701	0.16
Other	625,274,559	76.97	590,439,811	72.68
	812,473,246	100.00	812,473,246	100.00

      (1)     The pension funds are controlled by employees that participate in the respective entities.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in its bylaws.

28.          LOSS PER SHARE

Continued operations	12.31.18	12.31.17
Basic numerator
Loss for the year attributable to controlling shareholders	(2,114,968)	(984,245)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,294,251	803,559,763
Loss per share basic - R$	(2.60691)	(1.22486)

Diluted numerator
Loss for the year attributable to controlling shareholders	(2,114,968)	(984,245)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,294,251	803,559,763
Weighted average number of outstanding shares - diluted	811,294,251	803,559,763
Loss per share diluted - R$	(2.60691)	(1.22486)

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Discontinued operations	12.31.18	12.31.17
Basic numerator
Loss for the year attributable to controlling shareholders	(2,333,093)	(141,327)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,294,251	803,559,763
Loss per share basic - R$	(2.87577)	(0.17588)

Diluted numerator
Loss for the year attributable to controlling shareholders	(2,333,093)	(141,327)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,294,251	803,559,763
Weighted average number of outstanding shares - diluted	811,294,251	803,559,763
Loss per share diluted - R$	(2.87577)	(0.17588)

	12.31.18	12.31.17
Basic numerator
Loss for the year attributable to controlling shareholders	(4,448,061)	(1,125,572)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,294,251	803,559,763
Loss per share basic - R$	(5.48267)	(1.40073)

Diluted numerator
Loss for the year attributable to controlling shareholders	(4,448,061)	(1,125,572)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,294,251	803,559,763
Weighted average number of outstanding shares - diluted	811,294,251	803,559,763
Loss per share diluted - R$	(5.48267)	(1.40073)

Diluted result is calculated considering the numbers of dilutive potential ordinary shares (stock options and restricted shares). However, due to loss disclosed for the year ended December 31, 2018 and 2017, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of diluted loss per share.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

29.         GOVERNMENT GRANTS

The Company has tax benefits related to ICMS for investments granted by the governments of states as follows: Programa de Desenvolvimento Industrial e Comercial de Mato Grosso (“PRODEIC”), Programa de Desenvolvimento do Estado de Pernambuco (“PRODEPE”) and Fundo de Participação e Fomento à Industrialização do Estado de Goiás (“FOMENTAR”).  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On December 31, 2018, this incentive totaled R$174,223 (R$144,362 as of December 31, 2017) composing so, the Reserve for Tax Incentives.

30.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on contracts, on market or commutative conditions for similar transactions.

All the transactions and balances among the Company and its subsidiaries were eliminated in the consolidation and refer to commercial and/or financial transactions.

The price of transactions of the purchase, sale, industrialization, and sharing of costs which are commutative between BRF SA and SHB, were determined based on cost plus tax impacts, in order to preserve the value chain of the companies. As of December 31, 2018, with the incorporation of SHB by BRF S.A. (note 1.7), these transactions will no longer exist.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

30.1.     Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts	Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18		12.31.17

Al-Wafi Food Products Factory LLC	-	-	-	-	-	(70)	(62)	-	-	30	31	(891)		(945)
Avex S.A.	137,804	107,018	-	-	-	-	-	-	-	-	25,468	-		-
Banvit	-	-	-	-	-	-	-	-	-	47	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	2,113	1,804	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	-	(3,847)		(3,279)
BRF Energia S.A.	-	-	27	27	-	(14,841)	-	1,205	1,205	-	-	-		-
BRF Foods GmbH	2,558,263	350	-	-	-	-	(52)	-	-	-	-	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	-	719	402	(1,666)		(1,422)
BRF Foods LLC	-	-	-	-	-	-	-	-	-	407	397	-		-
BRF Global GmbH	1,387,910	4,700,124	-	-	-	-	(3,048)	-	-	-	-	(3,700,581)	(1)	(4,793,195)
BRF GmbH	-	-	-	-	-	-	(15)	-	-	-	-	(1,584)		(1,355)
BRF Hong Kong	-	351	-	-	-	-	-	-	-	-	-	-		-
BRF Pet S.A.	233	76	438	438	-	(167)	-	-	-	3	-	-		-
Campo Austral	48,722	27,548	-	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	-	(78)		(67)
Federal Foods Catar	-	-	-	-	-	-	-	-	-	-	-	(135)		(116)
FFM Further	-	-	-	-	-	-	-	-	-	70	70	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	-	(7,067)		(6,033)
One Foods Holdings	-	-	-	-	-	-	-	-	-	5,444	4,266	-		-
Perdigão International Ltd.	-	-	-	-	(33,648)	-	-	-	-	-	-	(870,371)	(1)	(754,402)
Quickfood S.A.	19,860	9,704	-	-	-	(111)	(83)	133,043	163,393	-	-	-		(29,399)
Sadia Alimentos S.A.	16,665	16,665	-	-	-	(134)	(115)	-	-	-	-	-		-
Sadia Chile S.A.	94,789	94,620	-	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	6,676	6,128	-	-	-	-	-	-	-	-	-	-		-
SHB Com. e Ind. de Alim. S.A	-	829,303	-	-	-	-	(36,472)	-	-	-	294,663	-		(62,591)
UP! Alimentos Ltda.	-	2,583	-	6,190	-	-	(16,592)	-	-	-	5,107	-		(5)
VIP S.A. Empreendimentos e Partic. Imob.	-	-	713	697	-	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	-	-	178	-		-
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-	-		(40)
Total	4,270,922	5,794,470	1,178	7,352	(33,648)	(15,323)	(56,439)	134,248	164,598	8,833	332,386	(4,586,220)		(5,652,849)

(1)           The amount corresponds to export pre-payment, usual operation between the productive units in Brazil with the wholly-owned subsidiary BRF Global GmbH that operates as a trading in the international market.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	Revenue		Financial results, net		Purchases
	12.31.18	12.31.17	12.31.18	12.31.17	12.31.18	12.31.17

Avex S.A.	91,533	54,787	-	-	(584)	(404)
BRF Energia S.A.	-	-	-	-	(215,248)	(159,830)
BRF Foods GmbH	-	2,748	-	-	-	-
BRF Global GmbH	4,384,665	5,468,085	(85,804)	(95,944)	-	-
BRF Hong Kong	-	351	-	-	-	-
BRF Pet S.A.	746	-	-	-	(136)	-
Campo Austral	20,307	27,537	-	-	-	-
Perdigão International Ltd.	-	-	(48,626)	(50,234)	-	-
Quickfood S.A.	30,473	49,173	-	-	(1,566)	(1,212)
Sadia Alimentos S.A.	-	1,754	-	-	-	-
Sadia Chile S.A.	94,851	168,299	-	-	-	-
Sadia Uruguay S.A.	21,376	14,601	-	-	-	-
SHB Com. e Ind. de Alim. S.A	3,009,556	3,208,139	-	-	(2,011,972)	(1,974,867)
UP! Alimentos Ltda.	11,585	16,299	-	-	(119,305)	(187,980)
Corall Consultoria LTDA.	-	-	-	-	-	(3)
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	(910)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(40)	(480)
Total	7,665,092	9,011,773	(134,430)	(146,178)	(2,348,851)	(2,325,686)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided international marketing and innovation advisory services to the Company.

All companies set forth in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for UP! Alimentos, PP-BIO and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$1,290 (R$3,749 as of December 31, 2017) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of December 31, 2018 the Company recorded a payable to this entity of R$4,666 included in other liabilities (R$13,557 as of December 31, 2017).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company entered loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

				12.31.18		12.31.17
Counterparty				Interest rate (p.a.)		Interest rate (p.a.)
Creditor	Debtor	Currency	Balance		Balance

BRF GMBH	BRF Global GmbH	US$	1,438,778	3.3%	1,162,950	4.3%
BRF GMBH	Federal Foods Qatar	US$	520,679	4.5%	507,878	2.5%
BRF Foods Gmbh	BRF Global GmbH	US$	520,551	2.0%	-	-
Sadia International Ltd.	Wellax Food Logistics	US$	223,299	4.5%	191,541	1.5%
Perdigão International Ltd.	BRF Global GmbH	US$	205,768	3.4%	154,237	3.2%
BRF GMBH	BRF Global GmbH	EUR	161,535	2.0%	148,279	0.9%
BRF Invicta Food	BRF Invicta	GBP	118,443	1.8%	172,049	2.0%
BRF GMBH	Perdigão International Ltd.	US$	88,354	3.9%	-	-
BRF GMBH	BRF Foods LLC	US$	83,224	2.5%	69,605	2.5%
BRF GMBH	Eclipse Holding Cooperatief	US$	25,863	4.5%	-	-
Wellax Food Logistics	BRF GMBH	US$	20,826	3.9%	-	-
BRF GMBH	BFF International	US$	15,907	1.2%	-	-
BRF Holland B.V.	BRF BV	EUR	15,158	0.0%	-	-
Qualy B. V.	BRF Holland B.V.	EUR	12,567	0.6%	-	-
BRF GMBH	BRF Hong Kong	US$	12,454	4.5%	10,233	3.6%
BRF Foods Gmbh	One Foods Holdings	US$	12,092	2.7%	21,782	2.7%
BRF GMBH	Sadia International Ltd.	US$	6,081	5.2%	4,936	5.2%
Perdigão International Ltd.	BRF Foods LLC	US$	4,841	1.0%	4,093	1.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	4,218	0.6%	-	-
BRF Wrexham	Invicta Food Product	GBP	3,399	1.8%	-	-
Wellax Food Logistics	BRF Foods LLC	US$	2,702	7.0%	2,189	7.0%
BRF GMBH	BRF Austria GmbH	US$	957	4.0%	786	4.0%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	669	20.0%	952	20.0%
Invicta Foods Limited	Invicta Food Group Limited	GBP	451	1.0%	402	1.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	333	20.0%	298	20.0%
Avex S.A.	Buenos Aires Fortune S.A.	ARS	286	20.0%	91	20.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	53	0.6%	445	0.6%
Campo Austral S.A.	Itega	ARS	27	20.0%	39	20.0%
Perdigão International Ltd.	BRF GMBH	US$	-	-	208,908	5.2%
BRF GmbH	BRF Foods GmbH	US$	-	-	107,955	1.2%
Qualy 5201 B.V.	BRF Holland B.V.	EUR	-	-	78,258	0.6%
Perdigão International Ltd.	BRF S.A	US$	-	-	33,648	1.8%
BRF Holland B.V.	BRF Wrexam	GBP	-	-	2,568	3.0%
Golden Quality Foods Europe	BRF Holland B.V.	EUR	-	-	1,789	0.6%

30.2.     Other Related Parties

The Company leased properties owned by FAF. For the year ended December 31, 2018, the total amount paid as rent was R$16,924 (R$15,759 in the same period of the previous year). The rent value was set based on market conditions.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

30.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.9.

30.4.     Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

The total remuneration and benefits paid to these professionals are set forth below:

	Consolidated
	12.31.18	12.31.17
Salary and profit sharing	40,082	32,796
Short term benefits (1)	47	406
Private pension	564	568
Post-employment benefits	132	246
Termination benefits	10,070	5,825
Share-based payment	5,621	17,010
	56,516	56,851

(1)     Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received between remuneration and benefits the total amount of R$38,413 for year ended December 31, 2018 (R$23,038 in the same period of the previous year).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

31.         NET SALES

	Parent company		Consolidated
	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17
Gross sales
Brazil	20,651,178	19,350,023	20,651,193	19,350,033
Halal	3,038,250	3,297,856	9,040,670	7,494,307
International	4,563,693	6,703,704	4,963,062	5,796,032
Other segments	848,460	788,485	958,441	895,490
	29,101,581	30,140,068	35,613,366	33,535,862

Sales deductions
Brazil	(4,366,478)	(4,159,570)	(4,366,429)	(4,161,421)
Halal	(112,779)	(87,628)	(747,399)	(800,271)
International	(65,098)	(152,667)	(195,916)	(182,532)
Other segments	(97,680)	(201,061)	(115,201)	(77,478)
	(4,642,035)	(4,600,926)	(5,424,945)	(5,221,702)

Net sales
Brazil	16,284,700	15,190,453	16,284,764	15,188,612
Halal	2,925,471	3,210,228	8,293,271	6,694,036
International	4,498,595	6,551,037	4,767,146	5,613,500
Other segments	750,780	587,424	843,240	818,012
	24,459,546	25,539,142	30,188,421	28,314,160

32.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized in the statement of income when incurred. The expenditures amounted to R$53,476 for the year ended December 31, 2018 (R$51,958 in the same period of the previous year).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

33.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	12.31.18	Restated 12.31.17	12.31.18	Restated 12.31.17
Income
Recovery of expenses (1)	282,449	118,519	285,309	119,907
Provision reversal	23,362	12,986	27,920	13,428
Scrap sales	10,818	9,851	14,724	14,487
Tax amnesty program ("PERT")	-	147,664	-	147,664
Other	38,065	51,302	59,709	87,452
	354,694	340,322	387,662	382,938

Expenses
Expenses arising from Trapaça Operation (2)	(76,883)	(67,495)	(78,889)	(78,347)
Net loss from the disposals of property, plant and equipment	(50,499)	(18,958)	(59,633)	(21,178)
Rewards and short-term incentive	(22,640)	(100,542)	(47,025)	(101,500)
Costs on business disposed	(27,848)	(36,718)	(27,848)	(36,718)
Other employees benefits	(24,099)	(33,268)	(25,037)	(33,224)
Provision for civil and tax risks	(9,584)	(179,484)	(18,013)	(180,773)
Restructuring	(17,781)	(13,872)	(17,781)	(14,933)
Demobilization expenses	(14,493)	(44,454)	(14,848)	(44,663)
Insurance claims costs	(7,843)	(22,645)	(9,436)	(25,058)
Expected credit losses	(1,801)	(9,697)	(2,664)	(13,646)
Other	(49,813)	(105,794)	(67,177)	(166,365)
	(303,284)	(632,927)	(368,351)	(716,405)
	51,410	(292,605)	19,311	(333,467)

(1)       The balance in 2018 refers mainly to recognition of PIS / COFINS to be recoverable in the amount of R$225,600 (note 11.2).

(2)     In 2018, expenses arising from Trapaça Operation (note 1.2.2) and in 2017 expenses arising from Carne Fraca Operation (note 1.2.1).

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

34.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	Restated 12.31.17
Financial income
Interest on assets	586,547	296,918	596,374	302,494
Exchange rate variation on other assets	30,179	-	404,579	-
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	330,523	213,460
Interest on cash and cash equivalents	121,999	231,518	159,316	267,781
Interests on financial assets classified as
Amortized cost	84,387	61,661	98,649	61,661
Fair value throught profit and loss	13,983	19,525	14,544	19,825
Fair value throught other comprehensive income	-	-	651	8,209
Exchange rate variation on marketable securities	2,832	38,884	44,996	-
Gains from derivative transactions, net	71,770	-	-	-
Tax amnesty program ("PERT")	-	302,144	-	302,144
Exchange rate variation on other liabilities	-	-	-	388,117
	911,697	950,650	1,649,632	1,563,691

Financial expenses
Interest on loans and financing	(909,387)	(1,044,888)	(1,281,766)	(1,367,685)
Exchange rate variation on loans and financing	(748,252)	(416,822)	(1,265,861)	(190,352)
Adjustment to present value	(228,330)	(247,850)	(277,371)	(283,280)
Interest on liabilities	(101,559)	(418,675)	(245,991)	(469,216)
Losses on derivative transactions, net	-	(269,046)	(212,672)	(117,238)
Exchange rate variation on other liabilities	(691,332)	(105,244)	(169,538)	-
Losses price to be fixed transactions	(103,451)	(19,259)	(112,841)	(22,337)
Taxes on financial transactions	(36,196)	(33,782)	(79,265)	(81,434)
Impairment on marketable securities	-	-	(7,557)	-
Exchange rate variation on other assets	-	(21,680)	-	(593,534)
Exchange rate variation on marketable securities	-	-	-	(94,612)
Interest expenses on loans to related parties	(134,430)	(146,178)	-	-
Others	(120,719)	(48,906)	(238,244)	(225,761)
	(3,073,656)	(2,772,330)	(3,891,106)	(3,445,449)
	(2,161,959)	(1,821,680)	(2,241,474)	(1,881,758)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	12.31.18	12.31.17	12.31.18	12.31.17
Costs of sales
Raw materials and consumables (1)	15,893,812	15,137,832	17,790,900	15,024,871
Depreciation	1,083,341	1,108,052	1,381,226	1,304,955
Amortization	58,423	67,732	78,627	91,225
Salaries and employees benefits	2,861,458	2,995,578	3,637,727	3,679,921
Others	1,709,411	1,665,202	2,432,273	2,500,243
	21,606,445	20,974,396	25,320,753	22,601,215

Sales expenses
Depreciation	65,342	61,483	69,525	64,128
Amortization	42,584	44,927	65,575	65,478
Salaries and employees benefits	933,697	975,748	1,190,189	1,210,708
Indirect and direct logistics expenses (2)	1,401,620	1,306,812	2,260,379	2,034,641
Marketing	404,731	361,537	507,979	462,090
Others	433,495	381,133	419,947	371,638
	3,281,469	3,131,640	4,513,594	4,208,683

Administrative expenses
Depreciation	17,088	17,199	21,453	28,108
Amortization	37,118	33,748	78,713	38,285
Salaries and employees benefits	138,229	95,024	260,604	215,297
Fees	23,554	24,303	28,621	30,907
Others	85,801	65,753	161,774	149,926
	301,790	236,027	551,165	462,523

Impairment Loss on Trade and Other Receivables
Impairment Loss on Trade and Other Receivables	25,327	45,948	46,269	67,471
	25,327	45,948	46,269	67,471

Other operating expenses (3)
Depreciation	48,385	35,840	52,082	40,117
Others	254,899	597,087	316,269	676,288
	303,284	632,927	368,351	716,405

(1)     To the year ended December 31, 2018, included expenses in the amount of R$403,300 arising from Trapaça Operation (note 1.2.2), R$195,727 arising from restructuring plan (note 1.4) and R$72,852 arising from strike of trucker drive (note 1.5). To the year ended December 31, 2017, included expenses in the amount of R$81,582 in the parent company and R$83,397 in the consolidated arising from Carne Fraca Operation.

(2)     To the year ended December 31, 2018, included expenses in the amount of R$12,365 arising from strike of trucker drive (note 1.5).

(3)     The composition of other operating expenses is disclosed in note 33.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

36.         INSURANCE COVERAGE

The Company´s insurance policy considers the concentration and relevance of the risks identified in its risk management program. Thus, the contracted insurance coverage are adequate to the entity´s size, activities and for amounts considered reasonable for Management to cover any damages. The Company also follows the orientations provided by its advisors.

		12.31.18
Assets covered	Coverage	Amount of coverage

Operational risks	Coverage against damage to buildings, facilities, inventory, machinery and equipment, loss of profits	1,067,508
Carriage of goods	Coverage of goods in transit and in inventories	981,460
Civil responsability	Third party complaints	309,984

Each legal entity has its own coverages, which are not complementary.

37.         NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

37.1.     CPC 06 / IFRS 16 - Leases

The Company has assessed the estimated impact arising from adoption of this pronouncement in its consolidated financial statement, as described below. We emphasize that the effective impact of adoption on January 01, 2019 may change due to:

•         the Company is concluding the implementation, testing and assessment of controls over its new IT systems for the management of leasing agreements;

•         the discount rate;

•         the lease portfolio structure; and

•         an assessment whether it will exercise any renewal options and the choice to use practical expedients and recognition exemptions.

CPC 06 / IFRS 16 introduces a single model for the accounting of leases for the lessee, for which should be recognized a right-of-use the underlying asset and a lease liability representing its obligation to make payments. Assets classified as short-term lease and lease of low-value items, are exempt from this treatment. The accounting model for lessor remains unchanged, meaning the lessors continue to classify the leases as financial or operating.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

For leases in which the Company is a lessee, will be recognize new assets and liabilities arising from lease agreements of lands, outgrowers relationship, offices, distribution centers, vehicles, among others. The nature of expenses related to those lease agreements will now change because the Company will recognise a depreciation charge for right-of-use assets and interest expense on lease liabilities.

Previously, the Company recognised operating lease expense on a straight-line basis over the term of the lease.

Based on information currently available, the Company estimates that it will recognise in its consolidated financial statement a right-of-use asset and a lease liability of approximately R$2,700,000 on January 01, 2019. Given the complexity of the topic, until the initial adoption of this pronouncement there may be a variation in relation to the estimated value which the Company estimates to be up to 20% of the amount disclosed herein. The adoption of CPC 06 / IFRS 16 does not affect the Company's ability to comply with any contractual agreements.

At the date of initial adoption, the Company will choose the modified retrospective approach, whose cumulative effect will be recognised as an adjustment to the opening balance of retained earnings on January 01, 2019, with no comparative information.

The Company will choose to use the exemptions provided by the pronouncement for lease agreements whose term expires in 12 months from the date of initial adoption and lease agreements whose underlying asset is low-value.

37.2.     ICPC 22 / IFRIC 23 Uncertainty over Income Tax Treatments

The interpretation ICPC 22 / IFRIC 23 clarifies how to apply the recognition and measurement requirements in CPC 32 / IAS 12 when there is uncertainty over income tax treatments. In such a circumstance, the Company shall recognize and measure its current or deferred tax asset or liability applying the requirements in IAS 12 based on taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates determined applying this interpretation. The interpretation is valid from January 1, 2019.

The Company is evaluating the possible effects from the adoption of the interpretation, and until the present moment no relevant impact has been identified.

38.         TRANSACTIONS THAT DO NOT INVOLVE CASH OR CASH EQUIVALENTS

The following transactions did not involve cash or cash equivalents during the year ended December 31, 2018:

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(i)               Capitalized interest arising from loans:  To the year ended December 31, 2018,  amounted to R$17,232 in the parent company and R$19,612 in the consolidated (R$31,579 in the parent company and R$33,604 in the in the same period of the previous year); The amount related to discontinued operations is R$12,357 in the consolidated on December 31, 2018 (R$1,788 at December 31, 2007); and

(ii)        Addition of financial lease: To the year ended December 31, 2018, amounted to R$42,826 in the parent company and R$48,794 in the consolidated (R$109,859 in the parent company and R$117,257 in the consolidated in the same period of the previous year);

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2018 and 2017

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

39.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

BOARD OF DIRECTORS

Chairman (Non-Independent)	Pedro Pullen Parente
Vice-Chairman (Independent)	Augusto Marques da Cruz Filho
Independent Member	Dan Ioschpe
Independent Member	Flávia Buarque de Almeida
Independent Member	Francisco Petros O. L. Papathanasiadis
Independent Member	José Luiz Osório de Almeida Filho
Independent Member	Luiz Fernando Furlan
Independent Member	Roberto Antonio Mendes
Independent Member	Roberto Rodrigues
Member (Non-Independent)	Walter Malieni Júnior

FISCAL COUNCIL

Chairman	Attílio Guaspari
Member	Marcus Vinicius Severini
Member	André Vicentini

AUDIT COMITTEE (1)

Comittee Coordinator (Independent)	Francisco Petros O. L. Papathanasiadis
Member (Independent)	Roberto Antonio Mendes
Member (Non-Independent)	Walter Malieni Júnior
External Member and Financial Specialist	Fernando Maida Dall`Acqua
External Member	Sérgio Ricardo Silva Rosa

(1) On January 31, 2019 Sérgio Ricardo Silva Rosa has been replaced by Thomás Tosta de Sá.

BOARD OF EXECUTIVE OFFICERS (2)

Global Chief Executive Officer	Pedro Pullen Parente
Global Chief Operating Officer,	Lorival Nogueira Luz Júnior
Vice President of Finance and Investor Relations	Elcio Ito
Vice President of Operations and Procurement Officer	Vinícius Barbosa

(2)   On January 31, 2019, approved the appointment of Ivan de Souza Monteiro to the position of Vice President of Finance and Investor Relations, in substitution to Elcio Ito. His investiture is scheduled to take place on March 11, 2019.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant – CRC 1SP257406/O-5

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017 Commentary about the company projections behavior

According to the Material Fact dated June 29, 2018, Management's expectation was that the net leverage calculated as the Net debt/Adjusted EBITDA reached 4.35x at the end of 2018 and 3.00x at the end of 2019, after the execution of the Operational and Financial Restructuring Plan.

However, due to the challenging macroeconomic scenario in Argentina and the uncertainties regarding Brexit, the goal of the Plan was not entirely achieved. Consequently, in the year ended December 31, 2018, the Company's net leverage, including the pro forma effects of the sale of assets in Argentina, Europe and Thailand, as well as the total of funds from FIDC, reached 5.07x. For 2019, according to the Material Fact released on February 7, 2019, Management expects that this index will reach 3.65x at the end of the year.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017

OPINION OF THE FISCAL COUNCIL

The Fiscal Council of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the financial statements (parent company and consolidated) for the fiscal year ended on December 31, 2018.

(ii)    the Management Report; and

(iii)  the report issued without qualification by KPMG Auditores Independentes on February 22, 2018;

Based on the documents reviewed and on the explanations provided, the members of the Fiscal Council, undersigned, issued an opinion that the financial statements and the management report appropriately are presented in a position to be considered by the Annual General Meeting.

São Paulo, February 25, 2019.

Attílio Guaspari

Chairman

Marcus Vinicius Dias Severini

Fiscal Council Member

André Vicentini

Fiscal Council Member

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017

Summarized Annual Report of the Audit and Integrity Committee

Summary of the Audit Committee Activities in 2018

The current composition of the Audit and Integrity Committee was elected on June 14, 2018, pursuant to the meeting of the Board of Directors, and have been meeting monthly since the election, in ordinary and extraordinary meetings, in the total of fourteen meetings, and the main topics of discussion are described in the following paragraphs. The Audit and Integrity Committee met with the Fiscal Council in a reserved opportunity and has discussed the main issues monitored during the year in a monthly basis with the Board of Directors.

Issues discussed by the Audit and Integrity Committee

During the period from June 14, 2018 to December 8, 2018, participated in the meeting the Global Chief Executive Officer of the Company, the Vice-Presidents, Executive Directors, Executive Managers, Internal Auditors, Independent Auditors and external advisors to enable the understanding of the processes, internal controls, risks, possible deficiencies and eventual plans for improvement, as well as issuing their recommendations to the Board of Directors and Executive Board of the Company.

The main topics discussed by the Audit and Integrity Committee were:

•         Discussion of the planning, scope and main conclusions obtained in the quarterly review (ITR) and opinion on the issuance of the financial statements of 2018;

•         Monitoring the analysis on the internal controls of the Company with emphasis on the most critical items;

•         Monitoring the implementation of improvements indicated in the internal controls report, as well as the respective action plans of the internal areas for the correction or improvement of the issues;

•         Discussion, approval and supervision of the work Plan and budget of the Internal Audit;

•         Monitoring the accomplishment of the Plan and approval of eventual revisions;

•         Monitoring and analysis of the outcomes of special investigations;

•         Monitoring the Internal Audit reports;

•         Monitoring the implementation of the action plans resulted from the audit reports, with emphasis on the most critical issues, reporting to the Board of Directors the most relevant ones;

•         Monitoring the Compliance activities, and the highly critical investigations conducted by the Compliance Department, in special the internal investigations related to the Carne Fraca and Trapaça Operations;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017

•         Monitoring the class action lawsuit filed in the U.S. Federal District Court in the Southern District of New York alleging, among other things, that the Company, a officer and certain of its former officers and directors engaged in securities fraud or other unlawful business practices related to the Trapaça and Carne Fraca operations. In order to monitor the process, the Audit and Integrity Committee hired advisors specialized in SEC, meeting in Brazil and in the United States;

•         Evaluation and monitoring of the effectiveness of Internal Controls for mapping processes, key controls and indicators, as well as monitoring the action plans to avoid significant deficiencies that could be reported in the financial statements;

•         Discussion and evaluation the corporate risks map;

•         Monitoring the inquiries and complaints received by Transparency Hotline;

•         Monitoring the adoption of the Compliance policies, practices and trainings by the management and employees pursuant the anti-corruption law requirements;

•         Monitoring the management of the conduct adjustment declaration entered with regulatory bodies;

•         Monitoring the questions related to the regulatory bodies and the respective answers sent by the Management;

•         Discussion and evaluation of stocks controls;

•         Discussion and evaluation of the process of revenue cutoff;

•         Discussion and evaluation of the fixed asset control and demobilization plan;

•         Discussion and evaluation of the accounting and controls for client bonus;

•         Discussion of the implementation of controls in the subsidiaries of the Company;

•         Opinion for approval, by the Board of Directors, of the annual financial statements;

•         Review and comments on the quarterly financials (ITR);

•         Evaluation and monitoring, with the management and Internal Audit, of the adequacy of the related parties’ transactions executed by the Company;

•         Discussion and monitoring the update of the Reference Form;

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017

STATUTORY AUDIT COMMITTEE OPINION

In the exercising of its legal and statutory duties, BRF’s Audit Committee has examined the financial statements (parent company and consolidated) for the fiscal year ending December 31, 2018; the Management Report; and the report issued without qualification by KPMG Auditores Independentes.

There were no instances of significant divergences between the Company’s management, the independent auditors and the Audit Committee with respect to the Company’s Financial Statements.

Based on the examined documents and the clarifications rendered, the undersigned members of the Audit Committee are of the opinion that the financial statements in all material respects are fairly presented and should be approved.

São Paulo, February 25, 2019.

Francisco Petros O. L. Papathanasiadis

Audit Committee Coordinator

Roberto Antonio Mendes

Independent Member

Walter Malieni Júnior

Board Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa (1)

Independent Member

(1)  On January 31, 2019 Sérgio Ricardo Silva Rosa has been replaced by Thomás Tosta de Sá.

(A FREE TRANSLATION INTO ENGLISH OF THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) FINANCIAL STATEMENTS Year ended December 31, 2018 and 2017

OPINION OF EXECUTIVE BOARD ON THE CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's consolidated financial statements for the fiscal year ended on December 31, 2018; and

(ii)    reviewed, discussed and agreed with opinions expressed in the KPMG Auditores Independentes, reported on the Company's consolidated financial statements for the fiscal year ended on December 31, 2018.

São Paulo, February 25, 2019.

Pedro Pullen Parente

Global Chief Executive Officer

Lorival Nogueira Luz Júnior

Global Chief Operating Officer

Elcio Ito (1)

Vice President of Finance and Investor Relations

Vinícius Barbosa

Vice President of Operations and Procurement Officer

(1)   On January 31, 2019, approved the appointment of Ivan de Souza Monteiro to the position of Vice President of Finance and Investor Relations, in substitution to Elcio Ito. His investiture is scheduled to take place on March 11, 2019.